                                                                   Exhibit 99(a)

                                TABLE OF CONTENTS


FINANCIAL REVIEW
         Overview................................................................1
         Earnings Performance....................................................5
            Net Interest Income..................................................5
            Noninterest Income...................................................8
            Noninterest Expense..................................................9
            Earnings/Ratios Excluding Goodwill and Nonqualifying CDI............13
         Balance Sheet Analysis.................................................15
            Investment Securities...............................................15
              (table on page 47)
            Loan Portfolio......................................................16
              (table on page 49)
            Nonaccrual and Restructured Loans and Other Assets..................19
            Allowance for Loan Losses...........................................21
              (table on page 52)
            Deposits............................................................24
            Market Risks........................................................25
            Derivative Financial Instruments....................................26
            Liquidity Management................................................27
            Capital Management..................................................28
         Comparison of 1996 Versus 1995.........................................29
         Additional Information.................................................29

FINANCIAL STATEMENTS

         Consolidated Statement of Income.......................................30
         Consolidated Balance Sheet.............................................31
         Consolidated Statement of Changes in Stockholders' Equity..............32
         Consolidated Statement of Cash Flows...................................34
         Notes to Financial Statements..........................................35

INDEPENDENT AUDITORS' REPORT....................................................99

QUARTERLY FINANCIAL DATA.......................................................100

FINANCIAL REVIEW

OVERVIEW

On November 2, 1998, the former Wells Fargo & Company (the former Wells Fargo) merged (the Merger) with WFC Holdings Corporation (WFC Holdings), a wholly-owned subsidiary of Norwest Corporation, with WFC Holdings as the surviving corporation. In connection with the Merger, Norwest Corporation changed its name to "Wells Fargo & Company." Norwest Corporation as it was before the Merger is referred to as the former Norwest. The Merger was accounted for as a pooling of interests and, accordingly, the information included in the financial review presents the combined results as if the Merger had been in effect for all periods presented. Certain amounts in the financial review for prior years have been reclassified to conform with the current financial statement presentation.

Wells Fargo & Company is a $186 billion diversified financial services company providing banking, insurance, investments, mortgage and consumer finance through 5,836 stores and other distribution channels in all 50 states, Canada, the Caribbean, Latin America and elsewhere internationally. It ranked seventh in assets and third in the market value of its stock at December 31, 1997 among U.S. bank holding companies. In this Supplemental Annual Report, Wells Fargo & Company and its subsidiaries are referred to as the Company and Wells Fargo & Company is referred to as the Parent.

This Supplemental Annual Report (including information incorporated by reference in this Supplemental Annual Report) includes forward-looking statements about the Company's financial condition, results of operations, plans, objectives and future performance and business. These statements generally include the words "believe," "expect," "anticipate," "estimate," "may," "will" or similar expressions that suggest the statements are forward looking in nature.

These forward-looking statements involve inherent risks and uncertainties. The Company cautions readers that a number of factors--many of which are beyond the control of the Company--could cause actual results to differ materially from those in the forward-looking statements. Among these factors are changes in political and economic conditions, interest rate fluctuations, technological changes (including the "Year 2000" data systems compliance issue), customer disintermediation, competitive product and pricing pressures in the Company's geographic and product markets, equity and fixed income market fluctuations, personal and commercial customers' bankruptcies, inflation, changes in law, changes in fiscal, monetary, regulatory and tax policies, monetary fluctuations, credit quality and credit risk management, mergers and acquisitions, the integration of merged and acquired companies, and success in gaining regulatory approvals when required.

RECENT ACCOUNTING STANDARDS

The Company adopted on December 31, 1997 Statement of Financial Accounting Standards No. 128 (FAS 128), Earnings per Share. This Statement establishes standards for computing and presenting earnings per common share. It requires dual presentation of earnings per common share and diluted earnings per common share on the face of the income statement and a reconciliation of the numerator and denominator of both earnings per common share computations. The Statement requires restatement of all prior period earnings per common share data presented, including interim periods.

The Company adopted on January 1, 1998, FAS 130, Reporting Comprehensive Income. This Statement establishes standards for reporting and displaying comprehensive income and its components in the financial statements. It requires that a company classify items of other comprehensive income, as defined by accounting standards, by their nature in the financial statements. Other comprehensive income, as defined, is net of income taxes. Cumulative other comprehensive income is to be displayed separately in the equity section of the balance sheet and the consolidated statement of changes in stockholders' equity. Reclassification of financial statements for earlier periods provided for comparative purposes is required.

The Company adopted on December 31, 1998, FAS 132, Employers' Disclosures about Pensions and Other Postretirement Benefits. The Statement only addresses disclosure issues; it does not address measurement and recognition of pensions and other postretirement benefits. This Statement requires the reconciliation of changes in benefit obligation and plan assets for both pensions and other postretirement benefits, showing the effects of the major components separately for each reconciliation. FAS 132 is not expected to materially change the Company's current pension and other postretirement disclosures.

In June 1998, the Financial Accounting Standards Board (FASB) issued FAS 133, Accounting for Derivative Instruments and Hedging Activities, which will be effective for the Company's financial statements for periods beginning

January 1, 2000. This Statement requires companies to record derivatives on the balance sheet, measured at fair value. Changes in the fair values of those derivatives would be accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. The key criterion for hedge accounting is that the hedging relationship must be highly effective in achieving offsetting changes in fair value or cash flows. The Company has not yet determined when it will implement the Statement nor has it completed the complex analysis required to determine the impact on the financial statements.

In October 1998, the FASB issued FAS 134, Accounting for Mortgage-Backed Securities Retained after Securitization of Mortgage Loans Held for Sale by a Mortgage Banking Enterprise. This Statement requires that after the securitization of mortgage loans held for sale, an entity engaged in mortgage banking activities classify the resulting mortgage-backed securities or other retained interests based on its ability and intent to sell or hold investments. The Company implemented FAS 134 in the fourth quarter of 1998. The Statement is not expected to have a material impact on the Company's Financial Statements.

Table 1

RATIOS AND PER COMMON SHARE DATA

--------------------------------------------------------------------------------------------------
                                                                            Year ended December 31,
                                                            --------------------------------------
                                                                1997           1996           1995
--------------------------------------------------------------------------------------------------
PROFITABILITY RATIOS
Net income to average total assets (ROA)                         1.37%         1.31%          1.70%
Net income applicable to common stock
  to average common stockholders' equity (ROE)                  12.81         12.73          25.34
Net income to average stockholders' equity                      12.67         12.52          23.50

EFFICIENCY RATIO (1)                                             62.6%         67.0%          61.2%

NET INCOME AND RATIOS EXCLUDING
GOODWILL AND NONQUALIFYING  CORE DEPOSIT
INTANGIBLE AMORTIZATION AND BALANCES
("CASH" OR "TANGIBLE") (2)
Net income applicable to common stock                          $3,031        $2,616         $2,015
Earnings per common share                                        1.85          1.68           1.76
Diluted earnings per common share                                1.83          1.67           1.71
ROA                                                              1.78%         1.66%          1.81%
ROE                                                             30.49         28.55          30.53

Efficiency ratio                                                 57.8          63.5           61.0

CAPITAL RATIOS
At year end:
   Common stockholders' equity to assets                        10.40%        10.21%          6.91%
   Stockholders' equity to assets                               10.65         10.63           7.56
   Risk-based capital (3)
      Tier 1 capital                                             8.16          7.96           8.30
      Total capital                                             11.20         11.11          11.09
   Leverage (3)                                                  6.72          6.36           6.28
Average balances:
   Common stockholders' equity to assets                        10.52          9.91           6.43

   Stockholders' equity to assets                               10.82         10.48           7.23

PER COMMON SHARE DATA
Dividend payout (4)                                                41%           38%            27%
Book value                                                     $11.92        $11.66         $10.27
Market prices (5):
   High                                                        $39.50        $23.44         $17.38
   Low                                                          21.38         15.25          11.31
   Year end                                                     38.75         21.75          16.50

--------------------------------------------------------------------------------------------------

(1) The efficiency ratio is defined as noninterest expense divided by the total of net interest income and noninterest income.
(2) Nonqualifying core deposit intangible (CDI) amortization and average balance excluded from these calculations are, with the exception of the efficiency ratio, net of applicable taxes. The after-tax amounts for the amortization and average balance of nonqualifying CDI were $240 million and $1,045 million, respectively, for the year ended December 31, 1997. Goodwill amortization and average balance (which are not tax effected) were $433 million and $8,186 million, respectively, for the year ended December 31, 1997. See page 14 for additional information.
(3) See the Capital Adequacy/Ratios section for additional information.
(4) Dividends declared per common share as a percentage of earnings per common share.
(5) Based on daily closing prices reported on the New York Stock
    Exchange Composite Transaction Reporting System.

Table 2

FIVE-YEAR SUMMARY OF SELECTED FINANCIAL DATA

-------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     % CHANGE
                                                                                                                         1997/
(in millions)                            1997            1996            1995             1994           1993            1996
-------------------------------------------------------------------------------------------------------------------------------
INCOME STATEMENT
Net interest income                  $  8,648        $  8,222        $  5,923        $  5,414        $  5,160               5%
Provision for loan losses               1,140             500             312             365             708             128
Noninterest income                      5,599           4,724           3,141           2,805           2,640              19
Noninterest expense                     8,914           8,679           5,551           5,217           5,183               3
Net income                              2,499           2,228           1,988           1,642           1,130              12

Earnings per common share            $   1.50        $   1.38        $   1.66        $   1.40        $   1.85               9%
Diluted earnings per
   common share                          1.48            1.36            1.62            1.36            1.74               9

Dividends declared
   per common share (1)                  .615            .525            .450            .383            .320              11

BALANCE SHEET
(at year end)
Securities available for sale        $ 27,872        $ 29,752        $ 24,163        $ 25,949        $ 25,530              (6)%
Loans                                 106,311         105,760          70,780          66,575          59,829               1
Allowance for loan losses               3,062           3,059           2,711           2,872           2,911              --
Goodwill                                8,062           8,200           1,212             574             618              (2)
Assets                                185,685         188,633         122,200         112,674         107,170              (2)
Core deposits                         122,327         128,178          77,355          72,738          75,379              (5)
Long-term debt                         17,335          18,142          16,726          12,039          11,072              (4)
Guaranteed preferred
   beneficial interests in
   Company's subordinated
   debentures                           1,299           1,150              --              --              --              13
Common stockholders' equity            19,315          19,262           8,448           6,628           6,928              --
Stockholders' equity                   19,778          20,051           9,239           7,629           7,947              (1)

-----------------------------------------------------------------------------------------------------------------------------

(1) Dividends declared per common share represent the dividends of the former Norwest. Dividends declared per common share for the former Wells Fargo were $5.20, $5.20, $4.60, $4.00 and $2.25 for 1997, 1996, 1995, 1994 and
    1993, respectively.

EARNINGS PERFORMANCE

NET INTEREST INCOME

Net interest income is the difference between interest income (which includes yield-related loan fees) and interest expense. Net interest income on a taxable-equivalent basis was $8,705 million in 1997, compared with $8,265 million in 1996.

Net interest income on a taxable-equivalent basis expressed as a percentage of average total earning assets is referred to as the net interest margin, which represents the average net effective yield on earning assets. For 1997, the net interest margin was 5.86%, compared with 5.87% in 1996.

Table 4 presents the individual components of net interest income and net interest margin.

Interest income included hedging income of $79 million in 1997, compared with $91 million in 1996. Interest expense included hedging income of $81 million in 1997, compared with $51 million in 1996.

Table 4

AVERAGE BALANCES, YIELDS, RATES PAID AND ANALYSIS OF CHANGES IN NET INTEREST INCOME (TAXABLE-EQUIVALENT BASIS) (1)(2)

-----------------------------------------------------------------------------------------------------------------------
                                                                               1997                                1996
                                                      -----------------------------       -----------------------------
                                                                           INTEREST                            INTEREST
                                                     AVERAGE     YIELDS/    INCOME/       AVERAGE    YIELDS/    INCOME/
(in millions)                                        BALANCE       RATES    EXPENSE       BALANCE      RATES    EXPENSE
-----------------------------------------------------------------------------------------------------------------------
EARNING ASSETS
Federal funds sold and securities purchased
  under resale agreements                            $  1,131     5.39%    $    61        $  1,596     5.46%    $    87
Securities available for sale (3):
  Securities of U.S. Treasury and federal
    agencies                                            5,078     6.16         312           3,730     5.95         221
  Securities of U.S. states and political
    subdivisions                                        1,352     8.49         112             907     8.89          79
  Mortgage-backed securities:
    Federal agencies                                   19,844     7.13       1,403          20,199     6.98       1,410
    Private collateralized mortgage obligations         3,024     6.81         206           2,852     6.51         187
                                                     --------              -------        --------              -------
      Total mortgage-backed securities                 22,868     7.09       1,609          23,051     6.92       1,597
  Other securities                                      1,373     4.72          67           1,567     5.03          77
                                                     --------              -------        --------              -------
    Total securities available for sale                30,671     6.88       2,100          29,255     6.76       1,974
Securities held to maturity                                --       --          --              --       --          --
                                                     --------              -------        --------              -------
    Total securities                                   30,671     6.88       2,100          29,255     6.76       1,974
Loans held for sale (3)                                 3,849     8.11         312           3,560     9.22         328
Mortgages held for sale (3)                             6,741     7.27         490           6,889     7.68         529
Loans:
  Commercial                                           29,951     9.18       2,748          27,547     9.15       2,520
  Real estate 1-4 family first mortgage                15,866     8.75       1,341          15,522     8.64       1,301
  Other real estate mortgage                           16,205     9.58       1,552          15,612     9.21       1,438
  Real estate construction                              3,298     9.92         327           2,940    10.25         301
  Consumer:
    Real estate 1-4 family junior lien mortgage         9,880     9.39         949           8,995     9.11         844
    Credit card                                         6,663    14.53         968           6,505    15.03         979
    Other revolving credit and monthly payment         16,947    12.42       2,105          16,505    12.25       2,022
                                                     --------              -------        --------              -------
      Total consumer                                   33,490    12.28       4,022          32,005    12.24       3,845
  Lease financing                                       4,285     8.38         359           3,347     8.15         272
  Foreign                                               1,042    20.31         212             950    20.52         195
                                                     --------              -------        --------              -------
        Total loans (4)                               104,137    10.14      10,561          97,923    10.08       9,872
Other                                                   2,273     5.93         134           1,696     5.51          94
                                                     --------              -------        --------              -------
          Total earning assets / total increase
              (decrease) in interest income          $148,802     9.19      13,658        $140,919     9.15      12,884
                                                     --------              -------        --------              -------
                                                     --------                             --------
FUNDING SOURCES
Deposits:
  Interest-bearing checking                          $  3,016     1.66          50        $  6,749     1.38          93
  Market rate and other savings                        51,182     2.58       1,322          45,049     2.68       1,207
  Savings certificates                                 28,581     5.27       1,506          26,853     5.17       1,390
  Other time deposits                                   3,708     5.64         209           3,245     5.77         187
  Deposits in foreign offices                           1,287     4.85          62             719     4.76          34
                                                     --------              -------        --------              -------
      Total interest-bearing deposits                  87,774     3.59       3,149          82,615     3.52       2,911
Short-term borrowings                                  11,362     5.37         610          10,692     5.25         562
Long-term debt                                         17,149     6.38       1,093          18,283     6.24       1,140
Guaranteed preferred beneficial interests in
  Company's subordinated debentures                     1,287     7.82         101              82     7.81           6
                                                     --------              -------        --------              -------
      Total interest-bearing liabilities              117,572     4.21       4,953         111,672     4.14       4,619
Portion of noninterest-bearing funding sources         31,230       --          --          29,247       --          --
                                                     --------              -------        --------              -------
          Total funding sources / total increase
              (decrease) in interest expense         $148,802     3.33       4,953        $140,919     3.28       4,619
                                                     --------              -------        --------              -------
                                                     --------                             --------
NET INTEREST MARGIN AND NET INTEREST INCOME ON
  A TAXABLE-EQUIVALENT BASIS (5) / INCREASE
  (DECREASE) IN NET INTEREST INCOME ON A
  TAXABLE-EQUIVALENT BASIS                                        5.86%   $  8,705                    5.87%     $ 8,265
                                                                 -----     -------                   -----      -------
                                                                 -----     -------                   -----      -------
NONINTEREST-EARNING ASSETS
Cash and due from banks                              $ 11,609                             $ 11,442
Goodwill                                                8,186                                6,477
Other                                                  13,653                               11,051
                                                     --------                             --------
          Total noninterest-earning assets           $ 33,448                             $ 28,970
                                                     --------                             --------
                                                     --------                             --------

NONINTEREST-BEARING FUNDING SOURCES
Deposits                                              $37,710                             $ 34,952
Other liabilities                                       7,243                                5,466
Preferred stockholders' equity                            554                                  968
Common stockholders' equity                            19,171                               16,831
Noninterest-bearing funding sources used to
  fund earning assets                                 (31,230)                             (29,247)
                                                     --------                             --------
          Net noninterest-bearing funding sources    $ 33,448                             $ 28,970
                                                     --------                             --------
                                                     --------                             --------

TOTAL ASSETS                                         $182,250                             $169,889
                                                     --------                             --------
                                                     --------                             --------
------------------------------------------------------------------------------------------------------------------

  (1) The average prime rate of the Company was 8.44%, 8.27% and 8.83% for 1997, 1996 and 1995, respectively. The average three-month London Interbank Offered Rate (LIBOR) was 5.74%, 5.51% and 6.04% for the same years, respectively.
  (2) Interest rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.
  (3)  Yields are based on amortized cost balances.

--------------------------------------------------------------------------------------------------------------
                                 1995                                                  YEAR ENDED DECEMBER 31,
-------------------------------------       ------------------------------------------------------------------
                                                     1997 OVER 1996(7)                      1996 OVER 1995 (6)
                             INTEREST       --------------------------              --------------------------
AVERAGE        YIELDS/        INCOME/
BALANCE          RATES        EXPENSE       VOLUME     RATES     TOTAL              VOLUME     RATES     TOTAL
---------------------------------------------------------------------------------------------------------------
$     645        5.83%       $   38         $  (25)    $  (1)    $  (26)            $   52     $  (3)    $   49

    1,604        6.60           105             83         8         91                127       (11)       116
      124       20.80             9             37        (4)        33                 91       (21)        70

   13,897        7.27         1,017            (30)       23         (7)               435       (42)       393
    1,252        6.39            82             11         8         19                103         2        105
---------                    ------
   15,149        7.19         1,099
      750       12.06            50             (7)       (3)       (10)                86       (59)        27
---------                    ------
   17,627        7.48         1,263
    7,666        5.40           477             --        --         --               (477)       --       (477)
---------                    ------
   25,293        5.40         1,740
    2,557        8.88           227             25       (41)       (16)                92         9        101
    4,996        7.86           393            (11)      (28)       (39)               145        (9)       136

   17,773        9.67         1,718            220         8        228                899       (97)       802
   11,883        8.51           976             25        15         40                310        15        325
   11,742        9.40         1,104             55        59        114                357       (23)       334
    1,833       10.06           184             36       (10)        26                113         4        117

    7,512        8.64           678             80        25        105                130        36        166
    5,939       15.54           923             23       (34)       (11)                87       (31)        56
   10,887       13.26         1,444             55        28         83                695      (117)       578
---------                    ------
   24,338       13.16         3,045
    2,284        8.51           194             79         8         87                 87        (9)        78
      704       23.01           162             19        (2)        17                 52       (19)        33
---------                    ------
   70,557       10.47         7,383
      940        5.87            55             33         7         40                 43        (4)        39
---------                    ------         ------     -----     ------             ------     -----     ------

$ 104,988        9.36         9,836            708        67        774              3,427      (379)     3,048
---------                    ------         ------     -----     ------             ------     -----     ------
---------

$   6,423        1.24            80         $  (59)       16        (43)            $    4         9         13
   28,622        2.78           796            161       (46)       115                441       (30)       411
   18,889        5.33         1,007             89        27        116                414       (31)       383
    2,244        5.81           131             26        (4)        22                 57        (1)        56
    2,381        5.86           139             27         1         28                (83)      (22)      (105)
---------                    ------
   58,559        3.68         2,153
   12,682        5.88           746             35        13         48               (109)      (75)      (184)
   14,996        6.53           980            (72)       25        (47)               205       (45)       160

       --          --            --             95        --         95                  6        --          6
---------                    ------
   86,237        4.50         3,879
   18,751          --            --             --        --         --                 --        --         --
---------                    ------         ------     -----     ------             ------     -----     ------

$ 104,988        3.69         3,879            302        32        334                935      (195)       740
---------                    ------         ------     -----     ------             ------     -----     ------
---------

                 5.67%       $5,957         $  406     $  34     $  440             $2,492     $(184)    $2,308
                 ----        ------         ------     -----     ------             ------     -----     ------
                 ----        ------         ------     -----     ------             ------     -----     ------

$   5,858
      895
    5,273
---------
$  12,026
---------
---------

$  19,070
    3,246
      942
    7,519

  (18,751)
---------
$  12,026
---------
---------

$ 117,014
---------
---------
--------------------------------------------------------------------------------

(4) Nonaccrual loans and related income are included in their respective loan categories.
(5) Includes taxable-equivalent adjustments that primarily relate to income on certain loans and securities that is exempt from federal and applicable state income taxes. The federal statutory tax rate was 35% for all years presented.
(6) These columns allocate the changes in net interest income on a taxable-equivalent basis to changes in either average balances or average rates for both interest-earning assets and interest-bearing liabilities.

NONINTEREST INCOME

Table 5 shows the major components of noninterest income.

Table 5

NONINTEREST INCOME

-------------------------------------------------------------------------------------------------------------------
                                                                                                          % Change
                                                                   Year ended December 31,       ------------------
                                                    -------------------------------------          1997/       1996/
(in millions)                                         1997           1996            1995          1996        1995
-------------------------------------------------------------------------------------------------------------------
Service charges on deposit accounts                 $1,244         $1,198          $  747             4%         60%
Trust and investment fees and commissions:
   Asset management and custody fees                   603            510             370            18          38
   Mutual fund and annuity sales fees                  273            190             105            44          81
   All other                                            78             75              65             4          15
                                                    ------         ------          ------
      Total trust and investment fees
         and commissions                               954            775             540            23          44

Credit card fee revenue                                448            350             293            28          19
Other fees and commissions:
   ATM network fees                                    176            107              55            64          95
   Charges and fees on loans                           254            209             111            22          88
   All other                                           396            373             256             6          46
                                                    ------         ------          ------
      Total other fees and commissions                 826            689             422            20          63

Mortgage banking:
   Origination and other closing fees                  314            305             198             3          54
   Servicing fees, net of amortization                 324            318             228             2          39
   Net gains (losses) on sales of mortgage
      servicing rights                                  (8)            57              81            --         (30)
   Net gains (losses) on sales of mortgages            120             13             (24)          823          --
   Other                                               177            151              69            17         119
                                                    ------         ------          ------
      Total mortgage banking                           927            844             552            10          53

Insurance                                              336            280             225            20          24
Net venture capital gains                              191            256             102           (25)        151
Net gains (losses) on securities available for sale     99             12             (52)          725          --
Income from equity investments accounted
   for by the:
   Cost method                                         157            137              58            15         136
   Equity method                                        57             24              39           138         (38)
Net gains (losses) on sales of loans                    30             22             (40)           36          --
Net gains (losses) from dispositions of operations      15            (95)            (89)           --           7
Net losses on dispositions of premises
   and equipment                                       (76)           (45)            (38)           69          18
All other                                              391            277             382            41         (27)
                                                    ------         ------          ------

      Total                                         $5,599         $4,724          $3,141            19%         50%
                                                    ------         ------          ------           ---          --
                                                    ------         ------          ------           ---          --

-------------------------------------------------------------------------------------------------------------------

The increase in net gains on sales of mortgages is substantially due to an increase in loan volume and favorable market conditions between loan funding and settlement date.

At December 31, 1996, the Company had a liability of $111 million related to the disposition of premises and, to a lesser extent, severance and miscellaneous expenses associated with branches not acquired as a result of the merger with First Interstate Bancorp (First Interstate). Of this amount, $15 million represented the balance of the 1995 accrual for the sale of 13 branches and the closures of 9 branches which were completed in 1997. At December 31, 1996, the remaining balance consisted of a fourth quarter 1996 accrual of $96 million for the disposition of 137 traditional branches in California. Of the $96 million, $48 million was associated with 68 branches that were closed in 1997. In the fourth quarter of 1997, the Company evaluated the remaining 69 scheduled branch closures and decided to retain 37 branches, which resulted in reducing the liability by $27 million. The decision was made based on numerous factors, including the need to maintain customer service levels, particularly given the earlier unstable operating environment associated with integrating First Interstate, as well as the review of profitability analysis demonstrating increased customer usage and improved profitability for these 37 branches. These developments were not anticipated or foreseen at the time this accrual was originally recorded. The remaining $21 million liability at December 31, 1997 was related to 32 branches that were expected to be closed in 1998. In addition, an expense accrual of $27 million was made in the fourth quarter of 1997 representing disposition of premises and, to a lesser extent, severance and communication expenses associated with the disposition in 1998 of 33 traditional branches located mostly outside of California.

NONINTEREST EXPENSE

Table 6 shows the major components of noninterest expense.

Table 6

NONINTEREST EXPENSE

-------------------------------------------------------------------------------------------------------------------
                                                                                                          % Change
                                                                                                  ----------------
                                                                   Year ended December 31,         1997/      1996/
                                                 ----------------------------------------
(in millions)                                         1997           1996            1995          1996       1995
------------------------------------------------------------------------------------------------------------------

Salaries and benefits                               $3,811         $3,624          $2,428             5%        49%
Net occupancy                                          719            688             471             5         46
Equipment                                              739            724             468             2         55
Goodwill                                               433            339              98            28        246
Core deposit intangible:
   Nonqualifying (1)                                   240            227              21             6        981
   Qualifying                                           33             38              43           (13)       (12)
Operating losses                                       374            189             104            98         82
Contract services                                      271            329             185           (18)        78
Telecommunications                                     241            234             133             3         76
Security                                                87             56              21            55        167
Postage                                                210            206             144             2         43
Outside professional services                          262            254             166             3         53
Insurance                                              122             90              62            36         45
Outside data processing                                217            216             140            --         54
Advertising and promotion                              202            234             163           (14)        44
Stationery and supplies                                182            192             124            (5)        55
Travel and entertainment                               188            188             118            --         59
All other                                              583            851             662           (31)        29
                                                    ------         ------          ------

   Total                                            $8,914         $8,679          $5,551             3%        56%
                                                    ------         ------          ------            --        ---
                                                    ------         ------          ------            --        ---
------------------------------------------------------------------------------------------------------------------

(1) Amortization of core deposit intangible acquired after February 1992 that is subtracted from stockholders' equity in computing regulatory capital for bank holding companies.

The increase in operating losses in 1997 was predominantly a result of back-office problems which arose subsequent to certain systems conversions and other changes to operating processes that were part of the First Interstate integration. These problems were related to clearing accounts with other banks, misposting of deposits and loan payments to customer accounts and processing of returned items. Since the inception of these problems, management dedicated resources to resolve the increasing volume of ensuing suspense items. In the second quarter of 1997, based on the age and volume of suspense items as well as additional research and better insight, management determined that many of the items would not be cleared or collected. Consequently, it was determined that there was a need to record an operating loss related to the outstanding items. Substantially all of these items were written off in the third quarter.

Goodwill and CDI amortization resulting from the First Interstate merger were $292 million and $223 million, respectively, for the year ended December 31, 1997, compared with $216 million and $206 million, respectively, for the year ended December 31, 1996. The core deposit intangible is amortized on an accelerated basis based on an estimated useful life of 15 years. The impact on noninterest expense from the amortization of the nonqualifying core deposit intangible in 1998, 1999 and 2000 is expected to be $200 million, $177 million and $162 million, respectively. The related impact on income tax expense is expected to be a benefit of $81 million, $72 million and $66 million in 1998, 1999 and 2000, respectively.

During 1998, the Company continued with its company-wide project to prepare the Company's systems for Year 2000 compliance. The Year 2000 issue relates to computer systems that use two digits rather than four to define the applicable year and whether such systems will properly process information when the year changes to 2000. "Systems" include all firmware, hardware, networks, system and application software, and commercial "off the shelf" software, and embedded technology such as properties/date impacted processors in automated systems such as elevators, telephone systems, security systems, vault systems, heating and cooling systems and others. Priority is given to "mission critical" systems. A system is considered "mission critical" if it is vital to the successful continuation of a core business activity.

The former Norwest's Year 2000 readiness project is divided into four phases
- Phase I: a comprehensive assessment and inventory of applicable software, system hardware devices, data and voice communication devices and embedded technology intended to determine Year 2000 vulnerability and risk; Phase II: date detection on systems intended to determine which systems must be remediated and which systems are compliant and require testing only, determination of the resources and costs, and the development of schedules and high level testing plans for the repair, replacement and/or retirement of systems that are determined not to be compliant; Phase III: repair, replacement and/or retirement of systems that are determined not to be Year 2000 compliant, and planning the integration testing for those systems that have interfaces with other systems both internal and external to the Company, such as customers and suppliers; and Phase IV: integration testing on applicable systems to validate that interfaces are Year 2000 compliant and contingency planning.
The former Norwest has substantially completed Phases I, II and III of its Year 2000 project.

The former Wells Fargo, following an initial awareness phase, utilizes a four-phase plan for achieving Year 2000 readiness. The Assessment Phase (Phase I) is intended to determine which computers, operating systems, applications and facilities require remediation and prioritizing those remediation efforts. The Assessment Phase has been completed except for the on-going assessment of new systems. The Renovation Phase (Phase II) addressed the correction or replacement of any non-compliant hardware, software or facilities and has been substantially completed. All renovated software, both in-house applications and vendor software was placed back into production before commencement of the Validation Phase (Phase III). The Validation Phase, which involves testing of in-house systems, vendor software and service providers, is in process. During Phase IV, the Implementation Phase, remediated and validated code will be tested in interfaces with customers, business partners, government institutions and others.

It is anticipated that the Company will have substantially completed the unfinished phases discussed in the preceding two paragraphs by June 30, 1999.

The Company may be impacted by the Year 2000 compliance issues of governmental agencies, businesses and other entities who provide data to, or receive data from, the Company, and by entities, such as borrowers, vendors, customers and business partners, whose financial condition or operational capability is significant to the Company. The Company's Year 2000 project also includes assessing the Year 2000 readiness of certain customers, borrowers, vendors, business partners, counterparties and governmental entities. In addition to assessing the readiness of these external parties, the Company is developing contingency plans which will include plans to recover operations and alternatives to mitigate the effects of counterparties whose own failure to properly address Year 2000 issues may adversely impact the Company's ability to perform certain functions. These contingency plans are expected to be substantially completed by June 30, 1999.

Through September 30, 1998, the Company currently estimates that its total cost for the Year 2000 project will approximate $300 million. To date, the Company has incurred charges of $151 million related to its Year 2000 project and $46 million and $125 million total expenditures were incurred in the quarter and nine months ended September 30, 1998, respectively. Charges for the former Norwest include the cost of internal staff redeployed to the Year 2000 project, as well as external consulting costs and costs of accelerated replacement of hardware and software due to Year 2000 issues. Charges for the former Wells Fargo include the cost of external consulting costs and costs of accelerated replacement of hardware and software, but do not include the cost of internal staff redeployed to the Year 2000 project. The Company does not believe that the redeployment of internal staff for the former Wells Fargo will have a material impact on the financial condition or results of operations for the Company.

The foregoing paragraphs contain a number of forward-looking statements. These statements reflect management's best current estimates, which were based on numerous assumptions about future events, including the continued availability of certain resources, representations received from third party service providers and other third parties, and additional factors. There can be no guarantee that these estimates, including Year 2000 costs, will be achieved, and actual results could differ materially from those estimates. A number of important factors could cause management's estimates and the impact of the Year 2000 issue to differ materially from what is described in the forward-looking statements contained in the above paragraphs. Those factors include, but are not limited to, uncertainties in the cost of hardware and software, the availability and cost of programmers and other systems personnel, inaccurate or incomplete execution of the phases, ineffective remediation of computer code, and whether the Company's customers, vendors, competitors and counterparties effectively address the Year 2000 issue.

If Year 2000 issues are not adequately addressed by the Company and significant third parties, the Company's business, results of operations and financial position could be materially adversely affected. Failure of certain vendors to be Year 2000 compliant could result in disruption of important services upon which the Company depends, including, but not limited to, such services as telecommunications, electrical power and data processing. Failure of the Company's loan customers to properly prepare for the Year 2000 could also result in increases in problem loans and credit losses in future years. Notwithstanding the Company's efforts, there can be no assurance that the Company or significant third party vendors or other significant third parties will adequately address their Year 2000 issues. The Company is continuing to assess the Year 2000 readiness of third parties but does not know at this time whether the failure of third parties to be Year 2000 compliant will have a material effect on the Company's results of operations, liquidity and financial condition.

The forward-looking statements made in the foregoing Year 2000 discussion speak only as of the date on which such statements are made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events.

EARNINGS/RATIOS EXCLUDING GOODWILL AND NONQUALIFYING CDI

Table 7 reconciles reported earnings to net income excluding goodwill and nonqualifying core deposit intangible amortization ("cash" or "tangible") for the year ended December 31, 1997. Table 8 presents the calculation of the ROA, ROE and efficiency ratios excluding goodwill and nonqualifying core deposit intangible amortization and balances for the year ended December 31, 1997. These calculations were specifically formulated by the Company and may not be comparable to similarly titled measures reported by other companies. Also, "cash" or "tangible" earnings are not entirely available for use by management. See the Consolidated Statement of Cash Flows and Note 3 to Financial Statements for other information regarding funds available for use by management.

Table 7

EARNINGS EXCLUDING GOODWILL AND NONQUALIFYING CDI

-------------------------------------------------------------------------------------------------------------------
                                                                                                         Year ended
(in millions)                                                                                     December 31, 1997
-------------------------------------------------------------------------------------------------------------------
                                                                                     Amortization
                                                                       --------------------------
                                                                                    Nonqualifying
                                                      Reported                       core deposit            "Cash"
                                                      earnings         Goodwill        intangible          earnings
-------------------------------------------------------------------------------------------------------------------
Income before income tax expense                        $4,193              $433             $240            $4,866
   Income tax expense                                    1,694                --               98             1,792
                                                        ------              ----             ----            ------
Net income                                               2,499               433              142             3,074
   Preferred stock dividends                                43                --               --                43
                                                        ------              ----             ----            ------
Net income applicable to common stock                   $2,456              $433             $142            $3,031
                                                        ------              ----             ----            ------
                                                        ------              ----             ----            ------
Earnings per common share                               $ 1.50              $.26             $.09            $ 1.85
                                                        ------              ----             ----            ------
                                                        ------              ----             ----            ------

Diluted earnings per common share                       $ 1.48              $.26             $.09            $ 1.83
                                                        ------              ----             ----            ------
                                                        ------              ----             ----            ------

-------------------------------------------------------------------------------------------------------------------

Table 8

RATIOS EXCLUDING GOODWILL AND NONQUALIFYING CDI

-------------------------------------------------------------------------------------------------------------------
                                                                                                         Year ended
(in millions)                                                                                     December 31, 1997
-------------------------------------------------------------------------------------------------------------------
                           ROA:                      A / (C-E)  =               1.78%
                           ROE:                      B / (D-E)  =               30.49%
                           Efficiency:               (F-G) / H  =               57.84%

Net income                                                                                           $   3,074  (A)
Net income applicable to common stock                                                                    3,031  (B)
Average total assets                                                                                   182,250  (C)
Average common stockholders' equity                                                                     19,171  (D)
Average goodwill ($8,186) and after-tax nonqualifying core deposit intangible ($1,045)                   9,231  (E)
Noninterest expense                                                                                      8,914  (F)
Amortization expense for goodwill and nonqualifying core deposit intangible                                673  (G)
Net interest income plus noninterest income                                                             14,247  (H)

-------------------------------------------------------------------------------------------------------------------

BALANCE SHEET ANALYSIS

A comparison between the year-end 1997 and 1996 balance sheets is presented below.

INVESTMENT SECURITIES

Total investment securities averaged $30.7 billion in 1997, a 5% increase from $29.3 billion in 1996. Total investment securities were $27.9 billion at December 31, 1997, a 6% decrease from $29.8 billion at December 31, 1996.

The securities available for sale portfolio includes both debt and marketable equity securities. At December 31, 1997, the securities available for sale portfolio had an unrealized net gain of $740 million, comprised of unrealized gross gains of $787 million and unrealized gross losses of $47 million. At December 31, 1996, the securities available for sale portfolio had an unrealized net gain of $511 million, comprised of unrealized gross gains of $718 million and unrealized gross losses of $207 million. The unrealized net gain or loss on securities available for sale is reported on an after-tax basis as a valuation allowance that is a separate component of stockholders' equity. At December 31, 1997, the valuation allowance amounted to an unrealized net gain of $474 million, compared with an unrealized net gain of $327 million at December 31, 1996.

The unrealized net gain in the debt securities portion of the securities available for sale portfolio at December 31, 1997 was primarily attributable to mortgage-backed securities, reflecting a decrease in interest rates since the time of purchase. The Company may decide to sell certain of the securities available for sale to manage the level of earning assets (for example, to offset loan growth that may exceed expected maturities and prepayments of securities). (See Note 4 to Financial Statements for securities available for sale by security type.)

At December 31, 1997, mortgage-backed securities, including collateralized mortgage obligations (CMOs), represented $21.2 billion, or 76% of the Company's investment securities portfolio at December 31, 1997. The CMO securities held by the Company (including the private issues) are primarily shorter-maturity class bonds that were structured to have more predictable cash flows by being less sensitive to prepayments during periods of changing interest rates. As an indication of interest rate risk, the Company has estimated the impact of a 200 basis point increase in interest rates on the value of the mortgage-backed securities and the corresponding expected remaining maturities. Based on this rate scenario, mortgage-backed securities would decrease in fair value from $21.2 billion to $20.0 billion.

LOAN PORTFOLIO

The following table presents the remaining contractual principal maturities of selected loan categories at December 31, 1997 and a summary of the major categories of loans outstanding at the end of the last five years. At
December 31, 1997, the Company did not have loan concentrations that exceeded 10% of total loans, except as shown below.

Table 9

--------------------------------------------------------------------------------------------------------------------------------
                                                                      DECEMBER 31, 1997
                                    ---------------------------------------------------
                                                 OVER ONE YEAR                                                       December 31,
                                    ONE YEAR           THROUGH           OVER              -------------------------------------
(in millions)                        OR LESS        FIVE YEARS     FIVE YEARS     TOTAL       1996      1995      1994      1993
--------------------------------------------------------------------------------------------------------------------------------
Selected loan maturities:
   Commercial                        $16,958           $12,373         $2,730   $32,061    $30,794   $20,127   $16,550   $14,533
   Other real estate mortgage          2,514             7,123          6,689    16,326     16,419    11,857    10,616    10,846
   Real estate construction            1,908             1,144            274     3,326      3,247     2,108     1,581     1,676
   Foreign - commercial                  130               110             51       291        357       227       157       111
                                     -------           -------         ------   -------    -------   -------   -------   -------
          Total selected loan
            maturities               $21,510           $20,750         $9,744    52,004     50,817    34,319    28,904    27,166
                                     -------           -------         ------   -------    -------   -------   -------   -------
                                     -------           -------         ------
Other loan categories:
   Real estate 1-4 family first
      mortgage                                                                   14,165      16,051    8,799    14,335    12,669
   Consumer:
      Real estate 1-4 family
         junior lien mortgage                                                    10,618      10,357    6,970     6,433     6,158
   Credit card                                                                    6,671       7,028    5,667     5,636     4,327
   Other revolving credit and
      monthly payment                                                            17,021      16,916   11,715     8,686     7,143
                                                                               --------    --------  -------   -------   -------
         Total consumer                                                          34,310      34,301   24,352    20,755    17,628

   Lease financing                                                                4,968       3,816    2,605     2,095     1,911
   Foreign (1)                                                                      864         775      705       486       455
                                                                               --------    --------  -------   -------   -------
         Total loans                                                           $106,311    $105,760  $70,780   $66,575   $59,829
                                                                               --------    --------  -------   -------   -------
                                                                               --------    --------  -------   -------   -------

--------------------------------------------------------------------------------------------------------------------------------

(1) Foreign loans include foreign other revolving credit and monthly payment and real estate secured by 1-4 family residential properties.

A comparative schedule of average loan balances is presented in Table 4; year-end balances are presented in Note 5 to Financial Statements.

Included in $52.0 billion of selected loan maturities in Table 9 for 1997 are $5.9 billion and $14.8 billion of loans with fixed rates and floating or adjustable rates, respectively, with maturities over one year through five years and $4.6 billion and $5.1 billion of loans with fixed rate and floating or adjustable rates, respectively, with maturities over five years.

Loans averaged $104.1 billion in 1997, compared with $97.9 billion in 1996. Total loans at December 31, 1997 were $106.3 billion, compared with $105.8 billion at year-end 1996. The Company's total unfunded loan commitments were $71.1 billion at December 31, 1997, compared with $65.4 billion at December 31, 1996.

Commercial loans grew 4% to $32.1 billion at year-end 1997, from $30.8 billion at December 31, 1996. Total unfunded commercial loan commitments at December 31, 1997 were $35.2 billion, compared with $35.0 billion at December 31, 1996. Included in the commercial loan portfolio are agricultural loans of $2.9 billion and $2.5 billion at December 31, 1997 and 1996, respectively. Agricultural loans consist of loans to finance agricultural production and other loans to farmers.

The five states with the highest originations of 1-4 family mortgages in 1997 were: California, $10.7 billion; Minnesota, $3.0 billion; Texas, $2.7 billion; Illinois, $2.6 billion; and New Jersey $2.5 billion. The originations in these five states comprise approximately 38.6% of total originations in 1997.

Table 10 summarizes other real estate mortgage loans by state and property type.

Table 10

REAL ESTATE MORTGAGE LOANS BY STATE AND TYPE
(excluding 1-4 family first mortgages)

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                  December 31, 1997
                          ---------------------------------------------------------------------------------------------------------
                                                                                                   Other
                                California           Texas         Nevada      Minnesota          states(2)   All states       Non-
                           ---------------  --------------  ------------- --------------  --------------  --------------   accruals
                                                                                                                             as a %
                           Total      Non-  Total     Non-  Total    Non- Total     Non-  Total     Non-  Total     Non-   of total
(in millions)              loans   accrual  loans  accrual  loans accrual loans  accrual  loans  accrual  loans  accrual    by type
-----------------------------------------------------------------------------------------------------------------------------------

Office buildings           $2,071   $ 79   $  224     $--   $134    $--    $ 92    $ 1    $1,155   $28   $ 3,676  $108          3%
Retail buildings            1,450     24      181       3    101     --     171      1     1,346     9     3,249    37          1
Industrial                  1,300     14      215      --     83     --     204     --       609    10     2,411    24          1
Hotels/motels                 399      4      131      --    375     --      91     --       698     6     1,694    10          1
Apartments                    915     17      154       1    145     --      72     --       468     2     1,754    20          1
Institutional                 334      9       29      --      8     --      --     --       113     3       484    12          2
Agricultural                  277      9       41      --     --     --      59      1       457     8       834    18          2
Land                          204      8      126       2     16      2      16     --       115     1       477    13          3
1-4 family structures (1)       2     --       17       1      1     --      32     --       110     1       162     2          1
Other                         361      8      154       5     94      3     110     --       866     5     1,585    21          1
                           ------   ----   ------     ---   ----    ---    ----    ---    ------   ---   -------  ----
   Total by state          $7,313   $172   $1,272     $12   $957    $ 5    $847    $ 3    $5,937   $73   $16,326  $265          2%
                           ------   ----   ------     ---   ----    ---    ----    ---    ------   ---   -------  ----
                           ------   ----   ------     ---   ----    ---    ----    ---    ------   ---   -------  ----
   % of total loans            45%              8%             6%             5%              36%            100%
                           ------          ------           ----           ----           ------         -------
                           ------          ------           ----           ----           ------         -------

   Nonaccruals as a %
      of total by state                2%               1%            1%            --%              1%
                                    ----              ---           ---            ---             ---
                                    ----              ---           ---            ---             ---
                          ---------------------------------------------------------------------------------------------------------

(1) Represents loans to real estate developers secured by 1-4 family residential developments.
(2) Consists of 37 states; no state had loans in excess of $602 million at December 31, 1997.

Table 11 summarizes real estate construction loans by state and project type.

Table 11

REAL ESTATE CONSTRUCTION LOANS BY STATE AND TYPE

----------------------------------------------------------------------------------------------------------------------------
                                                                                                           December 31, 1997
                       -----------------------------------------------------------------------------------------------------
                                                                                       Other
                           California          Texas     Nevada(1) Arizona(1)         states (2)      All states        Non-
                       --------------   ------------  --------- ---------- -----------------    ----------------    accruals
                                                                                                                     as a %
                       Total      Non- Total     Non- Total       Total     Total        Non-   Total        Non-   of total
(in millions)          loans  accrual  loans accrual  loans       loans     loans    accrual    loans    accrual     by type
----------------------------------------------------------------------------------------------------------------------------
Retail buildings      $  136      $--   $ 34     $--   $ 27        $ 17    $  231      $--     $  445        $--          --%
1-4 family:
   Land                  238       --      7      --      8          --        84       --        337         --          --
   Structures            187       15     88      --     39          87       291        1        692         16           2
Land (excluding
   1-4 family)           132       --     63      --     12          25       185       10        417         10           2
Apartments               100       --     14      --     29           8       157       --        308         --          --
Office buildings          82       --     20      --     13          24        88       --        227         --          --
Industrial                81       --     15      --     14          28        99       --        237         --          --
Hotels/motels             15       --      6      --     41          54        26       --        142         --          --
Institutional              7       --      3      --      4           2        27       --         43         --          --
Agricultural               1       --     --      --     --           4        --       --          5         --          --
Other                    131       --     51       1    105          17       169       --        473          1          --
                      ------      ---   ----     ---   ----        ----      ----     ----      ----        ----         ---

   Total by state     $1,110      $15   $301      $1   $292        $266    $1,357      $11     $3,326        $27           1
                      ------      ---   ----      --   ----        ----    ------      ---     ------        ---         ---
                      ------      ---   ----      --   ----        ----    ------      ---     ------        ---         ---

   % of total loans      33%               9%             9%          8%       41%                100%
                      ------            ----           ----        ----    ------              ------
                      ------            ----           ----        ----    ------              ------

   Nonaccruals as a %
      of total by state             1%            --%                                    1%
                                  ---             --                                   ---
                                  ---             --                                   ---

----------------------------------------------------------------------------------------------------------------------------

(1) There were no loans on nonaccrual at December 31, 1997.
(2) Consists of 31 states; no state had loans in excess of $226 million at December 31, 1997.

NONACCRUAL AND RESTRUCTURED LOANS AND OTHER ASSETS

Table 12 presents comparative data for nonaccrual and restructured loans and other assets. Management's classification of a loan as nonaccrual or restructured does not necessarily indicate that the principal of the loan is uncollectible in whole or in part. Table 12 excludes loans that are contractually past due 90 days or more as to interest or principal, but are both well-secured and in the process of collection or are real estate 1-4 family first mortgage loans or consumer loans that are exempt under regulatory rules from being classified as nonaccrual. This information is presented in a narrative on page 21. Notwithstanding, real estate 1-4 family loans (first and junior liens) are placed on nonaccrual within 150 days of becoming past due (with the exception that junior liens of the former Norwest were placed on nonaccrual at the time of transfer to other real estate (ORE) ) and are shown in the table below. (Note 1 to Financial Statements describes the Company's accounting policies relating to nonaccrual and restructured loans.)

Table 12

NONACCRUAL AND RESTRUCTURED LOANS AND OTHER ASSETS

------------------------------------------------------------------------------------------------------------------
                                                                                                       December 31,
                                                    --------------------------------------------------------------
(in millions)                                        1997          1996           1995          1994          1993
------------------------------------------------------------------------------------------------------------------
Nonaccrual loans (1) (2)                             $706        $  871           $705        $  695        $1,390
Restructured loans (3)                                  9            10             16            17            16
                                                     ----        ------           ----        ------        ------
Nonaccrual and restructured loans                     715           881            721           712         1,406
As a percentage of total loans                         .7%           .8%           1.0%          1.1%          2.4%

Other real estate                                     264           308            244           306           419
Real estate investments (4)                             4             4             13            18            17
                                                     ----        ------           ----        ------        ------

Total nonaccrual and restructured
   loans and other assets                            $983        $1,193           $978        $1,036        $1,842
                                                     ----        ------           ----        ------        ------
                                                     ----        ------           ----        ------        ------
------------------------------------------------------------------------------------------------------------------

(1) Includes commercial agricultural loans of $24 million, $25 million, $13 million, $4 million and $11 million and agricultural loans secured by real estate of $18 million, $13 million, $5 million, $9 million and $25 million at December 31, 1997, 1996, 1995, 1994 and 1993, respectively.
(2) Of the total nonaccrual loans, $411 million, $587 million and $508 million at December 31, 1997, 1996 and 1995, respectively, were considered impaired under FAS 114 (Accounting by Creditors for Impairment of a Loan).
(3) In addition to originated loans that were subsequently restructured, there were loans of $23 million, $50 million and $50 million at December 31, 1997, 1996 and 1995, respectively, that were purchased at a steep discount whose contractual terms were modified after acquisition. The modified terms did not affect the book balance nor the yields expected at the date of purchase. Of the total restructured loans and loans purchased at a steep discount, $23 million, $50 million and $50 million were considered impaired under FAS 114 at December 31, 1997, 1996 and 1995, respectively.
(4) Represents the amount of real estate investments (contingent interest loans accounted for as investments) that would be classified as nonaccrual if such assets were loans. Real estate investments totaled $172 million, $154 million, $96 million, $55 million and $36 million at December 31, 1997, 1996, 1995, 1994 and 1993, respectively.

The Company anticipates normal influxes of nonaccrual loans as it further increases its lending activity as well as resolutions of loans in the nonaccrual portfolio. The performance of any individual loan can be impacted by external factors, such as the interest rate environment or factors particular to a borrower such as actions taken by a borrower's management. In addition, from time to time, the Company purchases loans from other financial institutions that may be classified as nonaccrual based on its policies.

The Company generally identifies loans to be evaluated for impairment under FAS 114 (Accounting by Creditors for Impairment of a Loan) when such loans are on nonaccrual or have been restructured. However, not all nonaccrual loans are impaired. Generally, a loan is placed on nonaccrual status upon becoming 90 days past due as to interest or principal (unless both well-secured and in the process of collection), when the full timely collection of interest or principal becomes uncertain or when a portion of the principal balance has been charged off. Real estate 1-4 family loans (both first liens and junior liens) are placed on nonaccrual status within 150 days of becoming past due as to interest or principal, regardless of security. In contrast, under FAS 114, loans are considered impaired when it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement, including scheduled interest payments. For a loan that has been restructured, the contractual terms of the loan agreement refer to the contractual terms specified by the original loan agreement, not the contractual terms specified by the restructuring agreement. Not all impaired loans are necessarily placed on nonaccrual status. That is, restructured loans performing under restructured terms beyond a specified performance period are classified as accruing but may still be deemed impaired under FAS 114.

For loans covered under FAS 114, the Company makes an assessment for impairment when and while such loans are on nonaccrual, or the loan has been restructured. When a loan with unique risk characteristics has been identified as being impaired, the amount of impairment will be measured by the Company using discounted cash flows, except when it is determined that the sole (remaining) source of repayment for the loan is the operation or liquidation of the underlying collateral. In such cases, the current fair value of the collateral, reduced by costs to sell, will be used in place of discounted cash flows. Additionally, some impaired loans with commitments of less than $1 million are aggregated for the purpose of measuring impairment using historical loss factors as a means of measurement.

If the measurement of the impaired loan is less than the recorded investment in the loan (including accrued interest, net deferred loan fees or costs and unamortized premium or discount), an impairment is recognized by creating or adjusting an existing allocation of the allowance for loan losses. FAS 114 does not change the timing of charge-offs of loans to reflect the amount ultimately expected to be collected.

If interest due on the book balances of all nonaccrual and restructured loans (including loans no longer on nonaccrual or restructured at year end) had been accrued under their original terms, $76 million of interest would have been recorded in 1997, compared with $27 million actually recorded.

ORE at December 31, 1997 decreased to $264 million from $308 million at December 31, 1996.

LOANS 90 DAYS OR MORE PAST DUE AND STILL ACCRUING

Loans contractually past due 90 days or more as to interest or principal, but not included in the nonaccrual or restructured categories totaled $397 million, $444 million, $236 million, $176 million and $146 million at December 31, 1997, 1996, 1995, 1994 and 1993, respectively. All loans in this category are both well-secured and in the process of collection or are real estate 1-4 family first mortgage loans or consumer loans that are exempt under regulatory rules from being classified as nonaccrual because they are automatically charged off after being past due for a prescribed period (generally, 180 days). Notwithstanding, real estate 1-4 family loans (first liens and junior liens) are placed on nonaccrual within 150 days of becoming past due (with the exception that junior liens of the former Norwest were placed on nonaccrual at the time of transfer to ORE).

ALLOWANCE FOR LOAN LOSSES

The table on the following page provides a breakdown of the allowance for loan losses by loan category. The Company has an established process to determine the adequacy of the allowance for loan losses which assesses the risk and losses inherent in its portfolio. This process provides an allowance consisting of two components, allocated and unallocated. To arrive at the allocated component of the allowance, the Company combines estimates of the allowances needed for loans analyzed individually (including impaired loans subject to FAS 114) and loans analyzed on a pool basis. While coverage of one year's losses is often adequate (particularly for homogeneous pools of loans), the time period covered by the allowance may vary by portfolio, based on the Company's best estimate of the inherent losses in the entire portfolio as of the evaluation date. To mitigate the imprecision inherent in most estimates of expected credit losses, the allocated component of the allowance is supplemented by an unallocated component. The unallocated component includes management's judgmental determination of the amounts necessary for concentrations, economic uncertainties and other subjective factors; correspondingly, the relationship of the unallocated component to the total allowance for loan losses may fluctuate from period to period. Although management has allocated a portion of the allowance to specific loan categories, the adequacy of the allowance must be considered in its entirety.

Table 13

ALLOCATION OF THE ALLOWANCE FOR LOAN LOSSES

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                        December 31,
-----------------------------------------------------------------------------------------------------------------------------------
(in millions)                              1997                 1996 (1)            1995                 1994                  1993
-----------------------------------------------------------------------------------------------------------------------------------
Commercial                               $  560               $  472              $  321               $  248                $  280
Real estate 1-4 family first mortgage        64                   53                  73                   69                    74
Other real estate mortgage                  277                  340                 291                  330                   503
Real estate construction                     46                   59                  68                   62                   114
Consumer:
      Credit card  (2)                      471                  440                 383                  126                   132
      Other consumer                        542                  452                 313                  240                   246
                                         ------               ------              ------               ------                ------
      Total consumer                      1,013                  892                 696                  366                   378
Lease financing                              58                   47                  41                   34                    29
Foreign                                      43                   34                  27                   20                    21
                                         ------               ------              ------               ------                ------
      Total allocated                     2,061                1,897               1,517                1,129                 1,399
Unallocated component of
   the allowance (3)                      1,001                1,162               1,194                1,743                 1,512
                                         ------               ------              ------               ------                ------
      Total                              $3,062               $3,059              $2,711               $2,872                $2,911
                                         ------               ------              ------               ------                ------
                                         ------               ------              ------               ------                ------

                                                                                                                     December 31,
                                ------------------------------------------------------------------------------------------------
                                              1997                1996                1995               1994               1993
                                ------------------   -----------------   -----------------  -----------------  -----------------
                                   ALLOC.     LOAN     Alloc.     Loan     Alloc.     Loan    Alloc.     Loan    Alloc.     Loan
                                   ALLOW.   CATGRY     allow.   catgry     allow.   catgry    allow.   catgry    allow.   catgry
                                    AS %      AS %      as %      as %      as %      as %     as %      as %     as %      as %
                                 OF LOAN  OF TOTAL   of loan  of total   of loan  of total  of loan  of total  of loan  of total
                                  CATGRY     LOANS    catgry     loans    catgry     loans   catgry     loans   catgry     loans
                                  ------     -----    ------     -----    ------     -----   ------     -----   ------     -----
Commercial                          1.75%       30%     1.53%       29%     1.59%       28%    1.50%       25%    1.93%       25%
Real estate 1-4 family first
mortgage                             .45        14       .33        15       .83        13      .48        22      .58        21
Other real estate mortgage          1.70        15      2.07        16      2.45        17     3.11        16     4.64        18
Real estate construction            1.38         3      1.82         3      3.23         3     3.92         2     6.80         3
Consumer:
   Credit card (2)                  7.06         6      6.26         6      6.76         8     2.24         8     3.05         7
   Other consumer                   1.96        26      1.66        26      1.68        26     1.59        23     1.85        22
                                               ---                 ---                 ---                ---                ---
      Total consumer                2.95        32      2.60        32      2.86        34     1.76        31     2.14        29
Lease financing                     1.17         5      1.23         4      1.57         4     1.62         3     1.52         3
Foreign                             3.72         1      3.00         1      2.90         1     3.11         1     3.71         1
                                                 -                   -                   -                  -                  -
      Total allocated               1.94       100%     1.79       100%     2.14       100%    1.70       100%    2.34       100%
                                               ---                 ---                 ---                ---                ---
                                               ---                 ---                 ---                ---                ---
Unallocated component of
      the allowance (3)              .94                1.10                1.69               2.61               2.53
                                    ----                ----                ----               ----               ----
      Total                         2.88%               2.89%               3.83%              4.31%              4.87%
                                    ----                ----                ----               ----               ----
                                    ----                ----                ----               ----               ----

 (1) In 1996, the methods used for the allocation of the allowance for the former Wells Fargo for loan losses for all loan categories were modified. For example, the modification of the method for determining the allocation for real estate 1-4 family first mortgage loans (and "other consumer" loans) generally reduced the number of months of projected losses covered compared with the method used in prior years. The new methodology provided approximately 12 months coverage of projected loan losses for the real estate 1-4 family first mortgage loans in 1997 and approximately 13 months coverage in 1996, compared with approximately 40 months coverage in 1995.
 (2) The allocation of the former Norwest for credit card loans approximated six months of projected losses in 1993 through 1997. The allocation for credit card loans for the former Wells Fargo in 1997, 1996 and 1995 approximated 12 months of projected losses, compared with 7 months in 1994 and 1993.
 (3) This amount and any unabsorbed portion of the allocated allowance are also available for any of the above listed loan categories.


An analysis of the changes in the allowance for loan losses, including charge-offs and recoveries by loan category, is presented in Note 5 to Financial Statements. At December 31, 1997, the allowance for loan losses was $3,062 million, or 2.88% of total loans, compared with $3,059 million, or 2.89%, at December 31, 1996. The provision for loan losses totaled $1,140 million in 1997 and $500 million in 1996. Of these amounts, the former Wells Fargo provided $615 million for loan losses in 1997 and $105 million in 1996. Throughout this period the Company considered its allowance for loan losses adequate in relation to its existing loan portfolio, which had gradually improved in credit quality following the economic environment of 1991 and 1992. Net charge-offs in 1997 were $1,305 million, or 1.25% of average total loans, compared with $1,022 million, or 1.04%, in 1996. Loan loss recoveries were $426 million in 1997, compared with $349 million in 1996.

The largest category of net charge-offs in 1997 and 1996 was credit card loans, comprising more than 39% of the total net charge-offs. During 1997, credit card gross charge-offs due to bankruptcies were $238 million, or 41%, of total credit card charge-offs, compared with $206 million, or 42%, in 1996. In addition, credit card loans 30 to 89 days past due and still accruing totaled $200 million at December 31, 1997, compared with $228 million at December 31, 1996.

Any loan that is past due as to principal or interest and that is not both well-secured and in the process of collection is generally charged off (to the extent that it exceeds the fair value of any related collateral) after a predetermined period of time that is based on loan category. For example, credit card loans generally are charged off within 180 days of becoming past due. Additionally, loans are charged off when classified as a loss by either internal loan examiners or regulatory examiners.

The Company's direct credit risk related to the ongoing volatility of the financial markets in Asia is predominantly short-term in nature and is not significant. However, the primary risk to the Company is the long-term impact of the Asian financial markets on the economy of the U.S. and the Company's borrowers. Understanding this risk is more difficult and is dependent on the passage of time.

The Company considers the allowance for loan losses of $3,062 million adequate to cover losses inherent in loans, commitments to extend credit and standby letters of credit at December 31, 1997. However, no assurance can be given that the Company will not, in any particular period, sustain loan losses that are sizable in relation to the amount reserved, or that subsequent evaluations of the loan portfolio, in light of the factors then prevailing, including economic conditions and the Company's ongoing examination process and that of its regulators, will not require significant increases in the allowance for loan losses. For the discussion of the process by which the Company determines the adequacy for loan losses, see Note 5 to the Financial Statements.

DEPOSITS

Comparative detail of average deposit balances is presented in Table 4. Average core deposits increased 6% in 1997 compared with 1996. Average core deposits funded 66% and 67% of the Company's average total assets in 1997 and 1996, respectively.

Year-end deposit balances are presented in Table 14.

Table 14

DEPOSITS

-----------------------------------------------------------------------------------------------
                                                                    December 31,
                                               ----------------------------------             %
(in millions)                                        1997                  1996          Change
-----------------------------------------------------------------------------------------------
Noninterest-bearing                              $ 40,206              $ 43,369              (7)%
Interest-bearing checking                           2,759                 5,009             (45)
Market rate and other savings                      51,038                51,217              --
Savings certificates                               28,324                28,583              (1)
                                                 --------              --------
   Core deposits                                  122,327               128,178              (5)
Other time deposits                                 3,927                 3,373              16
Deposits in foreign offices                         1,402                   400             251
                                                 --------              --------
      Total deposits                             $127,656              $131,951              (3)%
                                                 --------              --------             ---
                                                 --------              --------             ---

-----------------------------------------------------------------------------------------------

MARKET RISKS

Market risk is the exposure to loss resulting from changes in interest rates, foreign currency exchange rates, commodity prices and equity prices. The primary market risk to which the Company is exposed is interest rate risk. The majority of the Company's interest rate risk arises from the instruments, positions and transactions entered into for purposes other than trading. They include loans, investment securities, deposit liabilities, short-term borrowings, long-term debt and derivative financial instruments used for asset/liability management. Interest rate risk occurs when assets and liabilities reprice at different times as interest rates change. For example, if fixed-rate assets are funded with floating-rate debt, the spread between asset and liability rates will decline or turn negative if rates increase. The Company refers to this type of risk as "term structure risk." There is, however, another source of interest rate risk which results from changing spreads between asset and liability rates. The Company calls this type of risk "basis risk;" it is a significant source of interest rate risk for the Company and is more difficult to quantify and manage than term structure risk. Two primary components of basis risk for the Company are the spread between Prime-based loans and market rate account (MRA) savings deposits and the rate paid on savings and interest-bearing checking accounts as compared to LIBOR-based loans.

Interest rate risk is managed within an overall asset/liability framework for the Company. The principal objectives of asset/liability management are to manage the sensitivity of net interest spreads to potential changes in interest rates and to enhance profitability in ways that promise sufficient reward for understood and controlled risk. Funding positions are kept within predetermined limits designed to ensure that risk-taking is not excessive and that liquidity is properly managed. The Company employs a sensitivity analysis in the form of a net interest income simulation to help characterize the market risk arising from changes in interest rates in the other-than-trading portfolio.

The Company's net interest income simulation includes all other-than-trading financial assets, financial liabilities, derivative financial instruments and leases where the Company is the lessor. It captures the dynamic nature of the balance sheet by anticipating probable balance sheet and off-balance sheet strategies and volumes under different interest rate scenarios over the course of a one-year period. This simulation measures both the term structure risk and the basis risk in the Company's positions. The simulation also captures the option characteristics of products, such as caps and floors on floating rate loans, the right to prepay mortgage loans without penalty and the ability of customers to withdraw deposits on demand. These options are modeled directly in the simulation either through the use of option pricing models, in the case of caps and floors on loans, or through statistical analysis of historical customer behavior, in the case of mortgage loan prepayments or non-maturity deposits.

The Company uses four standard scenarios - rates unchanged, expected rates, high rates and low rates - in analyzing interest rate sensitivity. The expected scenario is based on the Company's projected future interest rates, while the high-rate and low-rate scenarios cover 90% probable upward and downward rate movements based on the Company's own interest rate models. For example, the low-rate scenario would have the 5-year Treasury rate of 4.61% at December 31, 1998, compared with the actual rate of 5.71% at December 31, 1997.

The current interest rate risk limit using the net interest income simulation allows up to 30 basis points (.30%) of sensitivity in the expected average net interest margin over the next year. As of December 31, 1997, the simulation showed a decline in the net interest margin of 2 basis points (.02%, or $28 million decline in net interest income) for the low-rate scenario case relative to the expected case.

The Company uses interest rate derivative financial instruments as an asset/liability management tool to hedge mismatches in interest rate exposures indicated by the net interest income simulation described above. They are used to reduce the Company's exposure to interest rate fluctuations and provide more stable spreads between loan yields and the rates on their funding sources. For example, the Company uses interest rate futures to shorten the rate maturity of MRA savings deposits to better match the maturity of Prime-based loans. The Company also purchases interest rate floors to protect against the loss in interest income on LIBOR-based loans during a decreasing interest rate environment. Additionally, receive-fixed rate swaps are used to convert floating-rate loans into fixed rates to better match the liabilities that fund the loans.

Looking toward managing interest rate risk in 1998, the Company will continue to face term structure risk and basis risk and may be confronted with several risk scenarios. If interest rates rise, net interest income may actually increase if deposit rates lag increases in market rates (e.g. Prime, LIBOR). The Company could, however, experience pressure on net interest income in this scenario if deposits are aggressively repriced as market rates increase.

A declining interest rate environment might result in a decrease in loan rates, while deposit rates remain relatively stable, as they did between 1994 and 1996. This rate scenario could also create significant risk to net interest income. The Company has partially hedged against this risk with receive-fixed rate swap contracts and purchasing interest rate floors and fixed rate mortgage backed securities. Based on its current and projected balance sheet, the Company does not expect that a change in interest rates would affect its liquidity position.

The Company considers the fair values and the potential near losses to future earnings related to its customer accommodation derivative financial instruments to be immaterial.

DERIVATIVE FINANCIAL INSTRUMENTS

The Company uses interest rate derivative financial instruments as an asset/liability management tool to hedge the Company's exposure to interest rate fluctuations. Table 15 reconciles the beginning and ending notional or contractual amounts for derivative financial instruments used for asset/liability management purposes for 1997 and shows the expected remaining maturity at year-end 1997. The Company also offers contracts to its customers, but hedges such contracts by purchasing other financial contracts or uses the contracts for asset/liability management. For a further discussion of derivative financial instruments, refer to Note 21 to Financial Statements.

Table 15

DERIVATIVE ACTIVITIES

----------------------------------------------------------------------------------------------------------------------------

                                                                                                Year ended December 31, 1997
                                       -------------------------------------------------------------------------------------
                                                                                                                    Weighted
                                                                                                                     average
                                                                                                                    expected
                                                                  Amortization                                     remaining
(notional or contractual               Beginning                           and                         Ending   maturity (in
amounts in millions)                     balance      Additions     maturities       Terminations (1) balance     yrs.-mos.)
----------------------------------------------------------------------------------------------------------------------------
Interest rate contracts:
   Swaps                                 $21,729        $ 4,372        $ 1,180            $   869     $24,052            2-9
   Futures                                 8,805         48,047         20,050             25,853      10,949           0-10
   Floors and caps                        37,052          8,800          1,908              8,600      35,344            2-1
   Options                                 6,384         69,729         24,750             40,195      11,168            0-1
   Forwards                               19,844         65,231         43,752             13,816      27,507            0-1
Foreign exchange contracts:
   Forwards and spots                         64          1,234            743                  7         548            0-2

----------------------------------------------------------------------------------------------------------------------------

(1) Terminations occur if a customer that purchased a contract decides to cancel it before the maturity date. If the customer contract was hedged, the Company terminates the interest rate derivative instrument used to hedge the customer's contract upon cancellation.

LIQUIDITY MANAGEMENT

Liquidity refers to the Company's ability to maintain a cash flow adequate to fund operations and meet obligations and other commitments on a timely and cost-effective basis. The Company manages its liquidity at both the parent and subsidiary levels.

In addition to the immediately liquid resources of cash and due from banks and federal funds sold and securities purchased under resale agreements, the Company has a significant liquidity reserve in its available for sale investment securities portfolio. Approximately 80% of the $27.3 billion of debt securities in this portfolio consist of highly marketable U.S. Treasury or federal agency securities. The weighted average expected remaining maturity of the debt securities within the portfolio was 4 years and 7 months at December 31, 1997 with $7.9 billion, or 28%, expected to mature or be prepaid in 1998 and an additional $4.6 billion, or 17%, expected to mature or be prepaid in 1999. Asset liquidity is further enhanced by the Company's ability to securitize assets such as mortgage loans. Through public offerings, the Company securitized $55 billion of mortgage loans in 1997 and $53 billion of mortgage loans in 1996.

Core deposits have historically provided the Company with a sizeable source of relatively stable and low-cost funds. The Company's average core deposits and stockholder's equity funded 77% and 77% of its average total assets in 1997 and 1996.

The remaining funding of average total assets was mostly provided by long-term debt, deposits in foreign offices, short-term borrowings (comprised of federal funds purchased and securities sold under repurchase agreements, commercial paper and other short-term borrowings) and trust preferred securities. Short-term borrowings averaged $11.4 billion and $10.7 billion in 1997 and 1996, respectively. Long-term debt averaged $17.1 billion and $18.3 billion in 1997 and 1996, respectively. Trust preferred securities averaged $1.3 billion and $.1 billion in 1997 and 1996, respectively.

Liquidity for the Parent Company is provided by dividend and interest income from its subsidiaries, lines of credit, and through its ability to raise funds in a variety of domestic and international money and capital markets. In 1996, the Company filed two shelf registration statements with the Securities and Exchange Commission (SEC) that allows for the issuance of $5 billion and $2 billion of debt securities, respectively, in domestic and international money and capital markets. The proceeds from the sale of any securities are expected to be used for general corporate purposes. As of December 31, 1997, the Company had issued $700 million of securities under such shelf registrations.

To accommodate future growth and current business needs, the Company has a capital expenditure program, which includes expenditures for equipment for stores relocation and remodeling of Company facilities and routine replacement of furniture and equipment. The Company funds these expenditures from various sources, including retained earnings of the Company and borrowings of various maturities.

CAPITAL MANAGEMENT

Since 1986, the former Norwest has repurchased common stock in the open market in a systematic pattern to meet the common stock issuance requirements of the former Norwest's Savings Investment Plans, the Long-Term Incentive Compensation Plan, and other stock issuance requirements other than acquisitions accounted for as pooling of interests. In November 1997, the former Norwest's board of directors authorized additional purchases, upon such terms and conditions as management approves, of 11,000,000 shares of the former Norwest's common stock, and as of December 31, 1997, the remaining total common stock purchase authority was 7,876,000 shares.

During 1997, the former Norwest repurchased 3,526,000 shares of its common stock for issuance in conjunction with specific purchase acquisitions that were consummated during the year. In addition, approximately 13,102,000 shares were repurchased during 1997 for benefit plans, including shares acquired related to the vesting of options granted in 1996 under the former Norwest's Best Practices PartnerShares plan, and other ongoing needs. During 1996, 7,462,000 shares were repurchased for acquisition purposes and 10,475,000 shares were repurchased for benefit plans and other ongoing needs.

The former Wells Fargo has bought in the past shares to offset common stock issued or expected to be issued under the former Wells Fargo's employee benefit and dividend reinvestment plans. In addition to these shares, the Board of Directors authorized in April 1996 the repurchase of up to 9.6 million shares of the former Wells Fargo's outstanding common stock under a repurchase program begun in 1994. In October 1997, the Board of Directors authorized the repurchase from time to time of up to an additional 8.6 million shares of the former Wells Fargo's outstanding stock under the same program. Under these programs, the former Wells Fargo has repurchased 7.7 million shares (net of shares issued) in 1996, 5.3 million shares (net of shares issued) in 1997 and
1.1 million shares (net of shares issued) in the first half of 1998. In connection with the Merger, the former Wells Fargo rescinded all of its share repurchase programs effective June 7, 1998. In addition, on October 12, 1998, the former Wells Fargo issued 2.5 million shares to cure a portion of previously repurchased "tainted" shares and, thus, allow the Merger to be accounted for as a pooling of interests.

COMPARISON OF 1996 VERSUS 1995

On April 1, 1996, the Company completed its acquisition (Acquisition) of First Interstate, which has been accounted for as a purchase business combination. As a result, the financial information presented in this Supplemental Annual Report reflects the effects of the acquisition subsequent to the Acquisition's consummation. Since the Company's results of operations subsequent to April 1, 1996 reflect amounts recognized from the combined operations, they cannot be divided between or attributed directly to either of the two former entities nor can they be directly compared with prior periods.

In most of the Company's income and expense categories, the increases in the amounts reported for the year ended December 31, 1996 compared to the amounts reported in the corresponding period in 1995 resulted from the Acquisition. The increases in most of the categories of the Company's balance sheet between amounts reported at December 31, 1996 and those reported at December 31, 1995 also resulted from the Acquisition.

The increase in mortgage banking noninterest income was due in part to the acquisition of certain assets of the Prudential Home Mortgage Company, Inc. in May 1996, including $47 billion of its mortgage servicing portfolio.

ADDITIONAL INFORMATION

Common stock of the Company is traded on the New York Stock Exchange and the Chicago Stock Exchange. The high, low and end-of-period annual and quarterly closing prices of the Company's stock as reported on the New York Stock Exchange Composite Transaction Reporting System are presented in Table 1 and in the table below, respectively. The number of holders of record of the Company's common stock was 90,294 as of January 31, 1998.

Table 16

---------------------------------------------------------------------------------------------------------------------------
                                                                           1997                                        1996
                                                                  QUARTER ENDED                               Quarter ended
                                     ------------------------------------------     ---------------------------------------
                                     DEC. 31    SEPT. 30    JUNE 30     MAR. 31     Dec. 31   Sept. 30    June 30   Mar. 31
---------------------------------------------------------------------------------------------------------------------------
Common share market prices:
High                                  $39.50      $32.16     $29.63     $ 26.63      $23.44     $20.50     $18.75    $18.56
Low                                    29.75       28.13      22.19       21.63       20.38      16.00      16.50     15.25
Year end                               38.75       30.63      28.13       23.13       21.75      20.38      17.44     18.38

---------------------------------------------------------------------------------------------------------------------------

                     WELLS FARGO & COMPANY AND SUBSIDIARIES
                        CONSOLIDATED STATEMENT OF INCOME

----------------------------------------------------------------------------------------------------
                                                                              Year ended December 31,
                                                             ---------------------------------------
(in millions)                                                      1997          1996           1995
----------------------------------------------------------------------------------------------------
INTEREST INCOME
Securities available for sale                                  $  2,063       $ 1,950        $ 1,717
Mortgages held for sale                                             490           529            392
Loans held for sale                                                 312           328            227
Loans                                                            10,539         9,854          7,377
Other interest income                                               198           180             89
                                                               --------       -------        -------
      Total interest income                                      13,602        12,841          9,802
                                                               --------       -------        -------

INTEREST EXPENSE
Deposits                                                          3,150         2,911          2,153
Short-term borrowings                                               610           562            746
Long-term debt                                                    1,093         1,140            980
Guaranteed preferred beneficial interests in Company's
   subordinated debentures                                          101             6              -
                                                               --------       -------        -------
      Total interest expense                                      4,954         4,619          3,879
                                                               --------       -------        -------

NET INTEREST INCOME                                               8,648         8,222          5,923
Provision for loan losses                                         1,140           500            312
                                                               --------       -------        -------
Net interest income after provision for loan losses               7,508         7,722          5,611
                                                               --------       -------        -------

NONINTEREST INCOME
Service charges on deposit accounts                               1,244         1,198            747
Trust and investment fees and commissions                           954           775            540
Credit card fee revenue                                             448           350            293
Other fees and commissions                                          826           689            422
Mortgage banking                                                    927           844            552
Insurance                                                           336           280            225
Net venture capital gains                                           191           256            102
Net gains (losses) on securities available for sale                  99            12            (52)
Other                                                               574           320            312
                                                               --------       -------        -------
      Total noninterest income                                    5,599         4,724          3,141
                                                               --------       -------        -------

NONINTEREST EXPENSE
Salaries and benefits                                             3,811         3,624          2,428
Net occupancy                                                       719           688            471
Equipment                                                           739           724            468
Goodwill                                                            433           339             98
Core deposit intangible                                             273           265             64
Operating losses                                                    374           189            104
Other                                                             2,565         2,850          1,918
                                                               --------       -------        -------
      Total noninterest expense                                   8,914         8,679          5,551
                                                               --------       -------        -------

INCOME BEFORE INCOME TAX EXPENSE                                  4,193         3,767          3,201
Income tax expense                                                1,694         1,539          1,213
                                                               --------       -------        -------

NET INCOME                                                     $  2,499       $ 2,228        $ 1,988
                                                               --------       -------        -------
                                                               --------       -------        -------

NET INCOME APPLICABLE TO COMMON STOCK                          $  2,456       $ 2,143        $ 1,905
                                                               --------       -------        -------
                                                               --------       -------        -------

EARNINGS PER COMMON SHARE                                      $   1.50          $1.38       $  1.66
                                                               --------       -------        -------
                                                               --------       -------        -------

DILUTED EARNINGS PER COMMON SHARE                              $   1.48          $1.36       $  1.62
                                                               --------       -------        -------
                                                               --------       -------        -------

DIVIDENDS DECLARED PER COMMON SHARE                            $   .615         $.525        $  .450
                                                               --------       -------        -------
                                                               --------       -------        -------


Average common shares outstanding                               1,634.6       1,553.3        1,147.7
                                                               --------       -------        -------
                                                               --------       -------        -------


Diluted average common shares outstanding                       1,657.8       1,570.5        1,175.8
                                                               --------       -------        -------
                                                               --------       -------        -------

----------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these statements.

                     WELLS FARGO & COMPANY AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET

------------------------------------------------------------------------------------------------------------------
                                                                                                       December 31,
                                                                               -----------------------------------
(in millions)                                                                       1997                      1996
------------------------------------------------------------------------------------------------------------------
ASSETS
Cash and due from banks                                                         $ 13,081                  $ 16,593
Federal funds sold and securities purchased
   under resale agreements                                                         1,049                     1,464
Securities available for sale                                                     27,872                    29,752
Mortgages held for sale                                                            9,706                     6,529
Loans held for sale                                                                4,494                     3,648

Loans                                                                            106,311                   105,760
Allowance for loan losses                                                          3,062                     3,059
                                                                                --------                  --------
      Net loans                                                                  103,249                   102,701
                                                                                --------                  --------

Mortgage servicing rights                                                          3,048                     2,892
Premises and equipment, net                                                        3,311                     3,523
Core deposit intangible                                                            1,737                     2,083
Goodwill                                                                           8,062                     8,200
Interest receivable and other assets                                              10,076                    11,248
                                                                                --------                  --------

      Total assets                                                              $185,685                  $188,633
                                                                                --------                  --------
                                                                                --------                  --------
LIABILITIES
Noninterest-bearing deposits                                                    $ 40,206                  $ 43,369
Interest-bearing deposits                                                         87,450                    88,582
                                                                                --------                  --------
      Total deposits                                                             127,656                   131,951
Short-term borrowings                                                             13,381                    10,003
Accrued expenses and other liabilities                                             6,236                     7,336
Long-term debt                                                                    17,335                    18,142
Guaranteed preferred beneficial interests in Company's
   subordinated debentures                                                         1,299                     1,150

STOCKHOLDERS' EQUITY
Preferred stock                                                                      543                       850
Unearned ESOP shares                                                                 (80)                      (61)
                                                                                --------                  --------
      Total preferred stock                                                          463                       789
Common stock - $1 2/3 par value, authorized
   4,000,000,000 shares; issued
   1,630,640,939 shares and 1,665,811,500 shares                                   2,718                     2,149
Additional paid-in capital                                                         8,126                    10,170
Retained earnings                                                                  8,292                     6,871
Cumulative foreign currency translation adjustments                                  (10)                      (11)
Investment securities valuation allowance                                            474                       327
Notes receivable from ESOP                                                           (10)                      (11)
Treasury stock - 10,493,685 shares and 13,661,838 shares                            (275)                     (233)
                                                                                --------                  --------
      Total stockholders' equity                                                  19,778                    20,051
                                                                                --------                  --------

      Total liabilities and stockholders' equity                                $185,685                  $188,633
                                                                                --------                  --------
                                                                                --------                  --------

------------------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these statements.

                     WELLS FARGO & COMPANY AND SUBSIDIARIES
            CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

-----------------------------------------------------------------------------------------------------------------------------
                                                                                       Unearned                    Additional
                                                           Number of   Preferred           ESOP         Common        paid-in
(in millions)                                                 shares       stock         shares          stock        capital
-----------------------------------------------------------------------------------------------------------------------------
BALANCE DECEMBER 31, 1994                                                 $  527           $(15)        $  539         $  579
Adjustments for pooling of interests                                         489                           853            272
                                                                          ------           -----        ------         ------

BALANCE DECEMBER 31, 1994 (RESTATED)                                       1,016            (15)         1,392            851
Net income -1995
Common stock issued                                       14,578,500                                        13            198
Common stock issued for acquisitions                      69,066,490                                        52             41
Common stock repurchased                                  66,197,300                                       (83)          (764)
Preferred stock issued to ESOP                                63,300          63            (66)                            3
Preferred stock released to ESOP                                                             42                            (1)
Preferred stock (1,181,900) converted to common stock     27,783,510        (269)                            7             (7)
Preferred stock repurchased                                    1,784
Sale of preferred stock held by subsidiary                   100,000          20
Preferred stock dividends
Common stock dividends
Change in unrealized net gains (losses) on securities
   available for sale after applicable taxes
Transfer                                                                                                                1,000
                                                                          ------           -----        ------         ------
Foreign currency translation
Net change                                                                  (186)           (24)           (11)           470
                                                                          ------           -----        ------         ------

BALANCE DECEMBER 31, 1995                                                    830            (39)         1,381          1,321
                                                                          ------           -----        ------         ------
Net income-1996
Common stock issued                                       15,490,268                                        13            164
Preferred stock issued for acquisitions                    1,750,000         350                                           10
Common stock issued for acquisitions                     560,360,762                                       895         10,580
Preferred stock issued, net of issuance costs              4,000,000         200                                           (3)
Preferred stock repurchased                                1,127,125        (552)
Common stock repurchased                                 101,936,842                                      (140)        (2,018)
Preferred stock issued to ESOP                                59,000          59            (61)                            2
Preferred stock released to ESOP                                                             39                            (1)
Preferred stock (37,777) converted to common shares        1,970,310         (37)                                           4

Preferred stock dividends
Common stock dividends
Change in unrealized net gains (losses) on securities
   available for sale after applicable taxes
Fair value adjustment related to acquiree's options                                                                       111

Cash payments received on notes receivable from ESOP
                                                                          ------           -----        ------         ------
Foreign currency translation
Net change                                                                    20            (22)           768          8,849
                                                                          ------           -----        ------         ------

BALANCE DECEMBER 31, 1996                                                    850            (61)         2,149         10,170
                                                                          ------           -----        ------         ------
NET INCOME-1997
COMMON STOCK ISSUED                                       18,793,327                                        10            155
COMMON STOCK ISSUED FOR ACQUISITIONS                      23,835,535                                        21             20
PREFERRED STOCK REPURCHASED                                1,100,000        (325)
COMMON STOCK REPURCHASED                                  74,627,681                                       (97)        (1,591)
PREFERRED STOCK ISSUED TO ESOP                                51,700          52            (54)                            2
PREFERRED STOCK RELEASED TO ESOP                                                             35                            (1)
PREFERRED STOCK (34,074) CONVERTED TO COMMON SHARES        1,212,871         (34)
                                                                                                                            6
PREFERRED STOCK DIVIDENDS
COMMON STOCK DIVIDENDS
CHANGE IN UNREALIZED NET GAINS (LOSSES) ON SECURITIES
   AVAILABLE FOR SALE AFTER APPLICABLE TAXES
CASH PAYMENTS RECEIVED ON NOTES RECEIVABLE FROM ESOP
STOCK SPLIT                                                                                                635           (635)
                                                                          ------           -----        ------         ------
FOREIGN CURRENCY TRANSLATION
NET CHANGE                                                                  (307)           (19)           569         (2,044)
                                                                          ------           -----        ------         ------

BALANCE DECEMBER 31, 1997                                                 $  543           $(80)        $2,718         $8,126
                                                                          ------           -----        ------         ------
                                                                          ------           -----        ------         ------
-----------------------------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these statements.

---------------------------------------------------------------------------------------------
                  Foreign       Investment             Note
                 currency       securities       Receivable                             Total
Retained      translation        valuation             from         Treasury    stockholders'
earnings      adjustments        allowance             ESOP            stock           equity
---------------------------------------------------------------------------------------------
 $ 2,950             $ (8)           $(360)            $(13)           $(351)         $ 3,848
   2,281               (4)            (110)                                             3,781
 -------             ----            -----             ----            -----          -------

   5,231              (12)            (470)             (13)            (351)           7,629
   1,988                                                                                1,988
    (136)                                                                 91              166
      68                                16                                95              272
                                                                        (234)          (1,081)
                                                                                           --
                                                                                           41
      (4)                                                                273               --
                                                                                           --
                                                                                           20
     (83)                                                                                 (83)
    (522)                                                                                (522)

                                       807                                                807
  (1,000)                                                                                  --
                        2                                                                   2
 -------             ----            -----             ----            -----          -------
     311                2              823             --                225            1,610
 -------             ----            -----             ----            -----          -------
   5,542              (10)             353              (13)            (126)           9,239
 -------             ----            -----             ----            -----          -------
   2,228                                                                                2,228
     (71)                                                                116              222
                                                                                          360
      72                                                 (2)              99           11,644
                                                                                          197
                                                                                         (552)
                                                                        (355)          (2,513)
                                                                                           --
                                                                                           38
                                                                          33               --
     (85)                                                                                 (85)
    (815)                                                                                (815)
                                       (26)                                               (26)
                                                                                          111
                                                          4                                 4
                       (1)                                                                 (1)
 -------             ----            -----             ----            -----          -------
   1,329               (1)             (26)               2             (107)          10,812
 -------             ----            -----             ----            -----          -------
   6,871              (11)             327              (11)            (233)          20,051
 -------             ----            -----             ----            -----          -------
   2,499                                                                                2,499
    (151)                                                                282              296
      41                                 1                               131              214
                                                                                         (325)
                                                                        (483)          (2,171)
                                                                                           --
                                                                                           34
                                                                          28               --
     (43)                                                                                 (43)
    (925)                                                                                (925)
                                       146                                                146
                                                          1                                 1
                                                                                           --
                        1                                                                   1
 -------             ----            -----             ----            -----          -------
   1,421                1              147                1              (42)            (273)
 -------             ----            -----             ----            -----          -------
  $8,292             $(10)            $474             $(10)           $(275)         $19,778
 -------             ----            -----             ----            -----          -------
 -------             ----            -----             ----            -----          -------
---------------------------------------------------------------------------------------------

                     WELLS FARGO & COMPANY AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS

-----------------------------------------------------------------------------------------------------------------------------
                                                                                               Year ended December 31,
                                                                                        -------------------------------------
(in millions)                                                                                 1997         1996          1995
-----------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                                            $   2,499    $   2,228     $   1,988
   Adjustments to reconcile net income to net cash provided by operating activities:
      Provision for loan losses                                                              1,140          500           312
      Depreciation and amortization                                                          1,734        1,458           556
      Securities available for sale gains                                                      (99)         (12)           52
      Gains on sale of loans                                                                   (30)         (22)           40
      (Gains) losses from disposition of operations                                            (15)          95            89
      Gain on sale of joint venture interest                                                    --           --          (163)
      Release of preferred shares to ESOP                                                       34           38            40
      Net (increase) decrease in trading assets                                               (711)        (440)           21
      Deferred income tax expense (benefit)                                                    177          375           (53)
      Net decrease (increase) in accrued interest receivable                                    96          (75)          (74)
      Net  increase in accrued interest payable                                                 43           37           173
      Originations of mortgages held for sale                                              (56,297)     (53,088)      (35,831)
      Proceeds from sales of mortgages held for sale                                        53,252       55,920        31,976
      Net (increase) decrease in loans held for sale                                          (846)         673         4,025
      Other, net                                                                               974       (3,542)       (1,732)
                                                                                         ---------    ---------     ---------
Net cash provided by operating activities                                                    1,951        4,145         1,419
                                                                                         ---------    ---------     ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
Securities available for sale:
      Proceeds from sales                                                                    9,798        5,905         6,416
      Proceeds from prepayments and maturities                                               6,998        7,853         2,153
      Purchases                                                                            (13,140)     (10,100)       (6,237)
   Securities held to maturity:
      Proceeds from sales                                                                       --           --           155
      Proceeds from prepayment and maturities                                                   --           --         2,537
      Purchases                                                                                 --           --          (629)
   Net cash (paid for) acquired from acquisitions                                              (67)       3,561           (95)
   Net (increase) decrease in banking subsidiaries' loans
      resulting from originations and collections                                              843        4,053        (3,877)
   Proceeds from sales (including participations) of banking
      subsidiaries' loans                                                                      437          364           770
   Purchases (including participations) of banking subsidiaries' loans                        (314)        (133)         (233)
   Principal collected on nonbank subsidiaries' loans                                        8,456        5,503         5,725
   Nonbank subsidiaries' loans originated                                                   (8,748)      (6,950)       (6,242)
   Proceeds from (cash paid for) disposition of operations                                      16            6            (2)
   Proceeds from sales of other real estate (ORE)                                              278          200           234
   Net decrease in federal funds sold and securities purchased under resale agreements         415        1,385            38

   Other, net                                                                                 (320)        (929)         (364)
                                                                                         ---------    ---------     ---------
Net cash provided by investing activities                                                    4,652       10,718           349
                                                                                         ---------    ---------     ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Net decrease in deposits                                                                 (7,273)      (2,198)       (1,861)
   Net increase (decrease)in short-term borrowings                                           2,838       (1,970)       (1,359)
   Proceeds from issuance of long-term debt                                                  4,003        6,403         8,559
   Repayment of long-term debt                                                              (5,394)      (6,293)       (4,296)
   Proceeds from issuance of guaranteed preferred beneficial
      interests in Company's subordinated debentures                                           149        1,150            --
   Proceeds from issuance of preferred stock                                                    --          197            20
   Proceeds from issuance of common stock                                                      238          199           155
   Redemption of preferred stock                                                              (325)        (552)           --
   Repurchase of common stock                                                               (2,171)      (2,513)       (1,081)
   Net decrease in notes receivable from ESOP                                                    1            4            --
   Payment of cash dividends on preferred and common stock                                    (968)        (905)         (605)
   Other, net                                                                               (1,213)         513           (10)
                                                                                         ---------    ---------     ---------

Net cash used by financing activities                                                      (10,115)      (5,965)         (478)
                                                                                         ---------    ---------     ---------

   NET CHANGE IN CASH AND DUE FROM BANKS                                                    (3,512)       8,898         1,290

Cash and due from banks at beginning of year                                                16,593        7,695         6,405
                                                                                         ---------    ---------     ---------

CASH AND DUE FROM BANKS AT END OF YEAR                                                   $  13,081    $  16,593     $   7,695
                                                                                         ---------    ---------     ---------
                                                                                         ---------    ---------     ---------
Supplemental disclosures of cash flow information:
   Cash paid during the year for:
      Interest                                                                           $   4,911    $   4,582     $   3,706
      Income taxes                                                                       $   1,238    $     684     $   1,151
   Noncash investing and financing activities:
      Transfers from securities held to maturity to securities available for sale        $      --    $      --     $   7,225
      Transfers from loans to ORE                                                        $     162    $     192     $     144

-----------------------------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these statements.

                     WELLS FARGO & COMPANY AND SUBSIDIARIES
                         NOTES TO FINANCIAL STATEMENTS

1.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Wells Fargo & Company (Parent) is a bank holding company. Wells Fargo & Company and Subsidiaries (Company) engages in banking in 21 states and a variety of related businesses in 50 states, principally mortgage banking, consumer finance, equipment leasing, agricultural finance, commercial finance, securities brokerage and investment banking, insurance agency services, computer and data processing services, trust services, mortgage-backed securities servicing and venture capital investment. The Company also provides consumer and automobile finance products and services in Guam, Saipan, Canada, the Caribbean and Latin America.

The accounting and reporting policies of the Company conform with generally accepted accounting principles (GAAP) and prevailing practices within the financial services industry. The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and income and expenses during the reporting period. Actual results could differ from those estimates.

On November 2, 1998, the former Wells Fargo & Company (the former Wells Fargo) merged (the Merger) with WFC Holdings Corporation (WFC Holdings) a wholly-owned subsidiary of Norwest Corporation, with WFC Holdings as the surviving corporation. In connection with the Merger, Norwest Corporation changed its name to Wells Fargo & Company. Norwest Corporation as it was before the Merger is referred to as the former Norwest. The Merger was accounted for as a pooling of interests and, accordingly, the information included in the financial statements presents the combined results as if the Merger had been in effect for all periods presented. Certain amounts in the financial statements for prior years have been reclassified to conform with the current financial statement presentation. The following is a description of the significant accounting policies of the Company.

                                  CONSOLIDATION

The consolidated financial statements of the Company include the accounts of the Parent, and its majority-owned subsidiaries, which are consolidated on a line-by-line basis. Significant intercompany accounts and transactions are eliminated in consolidation. Other subsidiaries and affiliates in which there is at least 20% ownership are generally accounted for by the equity method; those in which there is less than 20% ownership are generally carried at cost. Investments that are accounted for by either the equity or cost method are included in other assets.

                                   SECURITIES

Securities are accounted for according to their purpose and holding period.

SECURITIES AVAILABLE FOR SALE Debt securities that may not be held until maturity and marketable equity securities are available for sale and, as such, are carried at fair value, with unrealized gains and losses, after applicable taxes, reported in a separate component of stockholders' equity. The estimated fair value of a security is determined based on current quotations, where available. Where current quotations are not available, the estimated fair value is determined based primarily on the present value of future cash flows, adjusted for the quality rating of the securities, prepayment assumptions and other factors. Declines in the value of debt securities and marketable equity securities that are considered other than temporary are recorded in noninterest income as a loss on available for sale securities. Realized gains and losses are recorded in noninterest income using the identified certificate method. For certain debt securities (for example, Government National Mortgage Association securities), the Company anticipates prepayments of principal in the calculation of the effective yield.

TRADING SECURITIES Securities acquired for short-term appreciation or other trading purposes are recorded in a trading portfolio and are carried at fair value, with unrealized gains and losses recorded in noninterest income.

NONMARKETABLE EQUITY SECURITIES Nonmarketable equity securities include the venture capital subsidiaries' equity securities that are not publicly traded and securities acquired for various purposes, such as troubled debt restructurings and as a regulatory requirement (for example, Federal Reserve Bank stock). These securities are accounted for at cost. The asset value is reduced when declines in value are considered to be other than temporary and the estimated loss is recorded in noninterest income as a loss from equity investments along with income recognized on these assets.

                             MORTGAGES HELD FOR SALE

Mortgages held for sale are stated at the lower of aggregate cost or market value. The determination of market value includes consideration of all open positions, outstanding commitments from investors, related fees paid and related hedging gains and losses. Gains and losses on sales of mortgages are recognized at settlement dates and are determined by the difference between sales proceeds and the carrying value of the mortgages. Gains and losses are recorded in noninterest income.

                               LOANS HELD FOR SALE

Included in this category are student loans which are classified as held for sale because the Company does not intend to hold these loans until maturity or sales of the loans are pending. Such loans are carried at the lower of aggregate cost or market value. Gains and losses are recorded in noninterest income, based on the difference between sales proceeds and carrying value.

                                      LOANS

Loans are reported at the principal amount outstanding, net of unearned income. Unearned income, which includes deferred fees net of deferred direct incremental loan origination costs, is amortized to interest income generally over the contractual life of the loan using an interest method or the straight-line method if it is not materially different.

NONACCRUAL LOANS Generally, loans are placed on nonaccrual status upon becoming 90 days past due as to interest or principal (unless both well-secured and in the process of collection), when the full timely collection of interest or principal becomes uncertain or when a portion of the principal balance has been charged off. Real estate 1-4 family loans (both first liens and junior liens) are placed on nonaccrual status within 150 days of becoming past due as to interest or principal, regardless of security (with the exception that junior liens of the former Norwest were placed on nonaccrual at the time of transfer to ORE). Generally, consumer loans not secured by real estate are only placed on nonaccrual status when a portion of the principal has been charged off. Such loans are entirely charged off when deemed uncollectible or when they reach a predetermined number of days past due depending upon loan product, country, terms and other factors.

When a loan is placed on nonaccrual status, the accrued and unpaid interest receivable is reversed and the loan is accounted for on the cash or cost recovery method thereafter, until qualifying for return to accrual status. Generally, a loan may be returned to accrual status when all delinquent interest and principal become current in accordance with the terms of the loan agreement or when the loan is both well-secured and in the process of collection and collectibility is no longer doubtful.

IMPAIRED LOANS Loans, other than those included in large groups of smaller-balance homogeneous loans, are considered impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement, including scheduled interest payments. For a loan that has been restructured, the contractual terms of the loan agreement refer to the contractual terms specified by the original loan agreement, not the contractual terms specified by the restructuring agreement.

This assessment for impairment occurs when and while such loans are on nonaccrual, or the loan has been restructured. When a loan with unique risk characteristics has been identified as being impaired, the amount of impairment will be measured by the Company using discounted cash flows, except when it is determined that the sole (remaining) source of repayment for the loan is the operation or liquidation of the underlying collateral. In such cases, the current fair value of the collateral, reduced by costs to sell, will be used in place of discounted cash flows. Additionally, some impaired loans with commitments of less than $1 million are aggregated for the purpose of measuring impairment using historical loss factors as a means of measurement.

If the measurement of the impaired loan is less than the recorded investment in the loan (including accrued interest, net deferred loan fees or costs and unamortized premium or discount), an impairment is recognized by creating or adjusting an existing allocation of the allowance for loan losses.

RESTRUCTURED LOANS In cases where a borrower experiences financial difficulties and the Company makes certain concessionary modifications to contractual terms, the loan is classified as a restructured (accruing) loan. Loans restructured at a rate equal to or greater than that of a new loan with comparable risk at the time the contract is modified may be excluded from the impairment assessment and may cease to be considered impaired loans in the calendar years subsequent to the restructuring if they are not impaired based on the modified terms.

Generally, a nonaccrual loan that is restructured remains on nonaccrual for a period of six months to demonstrate that the borrower can meet the restructured terms. However, performance prior to the restructuring, or significant events that coincide with the restructuring, are included in assessing whether the borrower can meet the new terms and may result in the loan being returned to accrual at the time of restructuring or after a shorter performance period. If the borrower's ability to meet the revised payment schedule is uncertain, the loan remains classified as a nonaccrual loan.

ALLOWANCE FOR LOAN LOSSES The allowance for loan losses is a valuation allowance for possible losses which had occurred as of the balance sheet date. The Company's determination of the level of the allowance for loan losses rests upon various judgments and assumptions, including general economic conditions, loan portfolio composition, prior loan loss experience, evaluation of credit risk related to certain individual borrowers and the Company's ongoing examination process and that of its regulators. The Company considers the allowance for loan losses adequate to cover losses inherent in loans, loan commitments and standby letters of credit.

                   TRANSFERS AND SERVICING OF FINANCIAL ASSETS

A transfer of financial assets is accounted for as a sale when control is surrendered over the assets transferred. Servicing rights and other retained interests in the assets sold are recorded by allocating the previous recorded investment between the asset sold and the interest retained based on their relative fair values, if practicable to determine, at the date of transfer.

The Company recognizes as separate assets the rights to service mortgage loans for others, whether the servicing rights are acquired through purchases or sales of loan originations. For purposes of evaluating and measuring impairment of mortgage servicing rights, the Company stratifies its portfolio on the basis of certain risk characteristics including loan type and note rate. Based upon current fair values and considering outstanding positions of derivative financial instruments utilized as hedges, mortgage servicing rights are periodically assessed for impairment. Impairment is recognized in the statement of income during the period in which impairment occurs as an adjustment to the corresponding valuation allowance. Mortgage servicing rights are amortized over the period of estimated net servicing income and take into account appropriate prepayment assumptions.

                             PREMISES AND EQUIPMENT

Premises and equipment are stated at cost less accumulated depreciation and amortization. Capital leases are included in premises and equipment, at the capitalized amount less accumulated amortization.

Depreciation and amortization are computed primarily using the straight-line method. Estimated useful lives range up to 40 years for buildings, 2 to 10 years for furniture and equipment, and up to the lease term for leasehold improvements. Capitalized leased assets are amortized on a straight-line basis over the lives of the respective leases, which generally range from 20 to 35 years.

                   GOODWILL AND IDENTIFIABLE INTANGIBLE ASSETS

Goodwill, representing the excess of purchase price over the fair value of net assets acquired, results from acquisitions made by the Company. Substantially all of the Company's goodwill is being amortized using the straight-line method over 25 years. Core deposit intangibles are amortized on an accelerated basis based on an estimated useful life of 10 to 15 years. Certain identifiable intangible assets that are included in other assets are generally amortized using an accelerated method over an original life of 5 to 15 years.

The Company reviews its intangible assets periodically for other-than-temporary impairment. If such impairment is indicated, recoverability of the asset is assessed based on expected undiscounted net cash flows.

                                  INCOME TAXES

The Company files a consolidated federal income tax return. Deferred income tax assets and liabilities are determined using the liability (or balance sheet) method. Under this method, the net deferred tax asset or liability is determined based on the tax effects of the differences between the book and tax bases of the various balance sheet assets and liabilities and gives current recognition to changes in tax rates and laws.

                            EARNINGS PER COMMON SHARE

Earnings per common share are presented under two formats: earnings per common share and diluted earnings per common share. Earnings per common share are computed by dividing net income (after deducting dividends on preferred stock) by the weighted average number of common shares outstanding during the year. Diluted earnings per common share are computed by dividing net income (after deducting dividends on preferred stock and interest expense on convertible subordinated debentures) by the weighted average number of common shares outstanding during the year, plus the impact of those common stock equivalents (i.e., stock options, restricted share rights and convertible subordinated debentures) that are dilutive.

                        DERIVATIVE FINANCIAL INSTRUMENTS

INTEREST RATE DERIVATIVES The Company uses interest rate derivative financial instruments (futures contracts, forward contracts, swaps, caps, floors and options) primarily to hedge mismatches in the rate maturity of loans and their funding sources and the price risk of interest-rate sensitive assets. These instruments serve to reduce rather than increase the Company's exposure to movements in interest rates. At the inception of the hedge, the Company identifies an individual asset or liability, or an identifiable group of essentially similar assets or liabilities, that expose the Company to interest rate risk at the consolidated or enterprise level. Interest rate derivatives are accounted for by the deferral or accrual method only if they are designated as a hedge and are expected to be and are effective in substantially reducing the risk arising from the asset or liability identified as exposing the Company to risk. Futures contracts must meet specific high correlation tests. For caps, floors and swaps hedging mismatches between interest-bearing asset or liability, their notional amount, interest rate index and life must closely match the related terms of the hedged asset or liability. Caps, floors, swaps and options and the mortgage servicing rights that they hedge must correlate based on certain duration and convexity parameters. For futures contracts, if the underlying financial instrument differs from the hedged asset or liability, there must be a clear economic relationship between the prices of the two financial instruments. If periodic assessment indicates derivatives no longer provide an effective hedge, the derivatives are closed out or settled; previously unrecognized hedge results and the net settlement upon close-out or termination that offset changes in value of the hedged asset or liability are deferred and amortized over the life of the asset or liability with excess amounts recognized in noninterest income or noninterest expense.

Gains and losses on futures contracts, which result from the daily settlement of their open positions, and on forward contracts are deferred and classified on the balance sheet consistent with the hedge strategy. They are recognized in income along with and when the effects of the related changes of the hedged asset or liability are recognized. Amounts payable or receivable for swaps, caps and floors are accrued with the passage of time, the effect of which is included in income along with and when the effects of the related changes of the hedged asset or liability are recognized. Gains and losses on options are recognized as a component of the income reported on the hedged asset or liability. Fees associated with these financial contracts are included on the balance sheet at the time that the fee is paid and are classified consistent with the hedge strategy. These fees are fully recognized by the end of their contractual life.

If a hedged asset or liability settles before maturity of the hedging interest rate derivatives, the derivatives are closed out or settled, and previously unrecognized hedge results and the net settlement upon close-out or termination are accounted for as part of the gains and losses on the hedged asset or liability. If interest rate derivatives used in an effective hedge are closed out or terminated before the hedged item settles, previously unrecognized hedge results and the net settlement upon close-out or termination are deferred and amortized over the life of the hedged asset or liability. Cash flows resulting from interest rate derivatives (including any related fees) that are accounted for as hedges of assets and liabilities are classified in the cash flow statement in the same category as the cash flows from the items being hedged and are reflected in that statement when the cash receipts or payments due under the terms of the instruments are collected, paid or settled.

Interest rate derivatives entered into as an accommodation to customers, interest rate derivatives used to offset the interest rate risk of those contracts and positions taken based on the Company's market expectations or to benefit from price differentials between financial instruments and markets are carried at fair value with unrealized gains and losses recorded in noninterest income. Losses are recognized currently on put options written when the fair value of the underlying security falls below the contractual price at which the security may be put to the Company plus the premium received. Premiums received on covered call options written are deferred until the option terminates. If the fair value of the underlying asset is greater than the contractual price at which the Company must sell the asset, the option should be exercised, at which time the premium will be recorded as an adjustment of the gain or loss recognized on the underlying asset. If the option expires, the premium is recognized in other noninterest income. The fair value of interest rate derivative financial instruments with an unrealized gain is included in trading assets (i.e., within other assets) while the fair value of instruments with an unrealized loss is included in other liabilities. Cash flows resulting from instruments carried at fair value are classified in the cash flow statement as operating cash flows and are reflected in that statement when the cash receipts or payments due under the terms of the instruments are collected, paid or settled.

Credit risk related to interest rate derivative financial instruments is considered and, if material, provided for separately from the allowance for loan losses.

FOREIGN EXCHANGE DERIVATIVES The Company enters into foreign exchange derivative financial instruments (forward and spot contracts and options) primarily as an accommodation to customers and offsets the related foreign exchange risk with other foreign exchange derivatives. Those contracts are carried at fair value, with unrealized gains and losses recorded in noninterest income. Cash flows resulting from foreign exchange derivatives are classified in the cash flow statement as operating cash flows and are reflected in that statement when the cash receipts or payments due under the terms of the foreign exchange derivatives are collected, paid or settled.

The Company also uses forward foreign exchange contracts to hedge uncertainties in funding costs related to specific liabilities denominated in foreign currencies. Gains and losses on those contracts are recognized in income and classified on the balance sheet consistent with the hedged item. Cash flows resulting from these foreign exchange derivatives (including any related fees) are classified in the cash flow statement in the same category as the cash flows from the item being hedged and are reflected in that statement when the cash receipts or payments due under the terms of the instruments are collected, paid or settled.

Credit risk related to all foreign exchange derivatives is considered and, if material, provided for separately from the allowance for loan losses.

                          FOREIGN CURRENCY TRANSLATION

The accounts of the Company's foreign consumer finance subsidiaries are measured using local currency as the functional currency. Assets and liabilities are translated into United States dollars at period-end exchange rates, and income and expense accounts are translated at average monthly exchange rates. Net exchange gains or losses resulting from such translation are excluded from net income and included as a separate component of stockholders' equity.

2.

BUSINESS COMBINATIONS

The Company regularly explores opportunities for acquisitions of financial institutions and related businesses. Generally, management of the Company does not make a public announcement about an acquisition opportunity until a definitive agreement has been signed. Transactions completed in the years ended December 31, 1997, 1996 and 1995 include:

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                      Common
                                                                                       Cash           shares              Method of
(in millions, except share amounts)                              Date    Assets        paid           issued             accounting
-----------------------------------------------------------------------------------------------------------------------------------
1997
Franklin Federal Bancorp., F.S.B., Austin, Texas            January 1   $   621    $    90                --     Purchase of assets
Central Bancorporation, Inc., Fort Worth, Texas            January 28     1,105         --         9,399,576   Pooling of interests*
Reliable Financial Services, Inc., San Juan, Puerto Rico  February 21        39         --         1,753,086   Pooling of interests*
Statewide Mortgage Company, Birmingham, Alabama           February 26        28         --         1,049,992               Purchase
The United Group, Inc., Charlotte, North Carolina            March 21        41         --           648,348               Purchase
Farmers National Bancorp, Inc., Geneseo, Illinois            March 24       198         --         1,207,198               Purchase
The First National Bankshares, Inc.,
   Tucumcari, New Mexico                                      June 17        90         --           608,900               Purchase
Tennessee Credit Corporation, Nashville, Tennessee            July 18        13          3                --               Purchase
Western National Trust Company, National
   Association, Odessa, Texas                                 July 31        --          1                --               Purchase
Fidelity Acceptance Corporation, St. Louis, Missouri        August 31     1,135        344                --               Purchase
The Bank of the Southwest, National Association
   Pagosa Springs, Colorado                               September 2        85         --           490,790               Purchase
International Bancorporation, Inc.,
   Golden Valley, Minnesota                                October 21       483         --         3,601,935   Pooling of interests*
Subsidiaries of Cityside Holding, L.L.C.,
   Eden Prairie, Minnesota                                 October 30       104         42                --               Purchase
J.L.J. Financial Services Corporation,
   Montvale, New Jersey                                    October 31        26          6                --               Purchase
Myers Bancshares Inc., Dallas, Texas                      November 14       135         --           613,247               Purchase
Packers Management Company, Inc.,
   Omaha, Nebraska                                        November 25       162         --         1,171,161               Purchase
First Valley Bank Group, Inc., Los Fresnos, Texas          December 1       519         --         3,291,302   Pooling of interests*
                                                                        -------     -------      -----------
                                                                        $ 4,784     $  486        23,835,535
                                                                        -------     -------      -----------
                                                                        -------     -------      -----------
1996
The Bank of Robstown, Robstown, Texas                      January 12   $    71     $    9                --               Purchase
AMFED Financial, Inc., Reno, Nevada                        January 18     1,519         --        12,093,272   Pooling of interests*
Irene Bancorporation, Inc., Viborg, South Dakota           January 31        40          7                --               Purchase
Canton Bancshares, Inc., Canton, Illinois                 February 15        50         --           558,540               Purchase
Henrietta Bancshares, Inc., Henrietta, Texas                 March 12       164         24                --               Purchase
First Interstate Bancorp                                      April 1    55,797         --       520,019,700               Purchase
Victoria Bankshares, Inc., Victoria, Texas                   April 11     1,919         --        17,021,602   Pooling of interests*
The Prudential Home Mortgage Company, Inc.                      May 7     3,336      3,336                --     Purchase of assets
Cardinal Credit Corporation, Lexington, Kentucky               May 13        34         34                --     Purchase of assets
Benson Financial Corporation, San Antonio, Texas               May 31       464         --         4,088,070   Pooling of interests*
Regional Bank of Colorado, N.A., Rifle, Colorado               June 1        56         --           709,934               Purchase
AmeriGroup, Incorporated, Minneapolis, Minnesota               June 4       155         --         1,832,400               Purchase
Union Texas Bancorporation, Inc., Laredo, Texas               June 27       245         --           789,958               Purchase
B & G Investment Company, San Antonio, Texas                   July 3        71         --           541,996               Purchase
PriMerit Bank, F.S.B., Las Vegas, Nevada                      July 19     1,578        191                --     Purchase of assets
Aman Collection Service, Inc., Aberdeen, South Dakota        August 2         4         --         1,200,000   Pooling of interests*
Rapid Finance, Inc., Jacksonville, Mississippi              August 16        29         29                --     Purchase of assets
National Business Finance, Inc., Denver, Colorado        September 30         8          7                --               Purchase
American Bank Moorhead, Moorhead, Minnesota                 October 1       155         24                --               Purchase
Texas Bancorporation, Inc., Odessa, Texas                  November 1       174         --         1,524,990               Purchase
West Columbia National Bank, West Columbia, Texas         December 27        34          5                --               Purchase
                                                                        -------     -------      -----------
                                                                        $65,903     $3,666       560,380,462
                                                                        -------     -------      -----------
                                                                        -------     -------      -----------
-----------------------------------------------------------------------------------------------------------------------------------

(Continued on following page)

(Continued from preceding page)

--------------------------------------------------------------------------------------------------------------------------------
                                                                                                  Common
                                                                                      Cash        shares               Method of
(in millions, except share amounts)                                 Date   Assets     paid        issued              accounting
--------------------------------------------------------------------------------------------------------------------------------
1995
Ken-Caryl Investment Company, Littleton, Colorado              January 5   $   29   $   --       299,548                Purchase
American Republic Bancshares, Inc., Belen, New Mexico          January 6      222       --     2,413,092                Purchase
Independent Bancorp of Arizona, Inc., Phoenix, Arizona       February 12    1,600      160            --                Purchase
Parker Bankshares, Incorporated, Parker, Colorado            February 28       59       --       789,990    Pooling of interests*
Directors Mortgage Loan Corporation, Riverside, California      March 13      271       --    21,091,556    Pooling of interests*
Babbscha Company, Fridley, Minnesota                             April 1       53       --       551,842                Purchase
The First National Bank of Bay City, Bay City, Texas            April 10      146       --     1,865,284                Purchase
Goldenbanks of Colorado, Inc., Golden, Colorado                    May 1      361       --     5,433,258    Pooling of interests*
ITT Financial Corporation - Island Finance business                May 4    1,016      575            --                Purchase
New Braunfels Bancshares, Inc., New Braunfels, Texas              May 10       43        7            --                Purchase
United Texas Financial Corporation, Wichita Falls, Texas          June 1      296       --     3,031,702                Purchase
First American National Bank, Chandler, Arizona                   June 1       39       --       385,662    Pooling of interests*
First Tule Bancorp, Inc., Tulia, Texas                            June 1       62        8            --                Purchase
The Ryland Group, Inc. - Mortgage-related institutional
   financial services business                                   June 30       --       47            --                Purchase
Comfort Bancshares, Inc., Comfort, Texas                         July 10       41        6            --                Purchase
Valley-Hi Investment Company, San Antonio, Texas                August 1      122       --       855,996                Purchase
Dickinson Bancorporation, Inc., Dickinson, North Dakota         August 8      123       --     1,083,182                Purchase
Alice Bancshares, Inc., Alice, Texas                        September 15      188       40            --                Purchase
State National Bank, El Paso, Texas                            October 2    1,052      157            --                Purchase
Liberty National Bank, Austin, Texas                          October 16      167       27            --                Purchase
The Foothill Group, Inc., Los Angeles, California             October 19      905       --    31,265,378    Pooling of interests*
The First National Bank in Big Spring, Big Spring, Texas      November 1      217       38            --                Purchase
Beacon Business Credit Corp., Boston, Massachusetts           December 1       31       13            --                Purchase
                                                                           ------   ------    ----------
                                                                           $7,043   $1,078    69,066,490
                                                                           ------   ------    ----------
                                                                           ------   ------    ----------
--------------------------------------------------------------------------------------------------------------------------------

* Pooling of interests transaction was not material to the Company's consolidated financial statements; accordingly, previously reported results were not restated.

On April 1, 1996, the Company completed its acquisition of First Interstate Bancorp (First Interstate). The acquisition was accounted for as a purchase transaction. The major components of management's plan for the combined company included the realignment of First Interstate's businesses to reflect Wells Fargo's structure, consolidation of retail branches and administrative facilities and reduction in staffing levels. As a result of this plan, the adjustments to goodwill since April 1, 1996 included accruals totaling approximately $324 million ($191 million after tax) related to the disposition of premises, including an accrual of $127 million ($75 million after tax) associated with the dispositions of traditional former First Interstate branches in California and out of state. At December 31, 1997, the remaining accrual associated with the disposition of traditional former First Interstate branches was $8 million. The California dispositions included 175 branch closures during 1996, 47 branch closures during 1997 and 2 branches scheduled to be closed by June 30, 1998. The Company also entered into definitive agreements with several institutions to sell 20 former First Interstate branches, including deposits, located in California. The sales of 17 of these branches were completed in 1997, with the remaining three branches expected to be completed by June 30, 1998. The out-of-state dispositions included 88 branch closures that were completed in 1997 and 68 closures scheduled to be completed by June 30, 1998. The Company also sold 87 former First Interstate out-of-state branches, including deposits, in 1997. Additionally, the adjustments to goodwill included accruals of approximately $481 million ($284 million after tax) related to severance of former First Interstate employees throughout the Company who have been or will be displaced. Severance payments totaling $372 million were paid since the second quarter of 1996, including $143 million in 1997.

On November 2, 1998 Wells Fargo & Company merged with WFC Holdings, a subsidiary of Norwest Corporation. Previously reported financial information for Norwest and the former Wells Fargo is shown in the table below.

------------------------------------------------------------------------------------
                                                              Year ended December 31,
                                                 -----------------------------------
(in millions)                                      1997         1996            1995
------------------------------------------------------------------------------------
Revenue
   Norwest                                       $9,660         $8,883        $7,566
   Wells Fargo                                    9,608          8,723         5,409

Net Income
   Norwest                                       $1,351         $1,154        $  956
   Wells Fargo                                    1,155          1,071         1,032

------------------------------------------------------------------------------------


The combined financial results of the Company include adjustments to conform the accounting policies of the two companies. The December 31, 1994 balances of certain balance sheet accounts were adjusted to reflect the conforming accounting treatment. Other liabilities increased $79 million and retained earnings decreased $79 million to reflect the conforming postretirement transition obligation identified with the implementation of FAS 106, Employers' Accounting for Post Retirement Benefits Other than Pension accounting treatment. Premises and equipment decreased $49 million and retained earnings decreased $49 million to reflect the conforming of the capitalization policies. In noninterest expense, salaries and benefits decreased $8 million in 1997, 1996 and 1995 and depreciation expense increased $18 million, $3 million, and $7 million in 1997, 1996 and 1995, respectively. Net income (decreased) increased $(7) million, $3 million and none in 1997, 1996 and 1995, respectively.

3.

CASH, LOAN AND DIVIDEND RESTRICTIONS

Federal Reserve Board regulations require reserve balances on deposits to be maintained by the Company's banking subsidiaries with the Federal Reserve Banks. The average required reserve balance was $2.3 billion and $2.6 billion in 1997 and 1996, respectively.

Federal law prevents the Company and its nonbank subsidiaries from borrowing from its subsidiary banks unless the loans are secured by specified collateral. Such secured loans by any subsidiary bank are generally limited to 10 percent of the subsidiary bank's capital and surplus (as defined, which for this purpose represents Tier 1 and Tier 2 capital, as calculated under the risk-based capital guidelines, plus the balance of the allowance for loan losses excluded from Tier 2 capital) and aggregate loans to the Company and its nonbank subsidiaries are limited to 20 percent of the subsidiary bank's capital and surplus.

The payment of dividends to the Parent by subsidiary banks is subject to various federal and state regulatory limitations. Dividends payable by a national bank to the Parent without the express approval of the Office of the Comptroller of the Currency (OCC) are limited to that bank's retained net profits for the preceding two calendar years plus retained net profits up to the date of any dividend declaration in the current calendar year. Retained net profits are defined by the OCC as net income, less dividends declared during the period, both of which are based on regulatory accounting principles. The Company also has several state-chartered subsidiary banks that are subject to state regulations that limit dividends. Under these provisions, except for Wells Fargo Bank, N.A. (WFB, N.A.), the Company's national and state-chartered subsidiary banks could have declared dividends of $495 million and $288 million in 1997 and 1996, respectively, without obtaining prior regulatory approval. With the express approval of the OCC, WFB, N.A. declared dividends in 1997 and 1996 of $1.5 billion in excess of its net income of $2.0 billion for those years. (The total dividends declared by WFB, N.A. in 1997, 1996 and 1995 were $2.0 billion, $1.5 billion and $1.6 billion (including a $.5 billion deemed dividend), respectively). Therefore, before it could declare dividends in 1998 without the approval of the OCC, WFB, N.A. must have had net income of $1.5 billion plus an amount equal to or greater than the dividends declared in 1998. Since it did not have net income of $1.5 billion plus an amount equal to or greater than the dividends expected to be declared in 1998, WFB, N.A. again needed to obtain the approval of the OCC before any dividends were declared in 1998.

4.

INVESTMENT SECURITIES

The following table provides the cost and fair value for the major components of securities available for sale carried at fair value (there were no securities held to maturity at the end of the last three years):

---------------------------------------------------------------------------------------------------------------------------------
                                                                                                                      December 31,
                              ---------------------------------------------------------------------------------------------------
                                                                           1997                                              1996
                              -------------------------------------------------        ------------------------------------------
                                             ESTIMATED    ESTIMATED                            Estimated    Estimated
                                            UNREALIZED   UNREALIZED   ESTIMATED               unrealized   unrealized    Estimated
                                                 GROSS        GROSS        FAIR                    gross        gross         fair
(in millions)                        COST        GAINS       LOSSES       VALUE          Cost      gains       losses        value
---------------------------------------------------------------------------------------------------------------------------------
Securities of U.S. Treasury and
   federal agencies               $ 3,594         $ 38         $ 6       $ 3,626      $ 3,998       $ 29         $ 10      $ 4,017
Securities of U.S. states and
   political subdivisions           1,652           76           2         1,726          928         38            4          962
Mortgage-backed securities:
   Federal agencies                18,203          369          20        18,552       19,694        241          101       19,834
   Private collateralized
      mortgage obligations (1)      2,646           21          13         2,654        3,403         24           24        3,403
                                  -------         ----         ---       -------      -------       ----         ----      -------
      Total mortgage-
         backed securities         20,849          390          33        21,206       23,097        265          125       23,237
Other                                 729           18           3           744          844          2            2          844
                                  -------         ----         ---       -------      -------       ----         ----      -------
      Total debt securities        26,824          522          44        27,302       28,867        334          141       29,060
Marketable equity securities          308          265           3           570          374        384           66          692
                                  -------         ----         ---       -------      -------       ----         ----      -------

       Total                      $27,132         $787          $47      $27,872      $29,241       $718         $207      $29,752
                                  -------         ----          ---      -------      -------       ----         ----      -------
                                  -------         ----          ---      -------      -------       ----         ----      -------
----------------------------------------------------------------------------------------------------------------------------------

(1) Substantially all private collateralized mortgage obligations are AAA-rated bonds collateralized by 1-4 family residential first mortgages.

At December 31, 1997, there were no issuers investment securities (excluding the U.S. Treasury and federal agencies) that exceeded 10% of stockholders equity.

Proceeds from the sale of securities in the securities available for sale portfolio totaled $9.8 billion, $5.9 billion and $6.4 billion in 1997, 1996 and 1995, respectively. The sales of securities in the securities available for sale portfolio resulted in a $99 million gain, $12 million gain and $52 million loss in 1997, 1996 and 1995, respectively.

The following table provides the remaining contractual principal maturities and yields (taxable-equivalent basis) of debt securities available for sale within the investment portfolio. The remaining contractual principal maturities for mortgage-backed securities were allocated assuming no prepayments. Expected remaining maturities will differ from contractual maturities because borrowers may have the right to prepay obligations with or without penalties.

---------------------------------------------------------------------------------------------------------------------------------
                                                                                                                December 31, 1997
                                     --------------------------------------------------------------------------------------------
                                                                                         Remaining contractual principal maturity
                                                        -------------------------------------------------------------------------
                                                                              After one year    After five years
                                             Weighted   Within one year   through five years   through ten years  After ten years
                                       Total  average  ----------------   ------------------   -----------------  ---------------
(in millions)                         amount    yield   Amount    Yield   Amount       Yield   Amount      Yield   Amount  Yield
---------------------------------------------------------------------------------------------------------------------------------
Securities of U.S. Treasury and
   federal agencies                 $ 3,626      6.10%  $1,330    5.83%   $2,008       6.33%    $  240     5.26%  $    48   7.61%
Securities of U.S. states and
   political subdivisions             1,726      6.68       95    6.28       390       6.72        315     7.28       926   6.50
Mortgage-backed securities:
   Federal agencies                  18,552      7.28    1,141    6.79     2,199       6.77        964     7.19    14,248   7.40
   Privately collateralized
      mortgage obligations            2,654      6.83      290    8.00       866       7.05        737     7.08       761   5.91
                                     ------             ------            ------                ------            -------
Total mortgage-backed securities     21,206      7.22    1,431    7.03     3,065       6.85      1,701     7.14    15,009   7.33
                                     ------             ------            ------                ------            -------

Other                                   744      6.17      151    6.26       370       5.97         99     6.92       124   6.04
                                     ------             ------            ------                ------            -------

  ESTIMATED FAIR VALUE OF
     DEBT SECURITIES(1)             $27,302      6.91%  $3,007    6.44%   $5,833       6.28%    $2,355     7.02%  $16,107   7.25%
                                    -------      ----   ------    ----    ------       ----     ------     ----   -------   ----
                                    -------      ----   ------    ----    ------       ----     ------     ----   -------   ----

TOTAL COST OF DEBT SECURITIES       $26,824             $2,982            $5,761                $2,333            $15,748
                                    -------             ------            ------                -------           -------
                                    -------             ------            ------                -------           -------
---------------------------------------------------------------------------------------------------------------------------------

(1) The weighted average yield is computed using the amortized cost of debt securities available for sale.

Investment securities pledged primarily to secure trust and public deposits and for other purposes as required or permitted by law was $13.8 billion, $11.8 billion and $10.4 billion at December 31, 1997, 1996 and 1995, respectively.

5.

LOANS AND ALLOWANCE FOR LOAN LOSSES

A summary of the major categories of loans outstanding is shown in the following table.

----------------------------------------------------------------------------------------------------------
                                                                                               December 31,
                                                                    ----------------------------------------
                                                                             1997                     1996
                                                                      -----------              -----------
(in millions)                                                         OUTSTANDING              Outstanding
----------------------------------------------------------------------------------------------------------

Commercial                                                               $ 32,061                 $ 30,794
Real estate 1-4 family first mortgage                                      14,165                   16,051
Other real estate mortgage                                                 16,326                   16,419
Real estate construction                                                    3,326                    3,247
Consumer:
   Real estate 1-4 family junior lien mortgage                             10,618                   10,357
   Credit card                                                              6,671                    7,028
   Other revolving credit and monthly payment                              17,021                   16,916
                                                                         --------                 --------
      Total consumer                                                       34,310                   34,301
Lease financing                                                             4,968                    3,816
Foreign                                                                     1,155                    1,132
                                                                         --------                 --------
      Total loans (1)                                                    $106,311                 $105,760
                                                                         --------                 --------
                                                                         --------                 --------
----------------------------------------------------------------------------------------------------------

(1) Outstanding loan balances at December 31, 1997 and 1996 are net of unearned income, including net deferred loan fees, of $2,938 million and $2,423 million, respectively.

Total commitments to extend credit were $71,074 million and $65,428 million at December 31, 1997 and 1996 respectively. At December 31, 1997 and 1996, the commercial loan category and related commitments did not have an industry concentration that exceeded 10% of total loans and commitments.

In the course of evaluating the credit risk presented by a customer and the pricing that will adequately compensate the Company for assuming that risk, management determines a requisite amount of collateral support. The type of collateral held varies, but may include accounts receivable, inventory, land, buildings, equipment, income-producing commercial properties and residential real estate. The Company has the same collateral policy for loans whether they are funded immediately or on a delayed basis (commitment).

A commitment to extend credit is a legally binding agreement to lend funds to a customer and is usually for a specified interest rate and purpose. These commitments have fixed expiration dates and generally require a fee. The extension of a commitment gives rise to credit risk. The actual liquidity needs or the credit risk that the Company will experience will be lower than the contractual amount of commitments to extend credit because a significant portion of these commitments is expected to expire without being drawn upon. Certain commitments are subject to a loan agreement containing covenants regarding the financial performance of the customer that must be met before the Company is required to fund the commitment. The Company uses the same credit policies in making commitments to extend credit as it does in making loans.

In addition, the Company manages the potential credit risk in commitments to extend credit by limiting the total amount of arrangements, both by individual customer and in the aggregate; by monitoring the size and maturity structure of these portfolios; and by applying the same credit standards maintained for all of its credit activities. The credit risk associated with these commitments is considered in management's determination of the allowance for loan losses.

Standby letters of credit totaled $3,716 million and $4,098 million at December 31, 1997 and 1996, respectively. Standby letters of credit are issued on behalf of customers in connection with contracts between the customers and third parties. Under standby letters of credit, the Company assures that the third parties will receive specified funds if customers fail to meet their contractual obligations. The liquidity risk to the Company arises from its obligation to make payment in the event of a customer's contractual default. The credit risk involved in issuing letters of credit and the Company's management of that credit risk is considered in management's determination of the allowance for loan losses. Standby letters of credit are net of participations sold to other institutions of $573 million in 1997 and $447 million in 1996.

Included in standby letters of credit are those that back financial instruments (financial guarantees). The Company had issued or purchased participations in financial guarantees of approximately $2,140 million and $2,866 million at December 31, 1997 and 1996, respectively. The Company also had commitments for commercial and similar letters of credit of $751 million and $690 million at December 31, 1997 and 1996, respectively. Substantially all fees received from the issuance of financial guarantees are deferred and amortized on a straight-line basis over the term of the guarantee. Losses on standby letters of credit and other similar letters of credit have been immaterial.

The Company has an established process to determine the adequacy of the allowance for loan losses which assesses the risk and losses inherent in its portfolio. This process provides an allowance consisting of two components, allocated and unallocated. To arrive at the allocated component of the allowance, the Company combines estimates of the allowances needed for loans analyzed individually (including impaired loans subject to FAS 114) and loans analyzed on a pool basis. While coverage of one year's losses is often adequate (particularly for homogeneous pools of loans), the time period covered by the allowance may vary by portfolio, based on the Company's best estimate of the inherent losses in the entire portfolio as of the evaluation date. To mitigate the imprecision inherent in most estimates of expected credit losses, the allocated component of the allowance is supplemented by an unallocated component. The unallocated component includes management's judgmental determination of the amounts necessary for concentrations, economic uncertainties and other subjective factors; correspondingly, the relationship of the unallocated component to the total allowance for loan losses may fluctuate from period to period. Although management has allocated a portion of the allowance to specific loan categories, the adequacy of the allowance must be considered in its entirety.

The Company's determination of the level of the allowance and, correspondingly, the provision for loan losses rests upon various judgments and assumptions, including general economic conditions, loan portfolio composition, prior loan loss experience and the Company's ongoing examination process and that of its regulators. The Company has an internal risk analysis and review staff that reports to the Board of Directors and continuously reviews loan quality. Such reviews also assist management in establishing the level of the allowance. Like all national banks, all national subsidiary banks continue to be subject to examination by their primary regulator, the Office of the Comptroller of the Currency (OCC), and some have OCC examiners in residence. These examinations occur throughout the year and target various activities of the subsidiary banks, including specific segments of the loan portfolio (for example, commercial real estate and shared national credits). In addition to the subsidiary banks being examined by the OCC, the Parent and its nonbank subsidiaries are examined by the Federal Reserve.

The Company considers the allowance for loan losses of $3,062 million adequate to cover losses inherent in loans, loan commitments and standby letters of credit at December 31, 1997.

Changes in the allowance for loan losses were as follows:

---------------------------------------------------------------------------------------------------------------
                                                                                         Year ended December 31,
                                                            ---------------------------------------------------
(in millions)                                                  1997        1996       1995       1994      1993
---------------------------------------------------------------------------------------------------------------

BALANCE, BEGINNING OF YEAR                                  $ 3,059     $ 2,711     $2,872     $2,911    $2,840

Allowance related to assets acquired, (net) (1)                 168         870        119         29        36

Provision for loan losses                                     1,140         500        312        365       708

Loan charge-offs:
   Commercial                                                  (357)       (200)       (99)       (90)     (172)
   Real estate 1-4 family first mortgage                        (26)        (24)       (20)       (23)      (40)
   Other real estate mortgage                                   (26)        (50)       (59)       (96)     (225)
   Real estate construction                                      (5)        (14)       (10)       (22)      (80)
   Consumer:
      Real estate 1-4 family junior lien mortgage               (37)        (38)       (23)       (33)      (38)
      Credit card                                              (579)       (487)      (330)      (211)     (223)
      Other revolving credit and monthly payment               (618)       (488)      (255)      (167)     (157)
                                                            -------     -------     ------     ------    ------
         Total consumer                                      (1,234)     (1,013)      (608)      (411)     (418)
   Lease financing                                              (46)        (35)       (18)       (16)      (20)
   Foreign                                                      (37)        (35)       (29)       (26)      (19)
                                                            -------     -------     ------     ------    ------
            Total loan charge-offs                           (1,731)     (1,371)      (843)      (684)     (974)
                                                            -------     -------     ------     ------    ------
Loan recoveries:
   Commercial                                                   105          89         68         74       115
   Real estate 1-4 family first mortgage                          9          12          8         11         9
   Other real estate mortgage                                    62          57         65         43        75
   Real estate construction                                      12          12          5         22        11
   Consumer:
      Real estate 1-4 family junior lien mortgage                10          10          4          5         5
      Credit card                                                61          50         26         29        29
      Other revolving credit and monthly payment                144         101         57         46        44
                                                            -------     -------     ------     ------    ------
         Total consumer                                         215         161         87         80        78
   Lease financing                                               13           9         13         17         9
   Foreign                                                       10           9          5          4         4
                                                            -------     -------     ------     ------    ------
            Total loan recoveries                               426         349        251        251       301
                                                            -------     -------     ------     ------    ------
               Total net loan charge-offs                    (1,305)     (1,022)      (592)      (433)     (673)
                                                            -------     -------     ------     ------    ------
BALANCE, END OF YEAR                                        $ 3,062     $ 3,059     $2,711     $2,872    $2,911
                                                            -------     -------     ------     ------    ------
                                                            -------     -------     ------     ------    ------
Total net loan charge-offs as a percentage of
   average total loans                                         1.25%       1.04%       .84%       .70%     1.14%
                                                            -------     -------    -------    -------   -------
                                                            -------     -------    -------    -------   -------
Allowance as a percentage of total loans                       2.88%       2.89%      3.83%      4.31%     4.87%
                                                            -------     -------    -------    -------   -------
                                                            -------     -------    -------    -------   -------
---------------------------------------------------------------------------------------------------------------

(1) Includes $11 million related to the sale of former First Interstate banks in 1996.

In accordance with FAS 114, the table below shows the recorded investment in impaired loans by loan category and the related methodology used to measure impairment at December 31, 1997 and 1996:

-------------------------------------------------------------------------------------
                                                                          December 31,
(in millions)                                              1997                  1996
-------------------------------------------------------------------------------------
Impairment measurement based on:
   Collateral value method                                 $346                  $510
   Discounted cash flow method                               61                   101
   Historical loss factors                                   27                    26
                                                           ----                  ----
      Total (1) (2)                                        $434                  $637
                                                           ----                  ----
                                                           ----                  ----
-------------------------------------------------------------------------------------

(1) Includes accruing loans of $23 million and $50 million at December 31, 1997 and 1996, respectively, that were purchased at a steep discount whose contractual terms were modified after acquisition. The modified terms did not affect the book balance nor the yields expected at the date of purchase.
(2) Includes $115 million and $120 million of impaired loans with a related FAS 114 allowance of $36 million and $33 million at December 31, 1997 and 1996, respectively.

The average recorded investment in impaired loans during 1997, 1996 and 1995 was $513 million, $655 million and $560 million, respectively. Total interest income recognized on impaired loans during 1997, 1996 and 1995 was $15 million, $21 million and $17 million, respectively, most of which was recorded using the cash method.

The Company uses either the cash or cost recovery method to record cash receipts on impaired loans that are on nonaccrual. Under the cash method, contractual interest is credited to interest income when received. This method is used when the ultimate collectibility of the total principal is not in doubt. Under the cost recovery method, all payments received are applied to principal. This method is used when the ultimate collectibility of the total principal is in doubt. Loans on the cost recovery method may be changed to the cash method when the application of the cash payments has reduced the principal balance to a level where collection of the remaining recorded investment is no longer in doubt.

6.

PREMISES, EQUIPMENT, LEASE COMMITMENTS AND OTHER ASSETS

The following table presents comparative data for premises and equipment:

------------------------------------------------------------------------------------------------
                                                                                     December 31,
                                                                   -----------------------------
(in millions)                                                        1997                   1996
------------------------------------------------------------------------------------------------
Land                                                               $  364                 $  385
Buildings                                                           2,403                  2,472
Furniture and equipment                                             2,474                  2,454
Leasehold improvements                                                609                    594
Premises leased under capital leases                                  125                    132
                                                                   ------                 ------
   Total                                                            5,975                  6,037
Less accumulated depreciation and amortization                      2,664                  2,514
                                                                   ------                 ------
      Net book value                                               $3,311                 $3,523
                                                                   ------                 ------
                                                                   ------                 ------
------------------------------------------------------------------------------------------------

Depreciation and amortization expense was $480 million, $451 million and $317 million in 1997, 1996 and 1995, respectively. Losses on disposition of premises and equipment, recorded in noninterest income, were $76 million, $45 million and $38 million in 1997, 1996 and 1995, respectively. Also recorded in noninterest income were gains (losses) from disposition of operations of $15 million, $(95) million and $(89) million in 1997, 1996 and 1995, respectively. The losses were primarily related to the disposition of premises associated with scheduled branch closures.

The Company is obligated under a number of noncancelable operating leases for premises (including vacant premises) and equipment with terms, including renewal options, up to 100 years, many of which provide for periodic adjustment of rentals based on changes in various economic indicators. The following table shows future minimum payments under noncancelable operating leases, net of sublease rentals, and capital leases with terms in excess of one year as of December 31, 1997:

---------------------------------------------------------------------------------------------
(in millions)                                  Operating leases                Capital leases
---------------------------------------------------------------------------------------------
Year ended December 31,
1998                                                     $  364                          $ 14
1999                                                        322                            14
2000                                                        270                            13
2001                                                        209                            12
2002                                                        161                            12
Thereafter                                                  956                            85
                                                         ------                          ----
Total minimum lease payments                             $2,282                           150
                                                         ------
                                                         ------

Amounts representing interest                                                             (75)
                                                                                         ----

Present value of net minimum lease payments                                              $ 75
                                                                                         ----
                                                                                         ----
---------------------------------------------------------------------------------------------

Rental expense, net of rental income, for all operating leases was $441 million, $427 million and $298 million in 1997, 1996 and 1995, respectively.

The components of interest receivable and other assets at December 31, 1997 and 1996 were as follows:

-----------------------------------------------------------------------------------------
                                                                              December 31,
                                                      -------------------------------------
(in millions)                                              1997                      1996
-----------------------------------------------------------------------------------------

Nonmarketable equity investments                        $ 1,860                   $ 1,797
Trading assets                                            1,302                       591
Interest receivable                                       1,057                     1,153
Other real estate (ORE)                                     264                       308
Certain identifiable intangible assets                      206                       228
Due from customers on acceptances                           129                       237
Interest-earning deposits                                    68                     1,309
Other                                                     5,190                     5,625
                                                        -------                   -------
   Total interest receivable and other assets           $10,076                   $11,248
                                                        -------                   -------
                                                        -------                   -------
-----------------------------------------------------------------------------------------

Income from nonmarketable equity investments accounted for using the cost method was $157 million, $137 million and $58 million in 1997, 1996 and 1995, respectively.

Trading assets consist predominantly of securities, including corporate debt and U.S. government agency obligations. Gains from trading assets were $151 million, $79 million and $67 million in 1997, 1996 and 1995, respectively.

Amortization expense for certain identifiable intangible assets included in other assets was $29 million, $26 million and $12 million in 1997, 1996 and 1995, respectively.

7.

DEPOSITS

The aggregate amount of time certificates of deposit and other time deposits issued by domestic offices was $32,257 million and $31,956 million at December 31, 1997 and 1996, respectively. At December 31, 1997, the contractual maturities of these deposits were as follows: $24,503 million in 1998, $3,528 million in 1999, $2,917 million in 2000, $563 million in 2001, $500 million in 2002 and $246 million thereafter. Substantially all of these deposits were interest bearing.

Of the total above, the amount of time deposits with a denomination of $100,000 or more was $7,571 million and $6,952 million at December 31, 1997 and 1996, respectively. At December 31, 1997, the contractual maturities of these deposits were as follows: $3,373 million in 3 months or less, $1,600 million over 3 through 6 months, $1,567 million over 6 through 12 months and $1,031 million over 12 months.

Time certificates of deposit and other time deposits issued by foreign offices with a denomination of $100,000 or more represent substantially all of the foreign deposit liabilities of $1,402 million and $400 million at December 31, 1997 and 1996, respectively.

Demand deposit overdrafts that have been reclassified as loan balances were $703 million and $1,095 million at December 31, 1997 and 1996, respectively.

8.

SHORT-TERM BORROWINGS

The table below shows selected information for short-term borrowings. These borrowings generally mature in less than 30 days.

At December 31, 1997, the Company had available lines of credit totaling $2,362 million, including $2,062 million with a subsidiary, Norwest Financial Services. A portion of these financing arrangements require the maintenance of compensating balances or payment of fees, which are not material.

-------------------------------------------------------------------------------------------------------------------
                                                                     1997                1996                  1995
                                                          ---------------      --------------       ---------------
(in millions, except rates)                                AMOUNT    RATE       Amount   Rate       Amount     Rate
-------------------------------------------------------------------------------------------------------------------
AT DECEMBER 31,
Commercial paper and other short-term borrowings          $ 6,456    5.73%     $ 5,309   5.37%      $ 5,159    5.79%
Federal funds purchased and securities sold under
   agreements to repurchase                                 6,925    5.59        4,694   5.26         6,344    5.22
                                                          -------              -------              -------
      Total                                               $13,381    5.65      $10,003   5.32       $11,503    5.47
                                                          -------              -------              -------
                                                          -------              -------              -------

FOR THE YEAR ENDED DECEMBER 31,
AVERAGE DAILY BALANCE (1)
Commercial paper and other short-term borrowings          $ 5,473    5.59%     $ 5,998   5.37%      $ 5,426    5.9 %
Federal funds purchased and securities sold under
   agreements to repurchase                                 5,889    5.17        4,694   5.10         7,256    5.81
                                                          -------              -------              -------
      Total                                               $11,362    5.37      $10,692   5.26       $12,682    5.88
                                                          -------              -------              -------
                                                          -------              -------              -------

MAXIMUM MONTH-END BALANCE
Commercial paper and other short-term borrowings (2)      $ 6,456    NA        $ 7,785   NA         $ 6,956    NA
Federal funds purchased and securities sold under
   agreements to repurchase (3)                             8,722    NA          6,320   NA           8,552    NA

NA-Not applicable.

-------------------------------------------------------------------------------------------------------------------

(1) Average balances are computed using daily amounts.
(2) Highest month-end balance in each of the last three years appeared in December 1997, July 1996 and August 1995, respectively.
(3) Highest month-end balance in each of the last three years appeared in June 1997, January 1996 and March 1995, respectively.

9.

LONG-TERM  DEBT

The following is a summary of long term debt (reflecting unamortized debt discounts and premiums, where applicable) owed by the Parent and its subsidiaries:

-------------------------------------------------------------------------------------------------------------------
                                                              Maturity            Interest
(in millions, except rates)                                       date                rate         1997        1996
-------------------------------------------------------------------------------------------------------------------
WELLS FARGO & COMPANY (PARENT ONLY)

SENIOR

Medium-Term Notes (1)                                        1998-2027      5.625% - 8.15%       $3,325      $2,925
Medium-Term Notes                                            1998-2002       4.93% - 7.75%          133         558
Floating Rate Medium-Term Notes (1)                          1998-1999             various          330         580
Medium-Term Notes (1)(2)                                     2000-2005       6.50% - 7.68%        1,000       1,000
Floating Rate Euro Medium-Term Notes  (1)                         2001             various          300         300
Notes (1)                                                         1998               5.75%          100         100
Notes (1)                                                         2000               6.00%          200         200
Notes (1)                                                         1997              6.003%           --         200
ESOP Notes                                                        1999               8.52%            9          13
                                                                                                 ------      ------
   Total senior debt - Parent                                                                     5,397       5,876
                                                                                                 ------      ------
SUBORDINATED

Capital Notes (1)                                                 1997               9.25%           --         100
Notes                                                             2003              6.625%          200         200
Debentures (10)                                                   2023               6.65%          200         200
Other notes (1)                                                            5.75% to 6.625%            8           8
                                                                                                 ------      ------
   Total subordinated debt - Parent                                                                 408         508
                                                                                                 ------      ------
      Total long-term debt - Parent                                                               5,805       6,384
                                                                                                 ------      ------
WFC HOLDINGS CORPORATION & SUBSIDIARIES

SENIOR

Floating-Rate Medium-Term Notes                              1998-1999             Various        1,460       1,571
Notes (1)                                                         1998              11.00%           55          55
Medium-Term Notes (1)(9)                                     1998-2002         7.78-10.90%          356         359
Notes payable by subsidiaries                                                                        53          68
Obligations of subsidiaries under capital leases (Note 6)                                            59          67
                                                                                                 ------      ------
   Total senior debt - WFC Holdings                                                               1,983       2,120
                                                                                                 ------      ------
SUBORDINATED

Floating-Rate Notes (3)(4)                                        1997             Various           --         100
Floating-Rate Notes (3)(5)(6)                                     1997             Various           --         100
Floating-Rate Notes (3)(5)                                        1997             Various           --          83
Floating-Rate Capital Notes (3)(5)(7)                             1998             Various          200         200
Floating-Rate Notes (3)(5)                                        2000             Various          118         118
Capital Notes (7)                                                 1999              8.625%          186         190
Notes                                                             1997              12.75%           --          70
Notes (1)(8)(9)                                                   2002               8.15%          101          97
Notes                                                             2002               8.75%          200         201
Notes                                                             2002              8.375%          149         149
Notes                                                             2003              6.875%          150         150
Notes                                                             2003              6.125%          249         249
Notes (1)(9)                                                      2004              9.125%          137         137
Notes (1)(8)(9)                                                   2004                9.0%          124         121
Notes (1)                                                         2006              6.875%          499         499
Notes (1)(9)                                                      2006              7.125%          299         299
Medium-term Notes (1)                                        1998-2002         9.38-11.25%          173         177
                                                                                                 ------      ------
   Total subordinated debt - WFC Holdings                                                         2,585       2,940
                                                                                                 ------      ------
      Total long-term debt - WFC Holdings                                                        $4,568      $5,060
                                                                                                 ------      ------
-------------------------------------------------------------------------------------------------------------------

(Continued on the following page)

(Continued from preceding page)

----------------------------------------------------------------------------------------------------------------------------------
                                                                             Maturity            Interest
(in millions, except rates)                                                      date                rate         1997        1996
----------------------------------------------------------------------------------------------------------------------------------
NORWEST FINANCIAL, INC. AND ITS SUBSIDIARIES (NORWEST FINANCIAL)

Senior debt  +                                                             1998 - 2009        4.79 - 8.65%      $ 5,219     $ 4,081

Subordinated debt                                                                1998               7.34%            2          52
                                                                                                               -------     -------
      Total long-term debt - Norwest Financial                                                                   5,221       4,133
                                                                                                               -------     -------
OTHER CONSOLIDATED SUBSIDIARIES

SENIOR

FHLB Notes and Advances (10)                                              1998 - 2027       3.15 to 8.38%          377         477
Floating Rate FHLB Advances (10)                                          1998 - 2011             Various        1,326       2,050
Senior Notes                                                              1998 - 2000              12.25%            2           3
Other notes and debentures                                                1998 - 2006      3.00 to 11.90%           20          19
Capital lease obligations                                                                                           16          16
                                                                                                               -------     -------
      Total long-term debt - other consolidated subsidiaries                                                     1,741       2,565
                                                                                                               -------     -------
   Total consolidated long-term debt                                                                           $17,335     $18,142
                                                                                                               -------     -------
                                                                                                               -------     -------
----------------------------------------------------------------------------------------------------------------------------------

 (1) The Company entered into interest rate swap agreements for substantially all of these Notes, whereby the Company receives fixed-rate interest payments approximately equal to interest on the Notes and makes interest payments based on an average three- month or six-month LIBOR rate.
 (2) The Company can call $100 million, beginning May 30, 1998 upon 30 days' notice.
 (3)  Notes are currently redeemable in whole or in part, at par.
 (4) Subject to a maximum interest rate of 13% due to the purchase of an interest rate cap.
 (5) May be redeemed in whole, at par, at any time in the event withholding taxes are imposed by the United States.
 (6)  Subject to a maximum interest rate of 13%.
 (7)  Mandatory Equity Notes.
 (8)  These Notes are redeemable in whole or in part, at par, prior to maturity.
 (9) The interest rate swap agreement for these Notes is callable by the counterparty prior to the maturity of the Notes.
 (10) The maturities of the FHLB advances are determined quarterly, based on the outstanding balance, the then current LIBOR rate, and the maximum life of the advance. Advances maturing within the next year are expected to be refinanced, extending the maturity of such borrowings beyond one year.

At December 31, 1997, the principal payments, including sinking fund payments, on long-term debt are due as follows in the table below.

----------------------------------------------------
(in millions)         Parent                 Company
----------------------------------------------------
1998                  $  695                  $3,720
1999                     781                   2,283
2000                     801                   1,874
2001                     801                   1,608
2002                     626                   1,717
Thereafter             2,101                   6,133
                      ------                  ------
Total                 $5,805                 $17,335
                      ------                 -------
                      ------                 -------
----------------------------------------------------

The interest rates on floating-rate notes are determined periodically by formulas based on certain money market rates, subject, on certain notes, to minimum or maximum interest rates.

The Company's mandatory convertible debt, which is identified by note (7) to the table above, qualifies as Tier 2 capital but is subject to discounting and note fund restrictions under the risk-based capital rules. The terms of the Mandatory Equity Notes of $200 million, due in 1998, and $186 million, due in 1999, require the Company to sell or exchange with the noteholder the Company's common stock, perpetual preferred stock or other capital securities at maturity or earlier redemption of the Notes. At December 31, 1997, $264 million of stockholders' equity had been designated for the retirement or redemption of these Notes. The Company has $0.1 million convertible debentures due in 2003, that can be converted into common stock of the Company at $2.50 per share, subject to adjustment for certain events. Repayment is subordinated, but only to the extent described in the indenture relating to the debentures, to the prior payment in full of all the Company's obligations for borrowed money. They are redeemable at the principal amount.

Certain of the agreements under which debt has been issued contain provisions that may limit the merger or sale of the bank subsidiaries and the issuance of its capital stock or convertible securities. The Company was in compliance with the provisions of the borrowing agreements at December 31, 1997.

10.

GUARANTEED PREFERRED BENEFICIAL INTERESTS IN COMPANY'S SUBORDINATED DEBENTURES

In 1996, the former Wells Fargo established four separate special purpose trusts, which collectively issued $1,150 million in trust preferred securities. In 1997, the former Wells Fargo issued an additional $150 million in trust preferred securities through a separate trust. The proceeds from such issuances, together with the proceeds of the related issuances of common securities of the trusts, were invested in junior subordinated deferrable interest debentures (debentures) of the former Wells Fargo. Concurrent with the issuance of the preferred securities by the trusts, the former Wells Fargo issued guarantees for the benefit of the security holders. These trust preferred securities provide the Company with a more cost-effective means of obtaining Tier 1 capital for regulatory purposes than if the Company itself were to issue additional preferred stock because the Company is allowed to deduct, for income tax purposes, distributions to the holders of the trust preferred securities. The sole assets of these special purpose trusts are the debentures. WFC Holdings owns all of the common securities of the five trusts. The preferred securities issued by the trusts rank senior to the common securities. The obligations of WFC Holdings under the debentures, the indentures, the relevant trust agreements and the guarantees, in the aggregate, constitute a full and unconditional guarantee by WFC Holdings of the obligations of the trusts under the trust preferred securities and rank subordinate and junior in right of payment to all liabilities of WFC Holdings. The Parent guarantees the obligations of WFC Holdings.

Listed below are the series of trust preferred securities of Wells Fargo Capital A, Wells Fargo Capital B, Wells Fargo Capital C, Wells Fargo Capital I and Wells Fargo Capital II issued at $1,000 per security. The distributions are cumulative and payable semi-annually on the first day of June and December for Wells Fargo Capital A, Wells Fargo Capital B and Wells Fargo Capital C and on the fifteenth day of June and December for Wells Fargo Capital I. The distributions are cumulative and payable quarterly on the 30th of January, April, July and October for Wells Fargo Capital II. The trust preferred securities are subject to mandatory redemption at the stated maturity date of the debentures, upon repayment of the debentures or earlier, pursuant to the terms of the Trust Agreement.

WELLS FARGO CAPITAL A: This trust issued $300 million in trust preferred securities in November 1996 and concurrently invested $309 million in debentures of WFC Holdings with a stated maturity of December 1, 2026. This class of trust preferred securities will accrue semi-annual distributions of $40.63 per security (8.13% annualized rate).

WELLS FARGO CAPITAL B: This trust issued $200 million in trust preferred securities in November 1996 and concurrently invested $206 million in debentures of WFC Holdings with a stated maturity of December 1, 2026. This class of trust preferred securities will accrue semi-annual distributions of $39.75 per security (7.95% annualized rate).

WELLS FARGO CAPITAL C: This trust issued $250 million in trust preferred securities in November 1996 and concurrently invested $258 million in debentures of WFC Holdings with a stated maturity of December 1, 2026. This class of trust preferred securities will accrue semi-annual distributions of $38.65 per security (7.73% annualized rate).

WELLS FARGO CAPITAL I: This trust issued $400 million in trust preferred securities in December 1996 and concurrently invested $412 million in debentures of WFC Holdings with a stated maturity of December 15, 2026. This class of trust preferred securities will accrue semi-annual distributions of $39.80 per security (7.96% annualized rate).

WELLS FARGO CAPITAL II: This trust issued $150 million in trust preferred securities in January 1997 and concurrently invested $155 million in debentures of WFC Holdings with a stated maturity of January 30, 2027. This class of trust preferred securities will accrue quarterly distributions at a variable annual rate of LIBOR plus 0.5%.

On or after December 2006 for Wells Fargo Capital A, Wells Fargo Capital B, Wells Fargo Capital C and Wells Fargo Capital I and on or after January 2007 for Wells Fargo Capital II, each of the series of trust preferred securities may be redeemed and the corresponding debentures may be prepaid at the option of WFC Holdings, subject to Federal Reserve approval, at declining redemption prices. Prior to December 2006 for Wells Fargo Capital A, Wells Fargo Capital B, Wells Fargo Capital C and Wells Fargo Capital I and prior to January 2007 for Wells Fargo Capital II, the securities may be redeemed at the option of the Company on the occurrence of certain events that result in a negative tax impact, negative regulatory impact on the trust preferred securities of WFC Holdings or negative legal or regulatory impact on the appropriate special purpose trust which would define it as an investment company. In addition, the Company has the right to defer payment of interest on the debentures and, therefore, distributions on the trust preferred securities for up to five years. The Company repurchased securities during 1998 in the open market.

11.

PREFERRED STOCK

The Company is authorized to issue 20,000,000 shares of preferred stock and 4,000,000 shares of preference stock, without par value. Of the 20,000,000 preferred shares authorized, there were 6,531,405 shares and 7,613,779 shares of preferred stock issued and outstanding at December 31, 1997 and 1996, respectively. No shares of preference stock are currently outstanding. All preferred and preference shares rank senior to common shares both as to dividends and liquidation preference but have no general voting rights.

The following is a summary of preferred stock (adjustable and fixed):

----------------------------------------------------------------------------------------------------------------------------------
                                                     Shares issued     Carrying amount                          Dividends declared
                                                   and outstanding       (in millions)                               (in millions)
                                            ----------------------     ---------------         Adjustable   ----------------------
                                                       December 31,        December 31,    dividends rate   Year ended December 31,
                                            ----------------------     ---------------   ----------------   ----------------------
                                                 1997         1996     1997       1996  Minimum   Maximum   1997     1996     1995
----------------------------------------------------------------------------------------------------------------------------------
Adjustable-Rate Cumulative, Series B        1,500,000    1,500,000     $ 75       $ 75      5.5%     10.5%  $ 4      $ 4       $ 5
   (Liquidation preference $50)

9% Cumulative, Series C                            --           --       --         --       --        --    --       21        21
   (Liquidation preference $500) (1)

8-7/8% Cumulative, Series D                        --      350,000       --        175       --        --     3       16        16
   (Liquidation preference $500) (2)

9-7/8% Cumulative, Series F                        --           --       --         --       --        --    --       12        --
   (Liquidation preference $200) (3) (4)

9% Cumulative, Series G                            --      750,000       --        150       --        --     5       10        --
   (Liquidation preference $200) (3) (5)

6.59%/Adjustable Rate Noncumulative         4,000,000    4,000,000      200        200      7.0      13.0    13        4        --
   Preferred Stock, Series H
   (Liquidation preference $50)

Cumulative tracking
   (Liquidation preference $200)              955,000      955,000      191        191     9.30      9.30    18       18        18
1997 ESOP Cumulative Convertible
   (Liquidation preference $1,000)             22,927          --        23        --       8.5      10.0    --       --        --
1996 ESOP Cumulative Convertible
   (Liquidation preference $1,000)             22,831       24,469       23        24       8.5      10.0    --       --        --
1995 ESOP Cumulative Convertible
   (Liquidation preference $1,000)             20,625       22,716       21        23       8.5      10.0    --       --        --
ESOP Cumulative Convertible
   (Liquidation preference $1,000)             10,022       11,594       10        12       8.5      10.0    --       --        --
10.24% Cumulative
   (Liquidation preference $100)                   --           --       --        --     10.24     10.24    --       --        11
Cumulative Convertible Series B
   (Liquidation preference $200)                   --           --       --        --       7.0       7.0    --       --        12
Unearned ESOP shares (6)                           --           --      (80)      (61)       --        --    --       --        --
                                            ---------    ---------     ----      ----                       ---      ---        --

      Total                                 6,531,405    7,613,779     $463      $789                       $43      $85       $83
                                            ---------    ---------     ----      ----                       ---      ---       ---
                                            ---------    ---------     ----      ----                       ---      ---       ---
----------------------------------------------------------------------------------------------------------------------------------

(1) In December 1996, the Company redeemed all $239 million (477,500 shares) of its Series C preferred stock.
(2) In March 1997, the Company redeemed all $175 million (350,000 shares) of its Series D preferred stock.
(3) In April 1996, the Series F and Series G preferred stock were converted from First Interstate preferred stock into the right to receive one share of the Company's preferred stock.
(4) In November 1996, the Company redeemed all $200 million (1,000,000 shares) of its Series F preferred stock.
(5) In May 1997, the Company redeemed all $150 million (750,000 shares) of its Series G preferred stock.
(6) In accordance with the American Institute of Certified Public Accountants (AICPA) Statement of Position 93-6, "Employers' Accounting for Employee Stock Ownership Plans," the Company recorded a corresponding charge to unearned ESOP shares in connection with the issuance of the ESOP Preferred Stock. The unearned ESOP shares are reduced as shares of the ESOP Preferred Stock are committed to be released. For information on dividends declared, see Note 12.

ADJUSTABLE-RATE CUMULATIVE PREFERRED STOCK, SERIES B These shares were redeemable at the option of the Company through May 14, 1996 at a price of $51.50 per share and, thereafter, at $50 per share plus accrued and unpaid dividends. Dividends are cumulative and payable quarterly on the 15th of February, May, August and November. For each quarterly period, the dividend rate is 76% of the highest of the three-month Treasury bill discount rate, 10-year constant maturity Treasury security yield or 20-year constant maturity Treasury bond yield, but limited to a minimum of 5.5% and a maximum of 10.5% per year. The average dividend rate was 5.5%, 5.5% and 5.8% during 1997, 1996 and 1995, respectively.

9% CUMULATIVE PREFERRED STOCK, SERIES C In December 1996, the Company redeemed all $239 million of its Series C preferred stock at a price of $500 per share plus accrued and unpaid dividends. This class of preferred stock had been issued as depositary shares, each representing one-twentieth of a share of the Series C preferred stock. Dividends of $11.25 per share (9% annualized rate) were cumulative and payable on the last day of each calendar quarter.

8-7/8% CUMULATIVE PREFERRED STOCK, SERIES D In March 1997, the Company redeemed all $175 million of its Series D preferred stock at a price of $500 per share plus accrued and unpaid dividends. This class of preferred stock had been issued as depositary shares, each representing one-twentieth of a share of the Series D preferred stock. Dividends of $11.09 per share (8-7/8% annualized rate) were cumulative and payable on the last day of each calendar quarter.

9-7/8% CUMULATIVE PREFERRED STOCK, SERIES F In November 1996, the Company redeemed all $200 million of its Series F preferred stock at a price of $200 per share plus accrued and unpaid dividends. This class of preferred stock had been issued as depositary shares, each representing one-eighth of a share of the Series F preferred stock. Dividends of $4.94 per share (9-7/8% annualized rate) were cumulative and payable on the last day of each calendar quarter.

9% CUMULATIVE PREFERRED STOCK, SERIES G In May 1997, the Company redeemed all $150 million of its Series G preferred stock at a price of $200 per share plus accrued and unpaid dividends. This class of preferred stock had been issued as depositary shares, each representing one-eighth of a share of Series G preferred stock. Dividends of $4.50 per share (9% annualized rate) were cumulative and payable on the last day of each calendar quarter.

6.59%/ADJUSTABLE RATE NONCUMULATIVE PREFERRED STOCK, SERIES H These shares are redeemable at the option of the Company on or after October 1, 2001 at a price of $50 per share plus accrued and unpaid dividends. Dividends are noncumulative and payable on the first day of each calendar quarter at an annualized rate of 6.59% through October 1, 2001. The dividend rate after October 1, 2001 will be equal to .44% plus the highest of the Treasury bill discount rate, the 10-year constant maturity rate and the 30-year constant maturity rate, as determined in advance of such dividend period, limited to a minimum of 7% and a maximum of 13%.

CUMULATIVE TRACKING PREFERRED STOCK On December 30, 1994, the Company issued 980,000 shares of Cumulative Tracking Preferred Stock, $200 liquidation value per share, of which

25,000 shares were held by a subsidiary at December 31, 1997, 1996 and 1995. Dividends on shares of Cumulative Tracking Preferred Stock are cumulative from the date of issue and are payable quarterly. The initial dividend rate is 9.30 percent per annum. The dividend rate is reset on January 1, 2000, and on January 1 of each fifth year thereafter. The reset rate is the greater of the 5-, 10-, or 30-year Treasury rate or three-month LIBOR plus 250 basis points. At the time of initial issuance of the shares of Cumulative Tracking Preferred Stock, the holders thereof became assignees of the Company's beneficial interest in an equivalent number of Class A preferred limited liability company interests of Residential Home Mortgage, L.L.C., a subsidiary of the Company. Holders of shares of Cumulative Tracking Preferred Stock are entitled to receive, in addition to the dividends, certain additional cash distributions that are based on the results of operations of the limited liability company. The shares of Cumulative Tracking Preferred Stock may be redeemed after December 31, 1999, at the option of the Company. The shares of Cumulative Tracking Preferred Stock rank on a parity, both as to payment of dividends and the distribution of assets on liquidation, with the Company's ESOP Preferred Stock. The Cumulative Tracking Preferred Stock ranks prior, both as to payment of dividends and the distribution of assets upon liquidation, to common stock and, if any, the Company's junior participating preferred stock. At December 31, 1997, there were two holders of record of Cumulative Tracking Preferred Stock.

ESOP CUMULATIVE CONVERTIBLE PREFERRED STOCK All shares of the Company's 1997 ESOP Cumulative Convertible Preferred Stock, 1996 ESOP Cumulative Convertible Preferred Stock, 1995 ESOP Cumulative Convertible Preferred Stock and ESOP Cumulative Convertible Preferred Stock (collectively, ESOP Preferred Stock) were issued to a trustee acting on behalf of the Norwest Corporation Savings Investment Plan and Master Savings Trust (the Plan). Dividends on the ESOP Preferred Stock are cumulative from the date of initial issuance and are payable quarterly at annual rates ranging from 8.50 percent to 10.00 percent, depending upon the year of issuance. Each share of ESOP Preferred Stock released from the unallocated reserve of the Plan is converted into shares of common stock of the Company based on the stated value of the ESOP Preferred Stock and the then current market price of the Company's common stock. The ESOP Preferred Stock is also convertible at the option of the holder at any time, unless previously redeemed. The ESOP Preferred Stock is redeemable at any time, in whole or in part, at the option of the Company at a redemption price per share equal to the higher of (a) $1,000 per share plus accrued and unpaid dividends and (b) the fair market value, as defined in the Certificates of Designation of the ESOP Preferred Stock.

CUMULATIVE CONVERTIBLE PREFERRED STOCK SERIES B (FORMER NORWEST) All shares of the Company's Cumulative Convertible Preferred Stock, Series B, $200 liquidation value per share, in the form of depositary shares, were called for redemption on September 1, 1995 at a price of $52.10 per depositary share plus accrued dividends.

10.24% CUMULATIVE PREFERRED STOCK All shares of the Company's Cumulative Preferred Stock and related depository shares, $100 liquidation value, were redeemed on January 2, 1996 at stated value.

12.

COMMON STOCK, ADDITIONAL PAID-IN CAPITAL AND STOCK PLANS

COMMON STOCK

The table below summarizes common stock reserved, issued and authorized as of December 31, 1997:

-----------------------------------------------------------------------------
                                                             Number of shares
-----------------------------------------------------------------------------
Stock incentive plans                                             124,833,025
Convertible subordinated debentures and warrants (1)               35,963,348
Dividend reinvestment and common stock purchase plans              44,930,387
Director plans                                                      2,241,196
Employee stock plans                                                7,789,532
Retirement/savings plans                                           32,877,664
                                                                -------------
   Total shares reserved                                          248,635,152
Shares issued                                                   1,630,640,939
Shares not reserved                                             2,120,723,909
                                                                -------------

   Total shares authorized                                      4,000,000,000
                                                                -------------
                                                                -------------
-----------------------------------------------------------------------------

(1) Includes warrants issued by the Company to subsidiaries to purchase shares of the Company's common stock as follows: 8,928,172 shares at $42.50 per share in 1996, 11,000,176 shares at $37.50 per share in 1995 and 16,000,000 shares at $35.00 per share in 1994.

Under the terms of mandatory convertible debt, the Company must exchange with the noteholder, or sell, various capital securities of the Company as described in Note 9.

During 1997, the Company repurchased approximately 58 million shares of its outstanding common stock and issued approximately 19 million shares under various employee benefit and dividend reinvestment plans.

DIVIDEND REINVESTMENT AND COMMON STOCK PURCHASE PLANS

The Company's dividend reinvestment and common stock purchase plans permit participants to purchase at fair market value shares of the Company's common stock by reinvestment of dividends and/or optional cash payments, subject to the terms of the respective plans.

ADDITIONAL PAID-IN CAPITAL

Repurchases that were made in connection with the former Wells Fargo & Company's stock repurchase program resulted in a reduction of the additional paid-in capital (APIC) account equal to the amount paid in repurchasing the stock, less the $5 per share representing par value that is charged to the common stock account. In order to absorb future repurchases of common stock, the former Wells Fargo & Company transferred $1 billion from Retained Earnings to APIC in 1995.

DIRECTOR PLANS

Under the Company's director plans, directors of the former Norwest receive common stock in addition to a cash retainer and directors of the former Wells Fargo may elect to receive stock options in lieu of an annual cash retainer, subject to the terms of the respective plans. Compensation expense (which, for stock options, is based on the quoted market price of the stock at the date of grant less the exercise price) is accrued as retainers are earned. Another plan for directors of the former Wells Fargo also provides for annual grants of options to purchase common stock to each non-employee director elected or re-elected at the annual meeting of shareholders. Non-employee directors who join the Board between annual meetings receive options on a prorated basis. These options have an exercise price equal to the quoted market price of the stock at the time of the grant, so they do not result in compensation expense.

EMPLOYEE STOCK PLANS

LONG-TERM INCENTIVE PLANS The Company provides for awards of incentive and nonqualified stock options, stock appreciation rights, restricted shares, share rights, performance awards and stock awards without restrictions. Employee stock options can be granted with exercise prices at or above the current quoted market price of the common stock and, in some cases and except for incentive stock options, can have terms longer than 10 years. Employee stock options generally become fully exercisable over three years from the grant date. Upon termination of employment for reasons other than retirement, permanent disability or death, the option period is reduced or the options are canceled. No compensation expense was recorded for the stock options under the plans, as the exercise price was equal to the quoted market price of the stock at the time of grant.

Loans may be made, at the discretion of the Company, to assist the participants of certain plans in the acquisition of shares under options. A stock option grant also may include the right to acquire an Accelerated Ownership Non-Qualified Stock Option ("AO"). If an option grant contains the AO feature and if a participant pays all or part of the purchase price of the option with shares of the Company's stock purchased in the market or held by the participant for at least six months, then upon exercise of the option the participant is granted an AO to purchase, at the quoted market price at the time of the AO grant, the number of shares of common stock equal to the sum of the number of shares used in payment of the exercise price and a number of shares with respect to taxes.

The holders of the restricted share rights are entitled at no cost to the shares of common stock represented by the restricted share rights held by each person five years after the restricted share rights were granted. Upon receipt of the restricted share rights, holders are entitled to receive quarterly cash payments equal to the cash dividends that would be paid on the number of common shares equal to the number of restricted share rights. Except in limited circumstances, restricted share rights are canceled upon termination of employment. In 1997, 1996 and 1995, there were 280,020, 952,330 and 697,780 restricted share rights granted, respectively, with a weighted-average grant-date fair value of $30.89, $23.69, and $17.39, respectively. The compensation expense for the restricted share rights equals the quoted market price at the time of grant and is accrued on a straight-line basis over the vesting period of five years. The total compensation expense recognized for the restricted share rights was $11 million, $10 million and $8 million in 1997, 1996 and 1995, respectively. The Company also awards restricted stock, which is not material.

ACQUIRED STOCK PLANS In connection with various acquisitions and mergers since 1992, the Company converted employee and director stock options of acquired or merged companies into stock options to purchase the Company's common stock based on the original stock option plan and the agreed-upon exchange ratio.

BROAD-BASED EMPLOYEE STOCK OPTION PLANS In 1996, the Company adopted the Best Practices (PartnerShares) Plan, a broad-based employee stock option plan covering full and part-time employees who were not participants in the long-term incentive plans described above. Options granted under the plan have an exercise date that generally is the earlier of five years after the date of grant or when the market price of stock exceeds a predetermined price. The options generally expire ten years after the date of grant. No compensation expense has been recorded for the stock options, as the exercise price was equal to or higher than the quoted market price of the stock at the time of grant.

The Company also offers participation in an employee stock purchase plan. Options to purchase 7,500,000 shares of common stock may be granted under the Employee Stock Purchase Plan (ESPP). Employees of the former Wells Fargo who have completed their introductory period of employment, except hourly employees, are eligible to participate. Certain highly compensated employees may be excluded from participation at the discretion of a committee of the Board of Directors. The ESPP provides for a purchase price of the lower of the quoted market price of the stock at the time of grant or 85% to 100% (as determined by the Board of Directors for each period) of the quoted market price at the end of a one-year period. For the current period ending July 31, 1998, the Board approved a closing purchase price of 85% of the quoted market price. The ESPP is noncompensatory and results in no expense to the Company.

The following table is a summary of the Company's stock option activity and related information for the three years ended December 31, 1997:

-------------------------------------------------------------------------------------------------------------------
                                                                 Long-Term Incentive
                                       Director Plans             and Acquired Plans             Broad-Based Plans
                               ----------------------          ---------------------          --------------------
                                             Weighted-                      Weighted-                     Weighted-
                                              average                        average                       average
                                             exercise                       exercise                      exercise
                               Number           price          Number          price          Number         price
------------------------------------------------------------------------------------------------------------------
OPTIONS OUTSTANDING AS OF
DECEMBER 31, 1994             283,070          $ 8.52      50,727,896         $ 9.84       1,434,040        $15.34
                              -------                      ----------                     ----------
1995:
   Granted                     72,640 (3)       13.48       6,567,442 (1)(4)   17.45       1,430,720 (5)     18.23
   Canceled                        --              --        (767,572)         12.44        (733,590)        15.85
   Exercised                  (20,000)           7.25      (9,238,102)          7.41        (831,370)        15.34
                              -------                      ----------                     ----------
OPTIONS OUTSTANDING AS OF
DECEMBER 31, 1995             335,710            9.67      47,289,664          11.33       1,299,800         18.23
                              -------                      ----------                     ----------
1996:
   Granted                    113,910 (3)       22.57       6,568,650 (1)(4)   21.35      11,330,580 (5)     17.43
   Acquired (2)                    --              --       9,379,334           9.33              --            --
   Canceled                        --              --        (719,358)         14.10      (1,087,990)        17.91
   Exercised                   (5,000)           6.63     (13,416,038)         10.08        (768,330)        18.23
                              -------                      ----------                     ----------
OPTIONS OUTSTANDING AS OF
DECEMBER 31, 1996             444,620           13.01      49,102,252          12.59      10,774,060         17.42
                              -------                      ----------                     ----------
1997:
   GRANTED                    103,890 (3)       23.49      29,985,212 (1)(4)   30.31      23,678,530 (5)     30.11
   CANCELED                        --              --      (1,356,735)         22.89      (3,935,110)        17.93
   EXERCISED                  (29,230)           9.87     (14,801,394)         10.30      (5,275,570)        17.57
                              -------                      ----------                     ----------
OPTIONS OUTSTANDING AS OF
DECEMBER 31, 1997             519,280          $15.28      62,929,335         $21.34      25,241,910        $29.21
                              -------          ------      ----------         ------      ----------        ------
                              -------          ------      ----------         ------      ----------        ------
Outstanding options
exercisable as of:
   DECEMBER 31, 1997          417,920          $13.23      33,930,575         $14.12       3,315,200        $16.90
   December 31, 1996          330,710            9.71      37,222,532          10.94              --            --
   December 31, 1995          263,070            8.62      30,110,268          10.22              --            --
------------------------------------------------------------------------------------------------------------------

(1) Includes 2,687,762, 2,680,800 and 1,178,276 AO grants at December 31, 1997,
    1996, and 1995, respectively.
(2) Options assumed in connection with the acquisition of First Interstate and Benson Financial Corporation.
(3) The weighted-average per share fair value of options granted was $10.26, $9.05 and $7.10 for 1997, 1996 and 1995, respectively.
(4) The weighted-average per share fair value of options granted was $5.08, $5.10 and $4.29 for 1997, 1996 and 1995, respectively.
(5) The weighted-average per share fair value of options granted was $4.92, $3.18 and $3.93 for 1997, 1996 and 1995, respectively.

The following table is a summary of selected information for the Company's stock option plans described on the preceding page:

-------------------------------------------------------------------------------------------------------
                                                                                      December 31, 1997
                                               --------------------------------------------------------
                                                     Weighted-
                                                      average                                  Weighted-
                                                    remaining                                   average
                                                  contractual                                  exercise
                                               life (in yrs.)               Number                price
--------------------------------------------------------------------------------------------------------
RANGE OF EXERCISE PRICES
DIRECTOR PLANS
   $.10
       Options outstanding/exercisable                     4.4               41,390            $     .10
   $4.46-$6.63
       Options outstanding/exercisable                     4.2               43,540                 6.48
   $7.25-$10.80
       Options outstanding/exercisable                     3.9               86,230                 8.13
   $11.94-$16.00
       Options outstanding                                 6.4              173,500                14.22
       Options exercisable                                                  152,140                14.33
   $23.64-$26.48
       Options outstanding                                 8.3              174,620                25.66
       Options exercisable                                                   94,620                24.97
LONG-TERM INCENTIVE PLANS AND ACQUIRED PLANS
   $2.24-$4.99
       Options outstanding/exercisable                     3.2              446,509                 3.77
   $2.78-$8.31
       Options outstanding/exercisable                     3.2            1,372,730                 6.40
   $5.00-$9.99
       Options outstanding/exercisable                     3.3            6,457,763                 7.57
   $10.00-$14.99
       Options outstanding/exercisable                     5.5           11,519,707                12.64
   $10.73-$15.96
       Options outstanding                                 6.4            4,676,180                12.96
       Options exercisable                                                4,639,480                12.94
   $15.00-$19.99
       Options outstanding                                 6.9            4,176,936                17.21
       Options exercisable                                                3,832,866                17.25
   $20.00-$29.99
       Options outstanding                                 8.0           10,981,332                25.89
       Options exercisable                                                4,094,042                24.06
   $30.00-$38.53
       Options outstanding                                 9.3           23,298,178                30.96
       Options exercisable                                                1,567,478                31.66
BROAD-BASED PLANS
   $16.56-$22.78
       Options outstanding/exercisable                     3.8            3,238,400                16.56
   $27.02-$31.34
       Options outstanding                                 4.8           22,003,510                31.07
       Options exercisable                                                   76,800                31.34
--------------------------------------------------------------------------------------------------------

In October 1995, the FASB issued FAS No. 123, Accounting for Stock-Based Compensation. As provided for under FAS 123, the Company elected to continue to apply the provisions of Accounting Principles Board Opinion 25, Accounting for Stock Issued to Employees, in accounting for the stock plans described above. Had compensation cost for these stock plans been determined based on the (optional) fair value method established by FAS 123, the Company's net income and earnings per share would have been reduced to the pro forma amounts indicated below.

----------------------------------------------------------------------------------------------------------------
                                                                                          Year ended December 31,
                                                                                --------------------------------
(in millions)                                                                     1997         1996         1995
----------------------------------------------------------------------------------------------------------------
Net income
   As reported                                                                  $2,499       $2,228       $1,988
   Pro forma (1)                                                                 2,448        2,210        1,983
Earnings per common share
   As reported                                                                  $ 1.50       $ 1.38       $ 1.66
   Pro forma (1)                                                                  1.43         1.36         1.65
Earnings per common share - assuming dilution
   As reported                                                                  $ 1.48       $ 1.36       $ 1.62
   Pro forma (1)                                                                  1.42         1.33         1.61
----------------------------------------------------------------------------------------------------------------

(1) The pro forma amounts noted above only reflect the effects of stock-based compensation grants made after 1994. Because stock options are granted each year and generally vest over three years, these pro forma amounts may not reflect the full effect of applying the (optional) fair value method established by FAS 123 that would be expected if all outstanding stock option grants were accounted for under this method.

The fair value of each option grant is estimated based on the date of grant using an option-pricing model. For the stock option plans, the following weighted-average assumptions were used in 1997, 1996 and 1995: expected dividend yield ranging from 1.4% to 15.5%; expected volatility ranging from 18.0% to 33.3%; risk-free interest rates ranging from 5.1% to 7.8% and expected life ranging from 1 to 5.4 years.

EMPLOYEE STOCK OWNERSHIP PLAN The Savings Investment Plan (SIP) (see Note 13) contains Employee Stock Ownership Plan (ESOP) provisions under which SIP may borrow money to purchase the Company's common or preferred stock. Beginning in 1994, the Company loaned money to SIP which has been used to purchase shares of the Company's ESOP Preferred Stock. As ESOP Preferred Stock is released and converted into common shares, compensation expense is recorded equal to the current market price of the common shares. Dividends on the common shares allocated as a result of the release and conversion of the ESOP Preferred Stock are recorded as a reduction of retained earnings and the shares are considered outstanding for purposes of earnings per share computations. Dividends on the unallocated ESOP Preferred Stock are not recorded as a reduction of retained earnings, and the shares are not considered to be common stock equivalents for purposes of earnings per share computations. Loan principal and interest payments are made from the Company's contributions to SIP, along with dividends paid on the ESOP Preferred Stock. With each principal and interest payment, a portion of the ESOP Preferred Stock is released and, after conversion of the ESOP Preferred Stock into common shares, allocated to SIP participants.

In 1989, the Company loaned money to SIP which was used to purchase shares of the Company's common stock (the 1989 ESOP shares). The Company accounts for the 1989 ESOP shares in accordance with AICPA Statement of Position 76-3. Accordingly, the Company's ESOP loans to SIP related to the purchase of the 1989 ESOP shares are recorded as a reduction of stockholders' equity, and compensation expense based on the cost of the shares is recorded as shares are released and allocated to participant's accounts. The 1989 ESOP shares are considered outstanding for purposes of earnings per share computations and dividends on the shares are recorded as a reduction to retained earnings. The 1989 ESOP shares also include ESOP shares acquired in conjunction with business combinations accounted for under the pooling of interests method of accounting. The loans from the Company to SIP are repayable in monthly installments through April 26, 1999, with interest at 8.45%. Interest income on these loans was $1 million in 1997, 1996 and 1995, and is included as a reduction in salaries and benefits expense. Total interest expense on the Series A and B ESOP Notes was $1 million, $4 million and $4 million in 1997, 1996 and 1995, respectively. Total dividends paid to SIP on ESOP shares were as follows:

-----------------------------------------------------------------------------------------------------------
(in millions)                                                                1997         1996         1995
-----------------------------------------------------------------------------------------------------------
ESOP Preferred Stock:
   Common dividends                                                           $ 4          $ 3          $ 1
   Preferred dividends                                                          4            3            4
1989 ESOP shares:
   Common dividends                                                            11            9            8
                                                                              ---          ---          ---

Total                                                                         $19          $15          $13
                                                                              ---          ---          ---
                                                                              ---          ---          ---
-----------------------------------------------------------------------------------------------------------

The ESOP shares as of December 31, 1997 and 1996 were as follows:

---------------------------------------------------------------------------------------------------------------
(in millions)                                                                         1997                 1996
---------------------------------------------------------------------------------------------------------------
ESOP Preferred Stock:
   Allocated shares (common)                                                     7,793,681            6,580,846
   Unreleased shares (preferred)                                                    76,405               58,779
1989 ESOP shares:
   Allocated shares                                                             15,555,673           15,382,122
   Unreleased shares                                                             1,053,925            1,993,978

Fair value of unearned ESOP shares                                             $     76.40          $     58.80
---------------------------------------------------------------------------------------------------------------

For information on employee stock ownership through the Tax Advantage and Retirement Plan, see Note 13.

13.

EMPLOYEE BENEFITS AND OTHER EXPENSES

RETIREMENT PLANS

The Company has two noncontributory defined benefit pension plans. One plan covers substantially all full-time employees of the former Norwest. Pension benefits provided are based on the employee's highest compensation in three consecutive years during the last ten years of employment. The Company's funding policy for these plans is to maximize the federal income tax benefits of the contributions while maintaining adequate assets to provide for both benefits earned to date and those expected to be earned in the future. The second plan, assumed from First Interstate, provides retirement benefits that are a function of both years of service and the highest average compensation for any five (consecutive) year period during the last 10 years before retirement. The funding policy for the defined benefit retirement plan is to make contributions sufficient to meet the minimum requirements set forth in the Employee Retirement Income Security Act of 1974, with additional contributions being made periodically when deemed appropriate. Pursuant to the First Interstate merger agreement, accrued benefits, as of June 30, 1996, for all participants employed as of March 28, 1996 became fully vested. Effective June 30, 1996, all accrued benefits under the plan were frozen.

The following table sets forth the funded status of the plans and amounts included in the Company's Consolidated Balance Sheet as of December 31, 1997 and 1996.

----------------------------------------------------------------------------------------------------------
                                                                                               December 31,
                                                                                      --------------------
        (in millions)                                                                  1997           1996
----------------------------------------------------------------------------------------------------------
Actuarial present value of benefit obligations:
   Vested benefit obligation                                                         $1,882         $1,668
                                                                                     ------         ------
                                                                                     ------         ------

   Accumulated benefit obligation                                                    $1,948         $1,731
                                                                                     ------         ------
                                                                                     ------         ------
Projected benefit obligation                                                         $2,141         $1,903
Plan assets at fair value (1)                                                         2,521          2,100
                                                                                     ------         ------
Plan assets in excess of projected benefit obligation                                   380            197
Unrecognized net gain                                                                  (350)          (169)
Unrecognized net transition asset                                                        (9)           (10)
Unrecognized prior service cost                                                           7             (1)
                                                                                     ------         ------
Prepaid pension asset                                                                $   28         $   17
                                                                                     ------         ------
                                                                                     ------         ------
------------------------------------------------------------------------------------------------------------

(1) Primarily invested in equity securities and bonds and obligations of the U.S. government and its agencies.

The net periodic pension cost for 1997, 1996 and 1995 included the following:

--------------------------------------------------------------------------------------------------------
                                                                                  Year ended December 31,
                                                                        --------------------------------
(in millions)                                                            1997         1996          1995
--------------------------------------------------------------------------------------------------------
        Service cost (benefits earned during the year)                  $  49        $  50         $  45
        Interest cost on projected benefit obligation                     141          110            55
        Actual return on plan assets                                     (477)        (215)         (156)
        Net amortization and deferral (1)                                 315           78           106
                                                                        -----        -----         -----
             Net periodic pension cost                                  $  28        $  23         $  50
                                                                        -----        -----         -----
                                                                        -----        -----         -----
-----------------------------------------------------------------------------------------------------------

(1) Consists primarily of the net effect, of the difference between the expected investment return and the actual investment return and the amortization of the unrecognized gains and losses over five years.

The weighted-average discount rate used in determining the projected benefit obligation was 7.0% in 1997 and ranged from 7.0% to 7.5% in 1996. The weighted-average increase in future compensation levels was 5.0% in 1997 and 1996. No increase in future compensation levels was assumed on the former First Interstate plan as all accrued benefits under the plan were frozen effective June 30, 1996. The weighted-average expected long-term rate of return on assets ranged from 8.5% to 9.0% in 1997 and from 8.0% to 8.5% in 1996.

The Company also has established grantor trusts to be used to satisfy in part its nonqualified pension benefit liabilities. The market value of these trusts was $84 million and $70 million as of December 31, 1997 and 1996, respectively, and is not included in plan assets as presented above.

The Company has two primary defined contribution plans. Under one plan covering full-time employees of the former Wells Fargo, known as the Tax Advantage and Retirement Plan (TAP), the Company makes contributions of 6% of the total of employee base salary plus payments from certain bonus plans (covered compensation). The Company also makes special transition contributions related to the termination of a prior defined benefit plan of the Company ranging from
 .5% to 5% of covered compensation for certain employees. The plan covers salaried employees with at least one year of service and contains a vesting schedule graduated from three to seven years of service. Employees hired before January 1, 1992 receive a supplemental 2% contribution and a 4% basic contribution until fully vested. When employees become 100% vested, the basic retirement contribution increases to 6% of employee-covered compensation and the supplemental 2% contributions end.

Salaried employees who have at least one year of service are eligible to contribute to TAP up to 10% of their pretax covered compensation through salary deductions under Section 401(k) of the Internal Revenue Code, although a lower contribution limit may be applied to certain employees in order to maintain the qualified status of the plan. Employees direct the investment of their TAP funds and may elect to invest in the Company's common stock. The Company makes matching contributions of up to 4% of an employee's covered compensation for those who have at least three years of service and elect to contribute under the plan. The Company partially matches contributions by employees with at least one but less than three years of service. For such employees who elect to contribute under the plan, the Company matches 50% of each dollar on the first 4% of the employee's covered compensation. The Company's matching contributions are immediately vested and are tax deductible by the Company.

The Company also sponsors the Savings Investment Plan (SIP). The plan covers the employees of the former Norwest. Each eligible SIP participant was permitted in 1997 to contribute on a before-tax basis up to 12% of the certified earnings. However, SIP participants who are also eligible to participate in the Employees' Deferred Compensation Plan were only allowed to contribute up to 6% of certified earnings. Effective January 1, 1998, participants not eligible for the Employees' Deferred Compensation Plan may contribute on a before-tax basis up to 18% of certified earnings. Contributions will be matched 100% by the Company up to 6% of the participant's certified earnings. The Company's matching contributions vest 25% per year of employment. All of the Company's matching contributions are invested in the Company's common stock. The participant's contributions may be invested in one or more of ten investment funds, including a common stock fund, at the participant's direction. The Company also maintains a Supplemental Savings Investment Plan under which amounts otherwise available for contribution to the SIP, in excess of the contribution limitations imposed by the Internal Revenue Code, are credited to an account for the participant.

A subsidiary of the Company, Norwest Financial Services, Inc., has a thrift and profit sharing plan for its employees in which eligible employees may make basic contributions of up to 6% of their compensation and supplemental contributions to an additional 4% of their compensation. Norwest Financial Services, Inc. makes a matching contribution of 25% of the basic employee contributions. Norwest Financial Services, Inc. may also make a profit sharing contribution with the amount determined by the percentage return on equity of Norwest Financial Services, Inc. and its subsidiaries.

Expenses for all defined contribution plans were $174 million, $143 million and $107 million in 1997, 1996 and 1995, respectively.

HEALTH CARE AND LIFE INSURANCE

The Company provides certain defined health care and life insurance benefits under plans for certain retired employees. Substantially all employees of the former Norwest become eligible for these benefits if they retire under a Company pension plan. The amount of subsidized health care coverage for former Wells Fargo employees who retired prior to January 1, 1993 is based upon their Medicare eligibility. The amount of subsidized health care coverage for employees who retire after December 31, 1992 is based upon their eligibility to retire as of January 1, 1993 and their years of service at the time of retirement. Active employees with an adjusted service date after September 30, 1992 are not eligible for subsidized health care coverage upon retirement.

The Company's funding policy is to realize federal income tax benefits of the contributions while maintaining adequate assets to provide for both benefits earned to date and those expected to be earned in the future. The following table sets forth the funded status of the plans and amounts included in the Company's Consolidated Balance Sheet at December 31, 1997 and 1996.

---------------------------------------------------------------------------------
                                                                      December 31,
                                                               ------------------
(in millions)                                                  1997          1996
---------------------------------------------------------------------------------
Accumulated postretirement benefit obligation:
   Retirees                                                    $267          $252
   Eligible active employees                                     14            12
   Other active employees                                       176           160
                                                               -----         ----
                                                                457           424
Plan assets at fair value (1)                                   140           124
                                                               -----         ----
Accumulated postretirement benefit obligation (APBO)
   in excess of plan assets                                     317           300
Unrecognized net gain                                            52            76
                                                               -----         ----
Accrued postretirement benefit cost                            $369          $376
                                                               -----         ----
                                                               -----         ----
---------------------------------------------------------------------------------

(1) Primarily invested in life insurance policies, equity securities and bonds and obligations of the U.S. government and U.S. agencies.

The net periodic cost for postretirement health care benefits for 1997, 1996 and 1995 included the following:

-------------------------------------------------------------------------------------------------------------
                                                                                       Year ended December 31,
                                                                                 ----------------------------
(in millions)                                                                     1997        1996       1995
-------------------------------------------------------------------------------------------------------------
Service cost (benefits attributed to service during the period)                    $14         $14        $12
Interest cost on accumulated postretirement benefit obligation                      29          27         21
Actual return on plan assets                                                       (17)        (14)       (15)
Net amortization  and deferral (1)                                                  (2)          1         10
                                                                                   ---         ---        ---
   Total                                                                           $24         $28        $28
                                                                                   ---         ---        ---
                                                                                   ---         ---        ---
-------------------------------------------------------------------------------------------------------------

(1) Consists primarily of the net effects of the difference between the expected investment return and the actual investment return and amortization of gains and losses over five years.

For measurement purposes, a health care cost trend rate was used to recognize the effect of expected changes in future health care costs due to medical inflation, utilization changes, technological changes, regulatory requirements and Medicare cost shifting. Average annual increases in the per capita cost of covered health care benefits were assumed to range from 5.5% to 10% for 1998. The rate for other coverage was assumed to decrease gradually to a range from 5.5% to 8.0% after five years and to remain at that level thereafter. Increasing the assumed health care trend by one percentage point in each year would increase the accumulated postretirement benefit obligation as of December 31, 1997 by $43 million and the aggregate of the interest cost and service cost components of the net periodic cost for 1997 by $6 million. The weighted-average discount rate used to measure the accumulated postretirement benefit obligation ranged from 6.9% to 7.0% in 1997 and from 7.0% to 7.2% in 1996. The expected long-term rate of return on plan assets after taxes was 5.4% and 4.8% in 1997 and 1996, respectively.

The Company provides postretirement life insurance to certain existing retirees. The APBO and expenses related to these benefits were not material. Employees with an adjusted service date after January 1, 1994 are not eligible for Company paid life insurance benefits.

The Company also provides health care and life insurance benefits for certain active and retired employees. The Company reserves its right to terminate these benefits at any time. The health care benefits for active eligible and retired employees are self-funded by the Company with a managed care plan or provided through health maintenance organizations (HMOs). Life insurance benefits for active eligible and retired employees are provided through an insurance company.

OTHER EXPENSES

The following table shows expenses which exceeded 1% of total interest income and noninterest income and which are not otherwise shown separately in the financial statements or notes thereto.

--------------------------------------------------------------------------------------------------------------
                                                                                        Year ended December 31,
                                                                          ------------------------------------
(in millions)                                                             1997             1996           1995
--------------------------------------------------------------------------------------------------------------
Contract services                                                         $271             $329           $185
Telecommunications                                                         241              234            133
Postage                                                                    210              206            144
Outside professional services                                              262              254            166
Outside data processing                                                    217              216            140
Advertising and promotion                                                  202              234            163
Stationery and supplies                                                    182              192            124
Travel and entertainment                                                   188              188            118

--------------------------------------------------------------------------------------------------------------

14.

INCOME TAXES

Total income taxes for the years ended December 31, 1997, 1996 and 1995 were recorded as follows:

------------------------------------------------------------------------------------------------------------
                                                                                      Year ended December 31,
                                                                       -------------------------------------
(in millions)                                                             1997             1996         1995
------------------------------------------------------------------------------------------------------------
Income taxes applicable to income before income tax expense             $1,694           $1,539       $1,213
Stockholders' equity for compensation expense for tax purposes
  in excess of amounts recognized for financial reporting purposes         (93)             (37)         (33)
Stockholders' equity for tax effect of the change in net unrealized
  gain (loss) on investment securities                                      93              (23)         487
                                                                        ------           ------       ------
        Total income taxes                                              $1,694           $1,479       $1,667
                                                                        ------           ------       ------
                                                                        ------           ------       ------
------------------------------------------------------------------------------------------------------------

The following is a summary of the components of income tax expense (benefit) applicable to income before income taxes:

---------------------------------------------------------------------
                                               Year ended December 31,
                                 ------------------------------------
(in millions)                      1997          1996            1995
---------------------------------------------------------------------
Current:
   Federal                       $1,242        $  874          $  975
   State and local                  246           161             225
   Foreign                           33            37              27
                                 ------        ------          ------
                                  1,521         1,072           1,227
                                 ------        ------          ------
Deferred:
   Federal                          147           371             (18)
   State and local                   37           100               7
   Foreign                          (11)           (4)             (3)
                                 ------        ------          ------
                                    173           467             (14)
                                 ------        ------          ------

      Total                      $1,694        $1,539          $1,213
                                 ------        ------          ------
                                 ------        ------          ------
---------------------------------------------------------------------

Amounts for the current year are based upon estimates and assumptions as of the date of this report and could vary significantly from amounts shown on the tax returns as filed. Accordingly, the variances from the amounts previously reported for 1996 are primarily a result of adjustments to conform to tax returns as filed.

The Company's income tax expense (benefit) related to investment securities gains (losses) was $21 million, $(13) million and $(22) million for 1997, 1996 and 1995, respectively.

The Company had net deferred tax liabilities of $163 million and $29 million at December 31, 1997 and 1996, respectively. The tax effect of temporary differences that gave rise to significant portions of deferred tax assets and liabilities at December 31, 1997 and 1996 are presented below:

--------------------------------------------------------------------------
                                                    Year ended December 31,
                                                    ----------------------
(in millions)                                           1997          1996
--------------------------------------------------------------------------
DEFERRED TAX ASSETS
   Allowance for loan losses                          $1,087        $1,076
   Net tax-deferred expenses                           1,137           945
   State tax expense                                      55            27
   Premises and equipment                                 35            49
   Foreclosed assets                                      30            42
   Other                                                 245           263
                                                      ------        ------

      Total deferred tax assets                        2,589         2,402
                                                      ------        ------

DEFERRED TAX LIABILITIES
   Core deposit intangible                               624           751
   Leasing                                               763           665
   Certain identifiable intangibles                       66            50
   Mark to market                                        122           160
   Mortgage servicing                                    747           483
   FAS 115 adjustment                                    271           175
   Other                                                 159           147
                                                      ------        ------
      Total deferred tax liabilities                   2,752         2,431
                                                      ------        ------

NET DEFERRED TAX LIABILITY                            $ (163)       $  (29)
                                                      -------       ------
                                                      -------       ------
--------------------------------------------------------------------------

The Company has determined that it is not required to establish a valuation reserve for any of the deferred tax assets since it is more likely than not that these assets will be principally realized through carryback to taxable income in prior years, and future reversals of existing taxable temporary differences, and, to a lesser extent, future taxable income and tax planning strategies. The Company's conclusion that it is "more likely than not" that the deferred tax assets will be realized is based on federal taxable income of over $4.7 billion in the carryback period, substantial state taxable income in the carryback period, as well as a history of growth in earnings and the prospects for continued growth.

The following is a reconciliation of the statutory federal income tax expense and rate to the effective income tax expense and rate:

---------------------------------------------------------------------------------------------------------------------
                                                                                               Year ended December 31,
                                                  -------------------------------------------------------------------
                                                                 1997                     1996                   1995
                                                  -------------------       ------------------       ----------------
(in millions)                                     AMOUNT            %       Amount           %       Amount         %
---------------------------------------------------------------------------------------------------------------------
Statutory federal income tax expense and rate     $1,468         35.0%      $1,320        35.0%      $1,121      35.0%
Change in tax rate resulting from:
   State and local taxes on income, net of
      federal income tax benefit                     162          3.8          155         4.1          152       4.7
   Amortization of goodwill not
      deductible for tax return purposes             151          3.6          118         3.1           35       1.1
   Tax exempt income                                 (37)         (.9)         (27)        (.7)         (27)      (.8)
   Other                                             (50)        (1.1)         (27)        (.7)         (68)    (2.11)
                                                  ------         ----       ------        ----       -------    -----

      Effective income tax expense and rate       $1,694         40.4%      $1,539        40.8%      $1,213      37.9%
                                                  ------         ----       ------        ----       ------     -----
                                                  ------         ----       ------        ----       ------     -----
---------------------------------------------------------------------------------------------------------------------------

The Company has not recognized a federal deferred tax liability of $36 million on $102 million of undistributed earnings of a foreign subsidiary because such earnings are indefinitely reinvested in the subsidiary and are not taxable under current law. A deferred tax liability would be recognized to the extent the Company changed its intent to not indefinitely reinvest a portion or all of such undistributed earnings. In addition, a current tax liability would be recognized if the Company recovered those undistributed earnings in a taxable manner, such as through the receipt of dividends or sale of the entity, or if the tax law changed.

15.

EARNINGS PER COMMON SHARE

On December 31, 1997, the Company adopted FAS 128, Earnings per Share. This Statement replaces the presentation of primary earnings per common share (net income applicable to common stock divided by weighted-average common shares outstanding and, if dilution is 3% or more, common stock equivalents) with a presentation of (basic) earnings per common share (net income applicable to common stock divided by weighted-average common shares outstanding). The Statement also requires dual presentation of earnings per common share and diluted earnings per common share on the face of the income statement and a reconciliation of the numerator and denominator of both earnings per common share calculations, which is presented in the table below:

---------------------------------------------------------------------------------------------------------
                                                                                    Year ended December 31,
                                                                      ------------------------------------
(in millions)                                                            1997           1996         1995
----------------------------------------------------------------------------------------------------------
Net income                                                            $  2,499        $ 2,228     $  1,988
Less: Preferred stock dividends                                             43             85           83
                                                                      --------       --------    ---------
Net income applicable to common stock                                 $  2,456        $ 2,143     $  1,905
                                                                      --------       --------    ---------
                                                                      --------       --------    ---------

EARNINGS PER COMMON SHARE
Net income applicable to common stock (numerator)                     $  2,456        $ 2,143     $  1,905
                                                                      --------       --------     --------
                                                                      --------       --------     --------
Average common shares outstanding (denominator)                        1,634.6        1,553.3      1,147.7
                                                                      --------       --------     --------
                                                                      --------       --------     --------
Per share                                                             $   1.50       $   1.38     $   1.66
                                                                      --------       --------     --------
                                                                      --------       --------     --------
DILUTED EARNINGS PER COMMON SHARE
Net income applicable to common stock (numerator)                     $  2,456       $  2,143     $  1,905
                                                                      --------       --------     --------
                                                                      --------       --------     --------
Average common shares outstanding                                      1,634.6        1,553.3      1,147.7
Add:   Stock options                                                      20.6           14.3          8.3
       Restricted share rights                                             2.6            2.9          3.0
       Convertible preferred stock                                          --             --         16.8
                                                                      --------       --------     --------
Diluted average common shares outstanding
   (denominator)                                                       1,657.8        1,570.5     1,175.8
                                                                      --------       --------     --------
                                                                      --------       --------     --------
Per share                                                             $   1.48       $   1.36     $   1.62
                                                                      --------       --------     --------
                                                                      --------       --------     --------
----------------------------------------------------------------------------------------------------------

16.

BUSINESS SEGMENTS

The Company's operations include three primary business segments: banking, mortgage banking and consumer finance. The Company, through its subsidiary banks, offers diversified banking services including retail, commercial and corporate banking, equipment leasing, and trust services; and through their affiliates offers insurance, securities brokerage, investment banking and venture capital investment. Substantially all of the former Wells Fargo's activities are included in the banking segment. Mortgage banking activities include the origination and purchase of residential mortgage loans for sale to various investors as well as providing servicing of mortgage loans for others. Consumer Finance relates to Norwest Financial (including Norwest Financial Services, Inc. and Island Finance) which provides consumer finance services, including direct installment loans to individuals, purchase of sales finance contracts, private label and lease accounts receivable financing, and other related products and services. Selected financial information by business segment for the years ended December 31, 1997, 1996 and 1995 is included in the following summary:

---------------------------------------------------------------------------------
                                               Organizational               Total
(in millions)                  Revenues (1)          earnings              assets
---------------------------------------------------------------------------------
1997:
   Banking                      $15,660                $2,085            $157,509
   Mortgage Banking               1,600                   171              17,603
   Consumer Finance               1,941                   243              10,573
                                -------                ------            --------
   Total                        $19,201                $2,499            $185,685
                                -------                ------            --------
                                -------                ------            --------

1996:
   Banking                      $14,250                $1,824            $167,266
   Mortgage Banking               1,528                   140              12,414
   Consumer Finance               1,787                   264               8,953
                                -------                ------            --------
   Total                        $17,565                $2,228            $188,633
                                -------                ------            --------
                                -------                ------            --------

1995:
   Banking                      $10,347                $1,634            $103,381
   Mortgage Banking               1,038                   105              10,253
   Consumer Finance               1,558                   249               8,566
                                -------                ------            -------
   Total                        $12,943                $1,988            $122,200
                                -------                ------            --------
                                -------                ------            --------

---------------------------------------------------------------------------------

(1) Revenues (interest income plus noninterest income), where applicable, and organizational earnings by business segment are impacted by intercompany revenues and expenses, such as interest on borrowings from the parent company, corporate service fees and allocations of federal income taxes.

The Company adopted on December 31, 1998, FAS 131, Disclosures about Segments of an Enterprise and Related Information, which supersedes FAS 14, Financial Reporting for Segments of a Business Enterprise. The Statement requires that a public business enterprise report financial and descriptive information about its reportable operating segments on the basis that is used internally for evaluating segment performance and deciding how to allocate resources to segments.

17.

MORTGAGE BANKING ACTIVITIES

The following table presents the components of mortgage banking noninterest income:

-------------------------------------------------------------------------------
                                                         Year ended December 31,
                                                     --------------------------
(in millions)                                        1997       1996       1995
-------------------------------------------------------------------------------
Origination and other closing fees                   $314       $305       $198
Servicing fees, net of amortization                   324        318        228
Net gains (losses) on sales of servicing rights        (8)        57         81
Net gains (losses) on sales of mortgages              120         13        (24)
Other                                                 177        151         69
                                                     ----       ----       ----
   Total mortgage banking noninterest
      income                                         $927       $844       $552
                                                     ----       ----       ----
                                                     ----       ----       ----
-------------------------------------------------------------------------------

Mortgage loans serviced for others are not included in the accompanying consolidated balance sheets. The outstanding balances of serviced loans were $230 billion, $202 billion and $126 billion at December 31, 1997, 1996 and 1995, respectively.

Changes in capitalized mortgage loan servicing rights for the years ended December 31, 1997, 1996 and 1995 were:

---------------------------------------------------------------------
                                              Year ended  December 31,
                                    ---------------------------------
(in millions)                        1997          1996         1995
---------------------------------------------------------------------
Balance, beginning of year          $2,957        $1,443       $  745
   Originations                        361           361          233
   Purchases                           462         1,624          852
   Sales                               (34)          (72)        (202)
   Amortization                       (513)         (364)        (179)
   Other                              (121)          (35)          (6)
                                    ------        ------       ------
                                     3,112         2,957        1,443
   Less valuation allowance            (64)          (65)         (64)
                                    ------        ------       ------
Balance, end of year                $3,048        $2,892       $1,379
                                    ------        ------       ------
                                    ------        ------       ------
---------------------------------------------------------------------

The fair value of capitalized mortgage servicing rights included in the consolidated balance sheet at December 31, 1997 was approximately $3.4 billion, calculated using discount rates ranging from 500 to 700 basis points over the ten-year U.S. Treasury rate.

Changes in the valuation allowance for capitalized mortgage servicing rights for the three years ended December 31, 1997, 1996 and 1995 were:

--------------------------------------------------------------------------------------------
                                                                     Year ended  December 31,
                                                                     -----------------------
(in millions)                                                        1997      1996     1995
--------------------------------------------------------------------------------------------
Balance, beginning of year                                            $65       $64      $--
Provision for capitalized mortgage servicing rights
   in excess of (below) fair value                                     (1)        1       64
                                                                      ---       ---      ---
Balance, end of year                                                  $64       $65      $64
                                                                      ---       ---      ---
                                                                      ---       ---      ---
--------------------------------------------------------------------------------------------

18.

PARENT COMPANY

Condensed financial information of Wells Fargo & Company (Parent) is presented below. For information regarding the Parent's long-term debt, see Note 9.

CONDENSED STATEMENT OF INCOME

-----------------------------------------------------------------------------------------------------
                                                                               Year ended December 31,
                                                                          ---------------------------
(in millions)                                                             1997        1996       1995
-----------------------------------------------------------------------------------------------------
INCOME
Dividends from subsidiaries:
   Bank                                                                  $1,282      $1,292    $1,248
   Nonbank                                                                  343         713       268
Interest income from subsidiaries                                           388         431       333
Service fees from subsidiaries                                              118         113        89

Noninterest income                                                          152         158        68
                                                                         ------      ------    ------
      Total income                                                        2,283       2,707     2,006
                                                                         ------      ------    ------

EXPENSE
Interest on:
   Short-term borrowings                                                    153         165       141
   Long-term debt                                                           364         377       279
Noninterest expense                                                         177          96       151
                                                                         ------      ------    ------
      Total expense                                                         694         638       571
                                                                         ------      ------    ------

Income before income tax benefit and
   undistributed income of subsidiaries                                   1,589       2,069     1,435
Income tax benefit (expense)                                                 16         (32)       27
Equity in undistributed income of subsidiaries:                             894         191       526
                                                                         ------      ------    ------

NET INCOME                                                               $2,499      $2,228    $1,988
                                                                         ------      ------    ------
                                                                         ------      ------    ------
-----------------------------------------------------------------------------------------------------

CONDENSED BALANCE SHEET

------------------------------------------------------------------------------
                                                                   December 31,
                                                         ---------------------
(in millions)                                               1997          1996
------------------------------------------------------------------------------
ASSETS
Cash and due from:
   Subsidiary banks                                      $   548       $    12
   Non-affiliates                                              2             3
Securities available for sale                              1,191         1,234
Advances to nonbank subsidiaries                           5,590         5,450
Loans and advances to subsidiaries:
   Bank                                                       10            24
   Nonbank                                                 1,562         1,467
Investment in subsidiaries (1):
   Bank                                                   18,045        18,150
   Nonbank                                                 2,009         2,250
Other assets                                               1,235           496
                                                         -------       -------
      Total assets                                       $30,192       $29,086
                                                         -------       -------
                                                         -------       -------

LIABILITIES AND STOCKHOLDERS' EQUITY
Short-term borrowings                                    $ 3,574       $ 2,151
Other liabilities                                            658           409
Long-term debt                                             5,805         6,384
Indebtedness to subsidiaries                                 367            81
Stockholders' equity                                      19,788        20,061
                                                         -------       -------
         Total liabilities and stockholders' equity      $30,192       $29,086
                                                         -------       -------
                                                         -------       -------
------------------------------------------------------------------------------

(1) The double leverage ratio, which represents the ratio of the Parent's total equity investment in subsidiaries to its total stockholders' equity, was 101% and 102% at December 31, 1997 and 1996, respectively.

CONDENSED STATEMENT OF CASH FLOWS

-----------------------------------------------------------------------------------------------------------
                                                                                     Year ended December 31,
                                                                       ------------------------------------
(in millions)                                                            1997            1996          1995
-----------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                          $2,499         $ 2,228       $ 1,988
   Adjustments to reconcile net income to net cash
      provided by operating activities:
         Equity in undistributed loss of subsidiaries                    (894)           (191)         (526)
         Depreciation and amortization                                     19              21            20
         Release of preferred shares to ESOP                               34              38            40
         Other assets, net                                               (798)           (103)         (147)
         Accrued expenses and other liabilities                           304             (65)          205
                                                                       ------         -------       -------
Net cash provided by operating activities                               1,164           1,928         1,580
                                                                       ------         -------       -------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Securities available for sale, net                                     131            (222)         (551)
   Advances to non-bank subsidiaries                                     (140)           (901)       (2,096)
   Principal collected on notes/loans of subsidiaries                      46             841           297
   Capital notes and term loans made to subsidiaries                     (113)           (165)       (1,319)
   Net increase in investment in subsidiaries                            (384)           (852)         (866)
                                                                       -------        --------       ------
Net cash used by investing activities                                    (460)         (1,299)       (4,535)
                                                                       -------        --------       ------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Net increase in short-term borrowings and
      indebtedness to subsidiaries                                      1,709              (6)          690
   Proceeds from issuance of long-term debt                               403           1,803         3,405
   Repayment of long-term debt                                           (981)         (1,260)         (309)
   Proceeds from issuance of common stock                                 150              82            65
   Issuance of stock warrants to subsidiaries                              --               2             1
   Redemption of preferred stock                                           --            (113)           --
   Repurchase of common stock                                            (483)           (402)         (187)
   Net decrease in ESOP loans                                               1               4            --
   Payment of cash dividends                                             (968)           (899)         (604)
                                                                        -------        --------       -----
Net cash used by financing activities                                    (169)           (789)        3,061
                                                                       -------        --------       ------
   NET CHANGE IN CASH AND CASH EQUIVALENTS                                535            (160)          106
Cash and cash equivalents at beginning of year                             15             175            69
                                                                       -------        --------       ------
CASH AND CASH EQUIVALENTS AT END OF YEAR                               $  550         $    15        $  175
                                                                       -------        --------       ------
                                                                       -------        --------       ------
Noncash investing activities:
   Transfers from investment securities held to maturity to
      securities available for sale                                    $   --         $    --        $  155
                                                                       -------        --------       ------
                                                                       -------        --------       ------
-----------------------------------------------------------------------------------------------------------

19.

LEGAL ACTIONS

In the normal course of business, the Company is at all times subject to numerous pending and threatened legal actions, some for which the relief or damages sought are substantial. After reviewing pending and threatened actions with counsel, management considers that the outcome of such actions will not have a material adverse effect on stockholders' equity of the Company; the Company is not able to predict whether the outcome of such actions may or may not have a material adverse effect on results of operations in a particular future period as the timing and amount of any resolution of such actions and its relationship to the future results of operations are not known.

20.

RISK-BASED CAPITAL

The Company and each of the subsidiary banks are subject to various regulatory capital adequacy requirements administered by the Federal Reserve Board (FRB) and the OCC, respectively. The Federal Deposit Insurance Corporation Improvement Act of 1991 (FDICIA) required that the federal regulatory agencies adopt regulations defining five capital tiers for banks: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company's financial statements.

Quantitative measures, established by the regulators to ensure capital adequacy, require that the Company and each of the subsidiary banks maintain minimum ratios (set forth in the table below) of capital to risk-weighted assets. There are two categories of capital under the guidelines. Tier 1 capital includes common stockholders' equity, qualifying preferred stock and trust preferred securities, less goodwill and certain other deductions (including the unrealized net gains and losses, after applicable taxes, on securities available for sale carried at fair value). Tier 2 capital includes preferred stock not qualifying as Tier 1 capital, mandatory convertible debt, subordinated debt, certain unsecured senior debt issued by the Parent and the allowance for loan losses, subject to limitations by the guidelines. Tier 2 capital is limited to the amount of Tier 1 capital (i.e., at least half of the total capital must be in the form of Tier 1 capital).

Under the guidelines, capital is compared to the relative risk related to the balance sheet. To derive the risk included in the balance sheet, one of four risk weights (0%, 20%, 50% and 100%) is applied to the different balance sheet and off-balance sheet assets, primarily based on the relative credit risk of the counterparty. For example, claims guaranteed by the U.S. government or one of its agencies are risk-weighted at 0%. Off-balance sheet items, such as loan commitments and derivative financial instruments, are also applied a risk weight after calculating balance sheet equivalent amounts. One of four credit conversion factors (0%, 20%, 50% and 100%) is assigned to loan commitments based on the likelihood of the off-balance sheet item becoming an asset. For example, certain loan commitments are converted at 50% and then risk-weighted at 100%. Derivative financial instruments are converted to balance sheet equivalents based on notional values, replacement costs and remaining contractual terms. (See Notes 5 and 21 for further discussion of off-balance sheet items.) The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

Management believes that, as of December 31, 1997, the Company and each of the significant subsidiary banks met all capital adequacy requirements to which they are subject.

Under the FDICIA prompt corrective action provisions applicable to banks, the most recent notification from the OCC categorized each of the significant subsidiary banks as well capitalized. To be categorized as well capitalized, the institution must maintain a total risk-based capital ratio as set forth in the following table and not be subject to a capital directive order. There are no conditions or events since that notification that management believes have changed the risk-based capital category of any of the significant subsidiary banks.

---------------------------------------------------------------------------------------------------------------------------------
                                                                                                                      For capital
                                                         Actual                                                 adequacy purposes
                                               ----------------  ----------------------------------------------------------------
(in billions)                                  Amount    Ratio                            Amount                            Ratio
---------------------------------------------------------------------------------------------------------------------------------
As of December 31, 1997:
   Total capital (to risk-weighted assets)
       Wells Fargo & Company                   $ 15.8   11.20%   greater than or equal to $ 11.3  greater than or equal to 8.00%
       Norwest Bank Minnesota, N.A.               1.7   12.41    greater than or equal to    1.1  greater than or equal to 8.00
       Wells Fargo Bank, N.A.                     7.8   11.18    greater than or equal to    5.6  greater than or equal to 8.00

   Tier 1 capital (to risk-weighted assets)
       Wells Fargo & Company                    $ 11.5   8.16%   greater than or equal to $  5.6  greater than or equal to 4.00%
       Norwest Bank Minnesota, N.A.                1.6  11.16    greater than or equal to     .6  greater than or equal to 4.00
       Wells Fargo Bank, N.A.                      5.8   8.34    greater than or equal to    2.8  greater than or equal to 4.00

    Tier 1 capital (to average assets)
     (Leverage ratio)
       Wells Fargo & Company                    $ 11.5   6.72%   greater than or equal to $ 6.9   greater than or equal to 4.00%(1)
       Norwest Bank Minnesota, N.A.                1.6   8.32    greater than or equal to    .7   greater than or equal to 4.00(1)
       Wells Fargo Bank, N.A.                      5.8   7.21    greater than or equal to   3.2   greater than or equal to 4.00(1)
----------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
                                                                                                           To be well
                                                                                                    capitalized under
                                                                                                           the FDICIA
                                                                                                    prompt corrective
                                                                                                    action provisions
                                                        -------------------------------------------------------------
                                                                               Amount                           Ratio
---------------------------------------------------------------------------------------------------------------------
As of December 31, 1997:
   Total capital (to risk-weighted assets)
      Wells Fargo & Company
      Norwest Bank Minnesota, N.A.                      greater than or equal to  $1.4  greater than or equal to 10.00%
      Wells Fargo Bank, N.A.                            greater than or equal to   7.0  greater than or equal to 10.00

   Tier 1 capital (to risk-weighted assets)
      Wells Fargo & Company
      Norwest Bank Minnesota, N.A.                      greater than or equal to  $ .8  greater than or equal to  6.00%
      Wells Fargo Bank, N.A.                            greater than or equal to   4.2  greater than or equal to  6.00

    Tier 1 capital (to average assets)
     (Leverage ratio)
      Wells Fargo & Company
      Norwest Bank Minnesota, N.A.                      greater than or equal to  $ .9  greater than or equal to  5.00%
      Wells Fargo Bank, N.A.                            greater than or equal to   4.0  greater than or equal to  5.00
---------------------------------------------------------------------------------------------------------------------

(1) The leverage ratio consists of Tier 1 capital divided by quarterly average total assets, excluding goodwill and certain other items. The minimum leverage ratio guideline is 3% for banking organizations that do not anticipate significant growth and that have well-diversified risk, excellent asset quality, high liquidity, good earnings, effective management and monitoring of market risk and, in general, are considered top-rated, strong banking organizations.

21.

DERIVATIVE FINANCIAL INSTRUMENTS

The Company enters into a variety of financial contracts, which include interest rate futures and forward contracts, interest rate floors and caps, options and interest rate swap agreements. The contract or notional amount of a derivative is used to determine, along with the other terms of the derivative, the amounts to be exchanged between the counterparties. It does not in itself represent amounts exchanged by the parties and therefore is not a measure of exposure through the use of derivatives nor of exposure to liquidity risk. The Company is primarily an end-user of these instruments. The Company also offers contracts to its customers but offsets such contracts by purchasing other financial contracts or uses the contracts for asset/liability management. To a lesser extent, the Company takes positions based on market expectations or to benefit from price differentials between financial instruments and markets.

The Company is exposed to credit risk in the event of nonperformance by counterparties to financial instruments. The Company controls the credit risk of its financial contracts, except for contracts for which credit risk is DE MINIMUS, through credit approvals, limits and monitoring procedures. Credit risk related to derivative financial instruments is considered and, if material, provided for separately from the allowance for loan losses. As the Company generally enters into transactions only with high quality counterparties, losses associated with counterparty nonperformance on derivative financial instruments have been immaterial. Further, the Company obtains collateral where appropriate and uses master netting arrangements in accordance with FASB Interpretation No. 39, Offsetting of Amounts Related to Certain Contracts, as amended by FASB Interpretation No. 41, Offsetting of Amounts Related to Certain Repurchase and Reverse Repurchase Agreements.

The following table summarizes the aggregate notional or contractual amounts, credit risk amount and net fair value for the Company's derivative financial instruments at December 31, 1997 and 1996.

---------------------------------------------------------------------------------------------------------------------------
                                                                                                                December 31,
                                         ----------------------------------------------------------------------------------
                                                                               1997                                    1996
                                         ------------------------------------------     -----------------------------------
                                          NOTIONAL OR         CREDIT     ESTIMATED    Notional or      Credit     Estimated
                                          CONTRACTUAL           RISK          FAIR    contractual        risk          fair
(in millions)                                  AMOUNT         AMOUNT(2)      VALUE         amount      amount(2)      value
---------------------------------------------------------------------------------------------------------------------------
ASSET/LIABILITY MANAGEMENT
   HEDGES
Interest rate contracts:
   Swaps (1)                                  $24,052           $424          $364        $21,729        $266          $161
   Futures                                     10,949             --            --          8,805          --            --
   Floors and caps (1)                         35,344            350           350         37,052         242           242
   Options (3)                                 11,168             12            41          6,384           4             1
   Forwards                                    27,507              6           (29)        19,844          22            20

Foreign exchange contracts:
   Forward contracts (1)                          548              1            (5)            64          --            --

CUSTOMER ACCOMMODATIONS
Interest rate contracts:
   Swaps                                        4,297             17              3          2,934         14             3
   Futures                                      2,404             --             --            893         --            --
   Floors and caps purchased (1)                4,448             22             22          2,942         15            15
   Floors and caps written                      4,567             --            (24)         3,084         --           (16)
   Options purchased (1)                           77             --             --             --         --            --
   Options written                                 27             --             --             --         --            --
   Forwards (1)                                    59              2              2             --         --            --

Commodity contracts:
   Swaps (1)                                       10              1             --              6         --            --
   Floors and caps purchased (1)                    7             --             --              2         --            --
   Floors and caps written                         10             --             --              2         --            --

Foreign exchange contracts:
   Forwards and spots (1)                       2,966             50              4          1,849         24             1
   Options purchased (1)                          116             --             --             69          1             1
   Options written                                114             --             --             63         --            (1)
---------------------------------------------------------------------------------------------------------------------------

(1) The Company anticipates performance by substantially all of the counterparties for these or the underlying financial instruments.
(2) Credit risk amounts reflect the replacement cost for those contracts in a gain position in the event of nonperformance by counterparties.
(3) The option contracts are substantially options on futures contracts which are exchange traded for which the exchange assumes the counterparty credit risk.

Interest rate futures and forward contracts are contracts in which the buyer agrees to purchase and the seller agrees to make delivery of a specific financial instrument at a predetermined price or yield. These contracts may be settled either in cash or by delivery of the underlying financial instrument. Futures contracts are standardized and are traded on exchanges. Gains and losses on futures contracts are settled daily with the exchange based on a notional principal value. The exchange assumes the risk that a counterparty will not pay and generally requires margin payments to minimize such risk. Market risks arise from movements in interest rates and security values. The Company uses 90- to 120-day futures contracts on Eurodollar deposits and U.S. Treasury notes to shorten the interest rate maturity of deposits ($5 billion at December 31, 1997) and to reduce the price risk of interest-sensitive assets ($6 billion at December 31, 1997), primarily mortgage servicing rights. Initial margin requirements on futures contracts are provided by investment securities pledged as collateral. Net deferred gains related to interest rate futures contracts were $22 million at December 31, 1997, which will be fully amortized after seven years.

Interest rate floors and caps are interest rate protection instruments that involve the payment from the seller to the buyer of an interest differential. This differential represents the difference between a short-term rate (e.g., three-month LIBOR) and an agreed-upon rate, the strike rate, applied to a notional principal amount. By purchasing a floor, the Company will be paid the differential by a counterparty, should the current short-term rate fall below the strike level of the agreement. The Company generally receives cash quarterly on purchased floors (when the current interest rate falls below the strike rate) and purchased caps (when the current interest rate exceeds the strike rate). The primary risk associated with purchased floors and caps is the ability of the counterparties to meet the terms of the contract. Of the total purchased floors and caps for asset/liability management of $35 billion at December 31, 1997, the Company had $16 billion of floors to protect variable-rate loans from a drop in interest rates. The Company also used purchased floors and caps of $14 billion at December 31, 1997 to hedge mortgage servicing rights. Cash flows from the floors offset lost future servicing revenue caused by increased levels of loan prepayments associated with lower interest rates. The remaining purchased floors and caps of $5 billion at December 31, 1997 were used to hedge interest rate risk of various other specific assets and liabilities.

Interest rate swap contracts are entered into primarily as an asset/liability management strategy to reduce interest rate risk. Interest rate swap contracts are exchanges of interest payments, such as fixed-rate payments for floating-rate payments, based on a notional principal amount. Payments related to the Company's swap contracts are made either monthly, quarterly or semi-annually by one of the parties depending on the specific terms of the related contract. While the notional amount of substantially all of the Company's swaps do not change over their lives, the Company also holds amortizing swaps ($3 billion at December 31, 1997). The notional amount of those swaps changes based on a remaining principal amount of a pool of mortgage-backed securities. Generally, as rates fall, the notional amounts decline more rapidly and as rates increase, notional amounts decline more slowly. The primary risk associated with all swaps is the exposure to movements in interest rates and the ability of the counterparties to meet the terms of the contract. At December 31, 1997, the Company had $24 billion of interest rate swaps outstanding for interest rate risk management purposes on which the Company receives payments based on fixed interest rates and makes payments based on variable rates (e.g., three-month LIBOR). Included in this amount, $11 billion was used to convert floating-rate loans into fixed-rate assets. The remaining swap contracts used for interest rate risk management of $13 billion at December 31, 1997 were used to hedge interest rate risk of various other specific assets and liabilities.

Options are contracts that grant the purchaser, for a premium payment, the right, but not the obligation, to either purchase or sell the underlying financial instrument at a set price during a period or at a specified date in the future. The writer of the option is obligated to purchase or sell the underlying financial instrument, if the purchaser chooses to exercise the option. The writer of the option receives a premium when the option is entered into and bears the risk of an unfavorable change in the price of the underlying financial instrument. Of the total options for asset/liability management of $11 billion at December 31, 1997, the Company had $10 billion of options on futures contracts hedging mortgage servicing rights. The futures exchange assumes the risk that a counterparty will not pay. Market risks arise from movements in interest rates and/or security values. The remaining options used for interest rate risk management of $1 billion at December 31, 1997 were used to hedge interest rate risk of various other specific assets.

The Company entered into mandatory and standby forward contracts and options on forward contracts to reduce interest rate risk on certain mortgage loans held for sale and other commitments. The contracts provide for the delivery of securities at a specific future date, at a specified future price or yield. The primary risk associated with these contracts is the exposure to movements in interest rates and the ability of the counterparties to meet the terms of the contract. At December 31, 1997 and 1996, the Company had forward contracts totaling $28 billion and $20 billion, respectively. The contracts mature within 180 days. The net unrealized gain (loss) on these contracts at December 31, 1997 and 1996 was ($29) million and $20 million, respectively.

22.

FAIR VALUE OF FINANCIAL INSTRUMENTS

FAS 107 requires that the Company disclose estimated fair values for its financial instruments. Fair value estimates, methods and assumptions set forth below for the Company's financial instruments are made solely to comply with the requirements of FAS 107 and should be read in conjunction with the financial statements and notes in this Supplemental Annual Report. The carrying amounts in the table are recorded in the Consolidated Balance Sheet under the indicated captions, except for the derivative financial instruments, which are recorded in the specific asset or liability balance being hedged or in other assets if the derivative financial instrument is a customer accommodation.

Fair values are based on estimates or calculations at the transaction level using present value techniques in instances where quoted market prices are not available. Because broadly traded markets do not exist for most of the Company's financial instruments, the fair value calculations attempt to incorporate the effect of current market conditions at a specific time. Fair valuations are management's estimates of the values, and they are often calculated based on current pricing policy, the economic and competitive environment, the characteristics of the financial instruments and other such factors. These calculations are subjective in nature, involve uncertainties and matters of significant judgment and do not include tax ramifications; therefore, the results cannot be determined with precision, substantiated by comparison to independent markets and may not be realized in an actual sale or immediate settlement of the instruments. There may be inherent weaknesses in any calculation technique, and changes in the underlying assumptions used, including discount rates and estimates of future cash flows, could significantly affect the results. The Company has not included certain material items in its disclosure, such as the value of the long-term relationships with the Company's deposit, credit card and trust customers, since these intangibles are not financial instruments. For all of these reasons, the aggregation of the fair value calculations presented herein do not represent, and should not be construed to represent, the underlying value of the Company.

The following table presents a summary of the Company's financial instruments, as defined by FAS 107:

------------------------------------------------------------------------------------------------------------------
                                                                                                       December 31,
                                                               ---------------------------------------------------
                                                                                1997                          1996
                                                               ----------------------    -------------------------
                                                               CARRYING    ESTIMATED        Carrying     Estimated
(in millions)                                                    AMOUNT   FAIR VALUE          amount    fair value
------------------------------------------------------------------------------------------------------------------
FINANCIAL ASSETS
Mortgages held for sale                                        $  9,706     $  9,821        $  6,529      $  6,529
Loans, net (1)                                                  103,039      105,110         102,485       104,019
Nonmarketable equity investments                                  1,860        2,101           1,797         2,106

FINANCIAL LIABILITIES
Deposits                                                       $127,656     $127,695        $131,951      $132,016
Long-term debt (2)                                               17,260       17,293          18,059        17,929
Guaranteed preferred beneficial interests in Company's
  subordinated debentures                                         1,299        1,339           1,150         1,151

DERIVATIVE FINANCIAL INSTRUMENTS (3)
Interest rate contracts:
  Floors and caps purchased                                    $    240     $    372        $    242      $    257
  Floors and caps written                                           (24)         (24)            (16)          (16)
  Options purchased                                                  34           64              33            14
  Options written                                                   (23)         (23)            (13)          (13)
  Swaps                                                               1          367               1           164
  Forwards                                                          (29)         (27)             20            20
Foreign exchange contracts                                            5           (1)              1             1
------------------------------------------------------------------------------------------------------------------

(1) Loans are net of deferred fees on loan commitments and standby letters of credit of $210 million and $216 million at December 31, 1997 and 1996, respectively.
(2) The carrying amount and fair value exclude obligations under capital leases of $75 million and $83 million at December 31, 1997 and 1996, respectively.
(3) The carrying amounts include unamortized fees paid or received, deferred gains or losses and gains or losses on derivative financial instruments receiving mark-to-market treatment.

FINANCIAL ASSETS

SHORT-TERM FINANCIAL ASSETS

This category includes cash and due from banks, federal funds sold and securities purchased under resale agreements and due from customers on acceptances. The carrying amount is a reasonable estimate of fair value because of the relatively short period of time between the origination of the instrument and its expected realization.

SECURITIES AVAILABLE FOR SALE

Securities available for sale at December 31, 1997 and 1996 are set forth in
Note 4.

LOANS

The fair valuation calculation process differentiates loans based on their financial characteristics, such as product classification, loan category, pricing features and remaining maturity. Prepayment estimates are evaluated by product and loan rate. Discount rates presented in the paragraphs below have a wide range due to the Company's mix of fixed- and variable-rate products. The Company used variable discount rates which incorporate relative credit quality to reflect the credit risk, where appropriate, on the fair value calculation.

The fair value of commercial loans, other real estate mortgage loans and real estate construction loans is calculated by discounting contractual cash flows using discount rates that reflect the Company's current pricing for loans with similar characteristics and remaining maturity. Most of the discount rates for commercial loans, other real estate mortgage loans and real estate construction loans are between 7.75% and 10.0%, 7.75% and 11.25%, and 7.25% and 9.75%,
respectively, at December 31, 1997. Most of the discount rates for the same portfolios in 1996 were between 7.75% and 9.5%, 7.75% and 12.25%, and 7.75% and 11.0%, respectively.

For real estate 1-4 family first and junior lien mortgages, fair value is calculated by discounting contractual cash flows, adjusted for prepayment estimates, using discount rates based on current industry pricing for loans of similar size, type, remaining maturity and repricing characteristics. Most of the discount rates applied to this portfolio are between 5.5% and 7.75% at December 31, 1997 and 5.5% and 8.5% at December 31, 1996.

For credit card loans, the portfolio's yield is equal to the Company's current pricing and, therefore, the fair value is equal to book value.

For other consumer loans, the fair value is calculated by discounting the contractual cash flows, adjusted for prepayment estimates, based on the current rates offered by the Company for loans with similar characteristics. Most of the discount rates applied to this portfolio are between 7.75% and 10.0% at December 31, 1997 and 8.0% and 10.5% at December 31, 1996.

For auto lease financing, the fair value is calculated by discounting the contractual cash flows at the Company's current pricing for items of similar remaining term, without including any tax benefits. The discount rate applied to this portfolio was 8.45% at December 31, 1997 and 8.22% at December 31, 1996.

Commitments, standby letters of credit and commercial and similar letters of credit not included in the previous table have contractual values of $71,074 million, $3,716 million and $751 million, respectively, at December 31, 1997, and $65,428 million, $4,098 million and $690 million, respectively, at December 31, 1996. These instruments generate ongoing fees at the Company's current pricing levels. Of the commitments at December 31, 1997, 49% mature within one year.

NONMARKETABLE EQUITY INVESTMENTS

There are restrictions on the sale and/or liquidation of the Company's nonmarketable equity investments, which is generally in the form of limited partnerships; and the Company has no direct control over the investment decisions of the limited partnerships. To estimate fair value, a significant portion of the underlying limited partnerships' investments are valued based on market quotes.

FINANCIAL LIABILITIES

DEPOSIT LIABILITIES

FAS 107 states that the fair value of deposits with no stated maturity, such as noninterest-bearing demand deposits, interest-bearing checking and market rate and other savings, is equal to the amount payable on demand at the measurement date. Although the FASB's requirement for these categories is not consistent with the market practice of using prevailing interest rates to value these amounts, the amount included for these deposits in the previous table is their carrying value at December 31, 1997 and 1996. The fair value of other time deposits is calculated based on the discounted value of contractual cash flows. The discount rate is estimated using the rates currently offered for like deposits with similar remaining maturities.

SHORT-TERM FINANCIAL LIABILITIES

This category includes federal funds purchased and securities sold under repurchase agreements, commercial paper and other short-term borrowings. The carrying amount is a reasonable estimate of fair value because of the relatively short period of time between the origination of the instrument and its expected realization.

LONG-TERM DEBT

The fair value of the Company's underwritten long-term debt is estimated based on the quoted market prices of the instruments. The fair value of the medium-term note programs, which are part of long-term debt, is calculated based on the discounted value of contractual cash flows. The discount rate is estimated using the rates currently offered for new notes with similar remaining maturities.

GUARANTEED PREFERRED BENEFICIAL INTERESTS IN COMPANY'S
SUBORDINATED  DEBENTURES

The fair value of the Company's trust preferred securities is estimated based on the quoted market prices of the instruments.

DERIVATIVE FINANCIAL INSTRUMENTS

The fair value of derivative financial instruments is based on the estimated amounts that the Company would receive or pay to terminate the contracts at the reporting date (i.e., mark-to-market value). Dealer quotes are available for substantially all of the Company's derivative financial instruments.

LIMITATIONS

These fair value disclosures are made solely to comply with the requirements of FAS 107. The calculations represent management's best estimates; however, due to the lack of broad markets and the significant items excluded from this disclosure, the calculations do not represent the underlying value of the Company. The information presented is based on fair value calculations and market quotes as of December 31, 1997 and 1996. These amounts have not been updated since year end; therefore, the valuations may have changed significantly since that point in time.

As discussed above, certain of the Company's asset and liability financial instruments are short-term, and therefore, the carrying amounts in the consolidated balance sheets approximate fair value. Other significant assets and liabilities, which are not considered financial assets or liabilities and for which fair values have not been estimated, include premises and equipment, goodwill and other intangibles, deferred taxes and other liabilities.

INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders of Wells Fargo & Company:

We have audited the accompanying supplemental consolidated balance sheet of Wells Fargo & Company and Subsidiaries as of December 31, 1997 and 1996, and the related supplemental consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997. These supplemental consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these supplemental consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The supplemental consolidated financial statements give retroactive effect to the merger of the former Wells Fargo & Company and Norwest Corporation on November 2, 1998, which has been accounted for as a pooling-of-interests as described in Note 1 to the supplemental consolidated financial statements. Generally accepted accounting principles proscribe giving effect to a consummated business combination accounted for by the pooling-of-interests method in financial statements that do not include the date of consummation. These financial statements do not extend through the date of consummation. However, they will become the historical consolidated financial statements of Wells Fargo & Company and Subsidiaries after financial statements covering the date of consummation of the business combination are issued.

In our opinion, the supplemental consolidated financial statements referred to above present fairly, in all material respects, the financial position of Wells Fargo & Company and Subsidiaries as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1997, in conformity with generally accepted accounting principles applicable after financial statements are issued for a period which includes the date of consummation of the business combination.


KPMG LLP
Certified Public Accountants

San Francisco, California
January 19, 1999

                            QUARTERLY FINANCIAL DATA
                     WELLS FARGO & COMPANY AND SUBSIDIARIES
              CONDENSED CONSOLIDATED STATEMENT OF INCOME--QUARTERLY

------------------------------------------------------------------------------------------------------------------------------------
                                                                                   1997                                         1996
                                                                          QUARTER ENDED                                Quarter ended
                                               ----------------------------------------    -----------------------------------------
(in millions)                                  DEC. 31   SEPT. 30    JUNE 30    MAR. 31    Dec. 31   Sept. 30    June 30     Mar. 31
------------------------------------------------------------------------------------------------------------------------------------
INTEREST INCOME                                $ 3,445    $ 3,400    $ 3,377    $ 3,380    $ 3,420    $ 3,458    $ 3,433     $ 2,530
INTEREST EXPENSE                                 1,263      1,251      1,230      1,210      1,224      1,215      1,216         963
                                               -------    -------    -------    -------    -------    -------    -------     -------

NET INTEREST INCOME                              2,182      2,149      2,147      2,170      2,196      2,243      2,217       1,567

Provision for loan losses                          343        320        263        214        183        141         88          88
                                               -------    -------    -------    -------    -------    -------    -------     -------
Net interest income after
   provision for loan losses                     1,839      1,829      1,884      1,956      2,013      2,102      2,129       1,479
                                               -------    -------    -------    -------    -------    -------    -------     -------

NONINTEREST INCOME
Service charges on deposit accounts                315        311        308        310        324        339        338         197
Trust and investment fees and commissions          244        247        235        228        216        204        207         148
Credit card fee revenue                            126        119        107         96         91         92         93          74
Other fees and commissions                         213        214        206        193        196        186        187         120
Mortgage banking                                   258        254        188        226        234        206        227         176
Insurance                                           72         74        100         90         69         68         73          70
Net venture capital gains                           26         53         93         19         88         36         66          66
Net gains (losses) on securities
   available for sale                               50         22         22          5         22          9        (31)         12
Other                                              156        122        162        134         46        119        116          39
                                               -------    -------    -------    -------    -------    -------    -------     -------
   Total noninterest income                      1,460      1,416      1,421      1,301      1,286      1,259      1,276         902
                                               -------    -------    -------    -------    -------    -------    -------     -------

NONINTEREST EXPENSE
Salaries and benefits                              979        958        933        940      1,013        966        962         682
Net occupancy                                      181        179        176        183        194        183        186         125
Equipment                                          195        181        187        176        223        183        192         126
Goodwill                                           112        103        113        105        103        102        101          33
Core deposit intangible                             67         68         71         67         79         83         87          15
Operating losses                                    72         62        190         50         91         45         34          19
Other                                              633        634        686        612        868        760        720         503
                                               -------    -------    -------    -------    -------    -------    -------     -------
   Total noninterest expense                     2,239      2,185      2,356      2,133      2,571      2,322      2,282       1,503
                                               -------    -------    -------    -------    -------    -------    -------     -------

INCOME BEFORE INCOME TAX
   EXPENSE                                       1,060      1,060        949      1,124        728      1,039      1,123         878
Income tax expense                                 410        430        392        462        297        428        473         342
                                               -------    -------    -------    -------    -------    -------    -------     -------

NET INCOME                                     $   650    $   630    $   557    $   662    $   431    $   611    $   650     $   536
                                               -------    -------    -------    -------    -------    -------    -------     -------
                                               -------    -------    -------    -------    -------    -------    -------     -------

NET INCOME APPLICABLE TO
   COMMON STOCK                                $   640    $   619    $   546    $   650    $   407    $   589    $   626     $   522
                                               -------    -------    -------    -------    -------    -------    -------     -------
                                               -------    -------    -------    -------    -------    -------    -------     -------

EARNINGS PER COMMON SHARE                      $   .40    $   .38    $   .33    $   .39    $   .24    $   .35    $   .37     $   .44
                                               -------    -------    -------    -------    -------    -------    -------     -------
                                               -------    -------    -------    -------    -------    -------    -------     -------

DILUTED EARNINGS
   PER COMMON SHARE                            $   .39    $   .38    $   .33    $   .39    $   .24    $   .35    $   .37     $   .44
                                               -------    -------    -------    -------    -------    -------    -------     -------
                                               -------    -------    -------    -------    -------    -------    -------     -------

DIVIDENDS DECLARED PER
   COMMON SHARE                                $  .165    $  .150    $  .150    $  .150    $  .135    $  .135    $  .135     $  .120
                                               -------    -------    -------    -------    -------    -------    -------     -------
                                               -------    -------    -------    -------    -------    -------    -------     -------

Average common shares outstanding              1,621.1    1,623.6    1,639.1    1,654.8    1,660.8    1,678.6    1,689.0      1184.8
                                               -------    -------    -------    -------    -------    -------    -------      ------
                                               -------    -------    -------    -------    -------    -------    -------      ------

Diluted average common
   shares outstanding                          1,641.9    1,646.4    1,663.1    1,679.7    1,680.3    1,696.0    1,702.2      1198.4
                                               -------    -------    -------    -------    -------    -------    -------      ------
                                               -------    -------    -------    -------    -------    -------    -------      ------
------------------------------------------------------------------------------------------------------------------------------------

AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) -- QUARTERLY (1)(2)

-----------------------------------------------------------------------------------------------------------------------
                                                                        QUARTER ENDED                     Quarter ended
                                                                    DECEMBER 31, 1997                 December 31, 1996
                                                           --------------------------        --------------------------
                                                                             INTEREST                          Interest
                                                           AVERAGE   YIELDS/   INCOME/       Average   Yields/   income/
(in millions)                                              BALANCE    RATES    EXPENSE       balance    rates   expense
------------------------------------------------------------------------------------------------------------------------
EARNING ASSETS
Federal funds sold and securities purchased
   under resale agreements                                  $    909     5.42%   $   12       $  2,945     5.50%   $   41
Securities available for sale (3):
   Securities of U.S. Treasury and federal agencies            3,906     6.13        60          3,954     6.05        60
   Securities of U.S. states and political subdivisions        1,513     8.38        31            973     8.80        21
   Mortgage-backed securities
      Federal agencies                                        18,874     7.15       331         20,409     7.09       360
      Private collateralized mortgage obligations              2,706     6.82        46          3,259     6.81        55
                                                            --------             ------       --------             ------
         Total mortgage-backed securities                     21,580     7.11       377         23,668     7.05       415
   Other securities                                            1,331     4.80        17          1,644     5.01        20
                                                            --------             ------       --------             ------
         Total securities available for sale                  28,330     6.92       485         30,239     6.87       516

Loans held for sale (3)                                        4,078     8.08        82          3,435     8.26        71
Mortgages held for sale (3)                                    8,281     7.21       149          5,829     7.36       107
Loans:
   Commercial                                                 30,640     9.14       705         30,060     9.10       687
   Real estate 1-4 family first mortgage                      15,102     8.86       340         16,841     8.61       361
   Other real estate mortgage                                 16,204     9.36       382         16,585     9.45       394
   Real estate construction                                    3,366     9.64        82          3,228    10.30        84
   Consumer:
     Real estate 1-4 family junior lien mortgage               9,990     9.56       227          9,777     9.45       227
     Credit card                                               6,542    14.66       240          6,882    14.84       256
     Other revolving credit and monthly payment               17,414    12.76       557         17,627    12.12       534
                                                            --------             ------       --------             ------
       Total consumer                                         33,946    12.54     1,024         34,286    12.18     1,107
   Lease financing                                             4,782     8.43       101          3,719     8.14        76
   Foreign                                                     1,015    20.94        53          1,013    20.07        51
                                                            --------             ------       --------             ------
         Total loans (4)                                     105,055    10.19     2,687        105,732    10.07     2,670
Other                                                          2,666     6.18        41          1,943     5.62        27
                                                            --------             ------       --------             ------
         Total earning assets                               $149,319     9.25     3,456       $150,123     9.13     3,432
                                                            ========             ------       ========             ------

FUNDING SOURCES
Deposits:
   Interest-bearing checking                                $  2,172     2.02        11       $  4,766     1.52        18
   Market rate and other savings                              50,991     2.61       336         51,168     2.68       344
   Savings certificates                                       28,351     5.34       381         28,598     5.23       376
   Other time deposits                                         3,955     5.66        56          3,552     5.77        52
   Deposits in foreign offices                                   866     4.50        10            544     3.78         5
                                                            --------             ------       --------             ------
      Total interest-bearing deposits                         86,335     3.65       794         88,628     3.57       795
Short-term borrowings                                         11,757     5.47       162         10,046     5.25       133
Long-term debt                                                17,465     6.41       280         18,479     6.26       290
Guaranteed preferred beneficial interests in Company's
   subordinated debentures                                     1,298     7.81        25            326     7.82         6
                                                            --------             ------       --------             ------
        Total interest-bearing liabilities                   116,855     4.29     1,261        117,479     4.15     1,224
Portion of noninterest-bearing funding sources                32,464       --        --         32,644       --        --
                                                            --------             ------       --------             ------
          Total funding sources                             $149,319     3.37     1,261       $150,123     3.25     1,224
                                                            ========                          ========
NET INTEREST MARGIN AND NET INTEREST INCOME ON
  A TAXABLE-EQUIVALENT BASIS (5)                                         5.88%   $2,195                    5.88%   $2,208
                                                                        =====    ======                   =====    ======
NONINTEREST-EARNING ASSETS
Cash and due from banks                                     $ 10,852                          $ 14,037
Goodwill                                                       8,123                             8,248
Other                                                         12,949                            14,006
                                                            --------                          --------
          Total noninterest-earning assets                  $ 31,924                          $ 36,291
                                                            ========                          ========

NONINTEREST-BEARING FUNDING SOURCES
Deposits                                                    $ 38,127                          $ 41,222
Other liabilities                                              6,440                             7,077
Preferred stockholders' equity                                   463                             1,122
Common stockholders' equity                                   19,358                            19,516
Noninterest-bearing funding sources used to
   fund earning assets                                       (32,464)                          (32,644)
                                                            --------                          --------
          Net noninterest-bearing funding sources           $ 31,924                          $ 36,293
                                                            ========                          ========
TOTAL ASSETS                                                $181,243                          $186,414
                                                            ========                          ========
---------------------------------------------------------------------------------------------------------------------------

(1) The average prime rate of the Company was 8.50% and 8.25% for the quarters ended December 31, 1997 and 1996, respectively. The average three-month London Interbank Offered Rate (LIBOR) was 5.84% and 5.53% for the same quarters, respectively.
(2) Interest rates and amounts include the effects of hedge risk management associated with respective asset and liability categories.
(3)  Yields are based on amortized cost balances.
(4) Nonaccrual loans and related income are included in their respective loan categories.
(5) Includes taxable-equivalent adjustments that primarily relate to income on certain loans and securities that is exempt from federal and applicable state income taxes. The federal statutory tax rate was 35% for both quarters presented.